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                                                                     Exhibit 2.1
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                                                                  Execution Copy

                              ACQUISITION AGREEMENT

                                 by and between

                               US DIAGNOSTIC INC.,

                                   as Seller,

            USD PAYMENT CORPORATION, INC., as an affiliate of Seller,

                    MEDICAL IMAGING CENTERS OF AMERICA, INC.,
                            MEDITEK INDUSTRIES, INC.,
                               MICA PACIFIC, INC.,
                                MICA CAL I, INC.,
                                MICA FLO I, INC.,
                            as Selling Subsidiaries,

                                       and

                          DVI FINANCIAL SERVICES INC.,

                                  as Purchaser

                         Dated as of September 12, 2002


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
ARTICLE I      PURCHASE AND SALE OF ASSETS..................................................................................2

     Section 1.1     Acquired Assets........................................................................................2

     Section 1.2     Excluded Assets........................................................................................5

     Section 1.3     Assumed Liabilities....................................................................................6

     Section 1.4     Excluded Liabilities...................................................................................7

     Section 1.5     Purchase Price.........................................................................................9

     Section 1.6     Purchase Price Adjustment..............................................................................9

     Section 1.7     Allocation of Purchase Price for Tax Purposes..........................................................9

     Section 1.8     Escrow Agreement.......................................................................................9

     Section 1.9     Transition Services; License of Names.................................................................10

ARTICLE II     THE CLOSING.................................................................................................10

     Section 2.1     Closing...............................................................................................10

     Section 2.2     Deliveries at Closing.................................................................................10

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF THE SELLER AND SELLING SUBSIDIARIES.......................................12

     Section 3.1     Organization..........................................................................................12

     Section 3.2     Capitalization of Certain Subsidiaries................................................................13

     Section 3.3     Authority; Enforceability.............................................................................13

     Section 3.4     Consents and Approvals................................................................................13

     Section 3.5     No Conflicts..........................................................................................14

     Section 3.6     Compliance with Applicable Laws.......................................................................14

     Section 3.7     Permits...............................................................................................14

     Section 3.9     Regulatory Compliance.................................................................................17

     Section 3.10    Contracts and Equipment...............................................................................17

     Section 3.11    Financial Information; Access to General Information..................................................20

     Section 3.12    Sufficiency and Condition of Assets; Assets of USD Payment Corp.......................................22

     Section 3.13    Supplies; Accounts Receivable.........................................................................22

     Section 3.14    Conduct of Business; Absence of Certain Changes or Events.............................................23

     Section 3.15    Title to Property.....................................................................................26

     Section 3.16    Litigation............................................................................................26

     Section 3.17    Real Property.........................................................................................26

     Section 3.18    Intellectual Property.................................................................................27

     Section 3.19    Employment and Labor Matters..........................................................................29


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
     Section 3.20    Employee Benefits.....................................................................................32

     Section 3.21    Taxes.................................................................................................35

     Section 3.22    Environmental Compliance..............................................................................36

     Section 3.23    Substantial Payors and Suppliers......................................................................37

     Section 3.24    Audits................................................................................................38

     Section 3.25    No Outstanding Guarantees or Pledges..................................................................38

     Section 3.26    Transactions with Related Persons.....................................................................38

     Section 3.27    Books and Records.....................................................................................38

     Section 3.28    Insurance.............................................................................................38

     Section 3.29    Tangible Personal Property............................................................................39

     Section 3.30    Brokers...............................................................................................39

     Section 3.31    Disclosure............................................................................................39

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.............................................................39

     Section 4.1     Organization..........................................................................................39

     Section 4.2     Authority Relative to this Agreement..................................................................40

     Section 4.3     Consents and Approvals................................................................................40

     Section 4.4     No Violations.........................................................................................40

     Section 4.5     Brokers...............................................................................................40

     Section 4.6     Financial Resources...................................................................................40

ARTICLE V      COVENANTS...................................................................................................40

     Section 5.1     Bankruptcy Actions....................................................................................40

     Section 5.2     Bidding Procedures....................................................................................43

     Section 5.3     Compliance With Bidding Procedures Process; No Solicitation of
                     Transactions; Maintenance of Confidentiality..........................................................44

     Section 5.4     Conduct of Business by the Seller Pending the Closing.................................................45

     Section 5.5     Access and Information................................................................................47

     Section 5.6     Approvals and Consents; Notification; Material Adverse Change.........................................48

     Section 5.7     Employee Matters......................................................................................49

     Section 5.8     Disclosure and Status of Material Contracts of Acquired Centers and Acquired Subsidiaries.............50

     Section 5.9     Books and Records.....................................................................................50

     Section 5.10    Releases, Covenants Not to Sue, and Discharges........................................................51

     Section 5.11    Cure Assumed Contracts................................................................................54

     Section 5.12    WARN Act..............................................................................................54


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
     Section 5.13    Transition Services Agreement and Collection Services Agreement.......................................54

     Section 5.14    Certain Covenants of USD Payment Corp.................................................................54

ARTICLE VI     CONDITIONS PRECEDENT........................................................................................54

     Section 6.1     Conditions Precedent to Obligations of the Seller, Selling Subsidiaries and the Purchaser.............54

     Section 6.2     Conditions Precedent to Obligations of the Seller and the Selling Subsidiaries........................56

     Section 6.3     Conditions Precedent to Obligations of the Purchaser..................................................57

ARTICLE VII    TERMINATION, AMENDMENT, AND WAIVER..........................................................................59

     Section 7.1     Termination by Mutual Consent.........................................................................59

     Section 7.2     Termination by Either the Purchaser or the Seller.....................................................59

     Section 7.3     Termination by the Purchaser..........................................................................59

     Section 7.4     Termination by the Seller.............................................................................59

     Section 7.5     Effect of Termination and Abandonment.................................................................60

ARTICLE VIII   GENERAL PROVISIONS..........................................................................................60

     Section 8.1     Indemnification.......................................................................................60

     Section 8.2     Claims Against Escrow Account other than for Indemnification..........................................63

     Section 8.3     Tax Matters; 338 Election.............................................................................64

     Section 8.4     Notices...............................................................................................65

     Section 8.5     Descriptive Headings..................................................................................66

     Section 8.6     Entire Agreement; Assignment..........................................................................67

     Section 8.7     Governing Law.........................................................................................67

     Section 8.8     Expenses..............................................................................................67

     Section 8.9     Amendment.............................................................................................67

     Section 8.10    Waiver................................................................................................67

     Section 8.11    Counterparts; Effectiveness...........................................................................67

     Section 8.12    Severability; Validity; Parties in Interest...........................................................67

     Section 8.13    Public Announcements..................................................................................68

     Section 8.14    Further Assurances....................................................................................68

     Section 8.15    Transfers Not Effected as of Closing..................................................................68

     Section 8.16    Appointment of Agent for Seller Entities..............................................................69

ARTICLE IX     DEFINITIONS.................................................................................................70


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TABLE OF SCHEDULES
------------------

Schedule A                   Acquired Subsidiaries
Schedule B                   Acquired Centers
Schedule C                   Retained Centers
Schedule 1.2(b)              Excluded Supply Contracts
Schedule 1.2(c )             Excluded Maintenance Contracts
Schedule 1.2(e)              Excluded Employment Related Contracts
Schedule 1.2(h)              Real Property on which Retained Centers are Located
Schedule 3.2                 Capitalization of Certain Subsidiaries
Schedule 3.4                 Consents and Approvals
Schedule 3.6                 Compliance with Applicable Laws
Schedule 3.7                 Permits and Third-Party Licenses
Schedule 3.8(a)              Compliance with Medicare and Medicaid
Schedule 3.8(b)              Reimbursement for Medicare and Medicaid
Schedule 3.8(d)              Certifications to Participate in Material Payor Programs
Schedule 3.8(e)              Material Payor Participation
Schedule 3.8(f)              Reimbursement for Material Payor Programs
Schedule 3.8(g)              Accreditation
Schedule 3.8(h)              Settlement or Corporate Integrity Agreements
Schedule 3.8(i)              Medical Records
Schedule 3.8(j)              Operations
Schedule 3.9                 Regulatory Compliance
Schedule 3.10(a)(1)          Assumed Contracts
Schedule 3.10(a)(2)          All Other Contracts
Schedule 3.10(b)             Cure Amount
Schedule 3.10(d)             Current Government Contracts
Schedule 3.11(a)             Financial Statements
Schedule 3.11(b)             Undisclosed Liabilities
Schedule 3.12(a)             Sufficiency and Condition of Assets
Schedule 3.12(b)             Security Interests
Schedule 3.13(a)             Supplies
Schedule 3.13(b)             Accounts Receivable
Schedule 3.14(a)             Material Adverse Changes
Schedule 3.14(a)(iv)         MAC - Contracts
Schedule 3.14(a)(v)          MAC - Specific Contracts
Schedule 3.14(b)             Conduct of Business; Absence of Certain Other Changes and Events
Schedule 3.15                Title to Property
Schedule 3.16                Litigation
Schedule 3.17(a)             Real Property
Schedule 3.17(b)             Compliance with Zoning Laws
Schedule 3.17(c)             Utilities
Schedule 3.17(d)             Improvements
Schedule 3.18(a)             Intellectual Property
Schedule 3.18(b)             IP License Agreements
Schedule 3.18(c)             Use and Infringement of Intellectual Property
Schedule 3.19(a)             Employment and Labor Matters


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
Schedule 3.19(b)             WARN Act
Schedule 3.19(c)             Selected and Certain Other Employees
Schedule 3.19(d)             Agreements Concerning Employees
Schedule 3.20(a)             Employee Benefit Plans
Schedule 3.20(b)             Employee Benefit Plans Compliance with Laws
Schedule 3.20(c)             Seller Plans Compliance with Laws
Schedule 3.20(e)             Liabilities to Employment Regulatory Bodies
Schedule 3.20(f)             Filings in Respect of Seller Plans
Schedule 3.20(g)             Severance Pay; Accelerated Vesting of Benefits
Schedule 3.20(h)             COBRA
Schedule 3.20(i)             Retiree Benefits
Schedule 3.21(a)             Tax Returns
Schedule 3.21(b)             Audits
Schedule 3.21(e)             Tax Liens
Schedule 3.22                Environmental Compliance
Schedule 3.23                Substantial Payors and Suppliers
Schedule 3.25                Outstanding Guarantees or Pledges
Schedule 3.26                Transactions with Related Persons
Schedule 3.28                Insurance
Schedule 3.29                Tangible Personal Property
Schedule 5.4                 Conduct of Business by Seller Entities Pending Closing
Schedule 5.8                 Material Acquired Center/Subsidiary Contracts

TABLE OF EXHIBITS

Exhibit A                    Form of Bill of Sale
Exhibit B                    Form of Assignment and Assumption Agreement
Exhibit C                    Form of Bid Procedures Order
Exhibit D                    Form of Sale Approval Order
Exhibit E                    Bidding Procedures
Exhibit F                    Form of Escrow Agreement
Exhibit G                    Budget
Exhibit H                    Form of License Agreement


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                              ACQUISITION AGREEMENT

                  THIS ACQUISITION AGREEMENT, dated as of September 12, 2002 (the "Agreement"), is made by and between (i) US Diagnostic Inc., a Delaware corporation (the "Seller"), (ii) USD Payment Corporation, Inc., a Florida corporation ("USD Payment Corp."), (iii) Medical Imaging Centers of America, Inc., a California corporation, Meditek Industries, Inc., a Florida corporation, MICA Pacific, Inc., a California corporation, MICA Cal I, Inc., a California corporation, and MICA Flo I, Inc., a California corporation (collectively, the "Selling Subsidiaries"), and (iv) DVI Financial Services Inc., a Delaware corporation, or its designated wholly-owned subsidiary or Affiliate (the "Purchaser"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Article IX.

                  WHEREAS, the Seller is engaged (either directly or indirectly through one or more wholly-owned direct or indirect subsidiaries) in the business of operating 21 outpatient diagnostic imaging and related facilities (the "Business");

                  WHEREAS, the Seller, along with certain of the Seller Debtor Entities, intends to file (the "Bankruptcy Filing") voluntary petitions (the "Petitions") for relief (the "Bankruptcy Cases") under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. ss. 101, et seq., as amended (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of Florida (the "Bankruptcy Court");

                  WHEREAS, the Seller and the Selling Subsidiaries intend to continue in the management and possession of their assets and businesses as debtors-in-possession in the Bankruptcy Cases pursuant to Sections 1107 and 1108 of the Bankruptcy Code and subject to the terms and conditions of this Agreement;

                  WHEREAS, the Business is conducted in the United States by the Seller and through various direct and indirect subsidiaries of the Seller;

                  WHEREAS, the Purchaser proposes to acquire all assets and properties of the Seller and its various subsidiaries related to the operations of the Business at the Acquired Centers (as defined below);

                  WHEREAS, in furtherance of its purposes, the Purchaser desires to purchase and acquire, and the Seller desires to sell, transfer, convey and assign or cause to be sold, transferred, conveyed and assigned, to the Purchaser
(a) all of the equity interests and partnership interests (the "Interests") in the direct and indirect subsidiaries of the Seller set forth on Schedule A (each an "Acquired Subsidiary" and collectively, the "Acquired Subsidiaries," for the purpose of acquiring the 22 outpatient diagnostic imaging centers set forth on and located at the addresses listed on Schedule B (the "Acquired Centers," which shall be deemed to include any imaging center location governed by the provisions of any contract between any Seller Entity and any member of the IDE Group entered into after December 21, 2001), and (b) all of the assets necessary, used or useable for the Purchaser's operation of the Acquired Centers that may be held by any Seller Entity wherever located, including without limitation, those assets specifically


                                     - 1 -
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designated in Sections 1.1(b)(i) through 1.1(d), all in the manner and subject to the terms and conditions set forth herein and in accordance with Sections 105, 363 and 365 of the Bankruptcy Code (together with the sale and purchase of the Acquired Assets and the assignment and assumption of the Assumed Liabilities, the "Acquisition").

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                           PURCHASE AND SALE OF ASSETS

         Section 1.1 Acquired Assets. On the terms and subject to the conditions set forth in this Agreement and subject to approval of the Bankruptcy Court pursuant to Sections 105, 363 and 365 of Bankruptcy Code, at the Closing, the Seller shall, and shall cause, as applicable, each of the Selling Subsidiaries, the Acquired Subsidiaries, and each Other Subsidiary, to sell, assign, transfer, convey, and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to the Purchaser, free and clear of all liens, claims and encumbrances of any nature except for Permitted Exceptions, and the Purchaser shall purchase and accept from the appropriate Seller Entity the following assets (the "Acquired Assets"), but excluding the Excluded Assets:

                  (a) all right, title and interest in and to the Interests;

                  (b) all right, title, and interest of any Seller Entity in and to any and all assets of every kind and description (including without limitation, all contracts oral or written), whether tangible or intangible, real, personal or mixed, wherever situated, owned, leased, held or used by the Seller and any of the Selling Subsidiaries or Other Subsidiaries or in which any of them has any right, title or interest that support, are used in, part of, located at, necessary for or related to the Business conducted or to be conducted at the Acquired Centers, including without limitation, the following:

                           (i) all cash and cash equivalents of the Seller and the Selling Subsidiaries and all cash, cash equivalents and accounts receivable of USD Payment Corp.;

                           (ii) supplies that comprise, support or are necessary for the current and proposed operation of the Business at the Acquired Centers (collectively, "Supplies");

                           (iii) all customer relationships, goodwill, Intellectual Property and other intangible assets applicable to the conduct of the Business at the Acquired Centers;

                           (iv) all billed and unbilled accounts receivable, notes receivable, letters of credit, commercial paper, negotiable instruments, chattel paper and other evidences of indebtedness of any Person owed (whether direct or indirect) to Seller or any Selling Subsidiary and any such entity's rights to receive payments from any Person (including


                                       2
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         without limitation, all of the interest and right to payment of Seller in and under that certain note dated December 31, 1998 given by Kaley Imaging, Inc. jointly to Seller and to Comprehensive Diagnostic, Inc. ("CDI") in connection with Kaley Imaging, Inc.'s purchase of the outstanding partnership interests of Seller and CDI in Imaging Center of Orlando), in each such case arising from the operation of the Business at the Acquired Centers, any rights or claims with respect to third-party collection procedures or any other actions or proceedings, arising from the operation of the Business at the Acquired Centers and existing on the date hereof or arising from the operation of the Business at the Acquired Centers after the date hereof, free and clear of all liens, claims and encumbrances of any nature other than Permitted Exceptions (the "Accounts Receivable"), but subject in the case of intercompany accounts to the release contemplated in Section 5.10(d);

                           (v) all tangible personal property of any Seller Entity other than the Acquired Subsidiaries, including without limitation, equipment, machinery, computers, furniture, furnishings, fixtures, Supplies, and vehicles (other than property that is not material in the aggregate or incidental personal property of employees), whether currently or hereafter owned or on order, that is necessary to, supports, is part of, or is used in the operation of the Business operated at the Acquired Centers, and whether located (A) at the Acquired Centers and (B) at the corporate headquarters of Seller located on multiple floors of 250 S. Australian Ave, West Palm Beach, FL 33414 (the "Headquarters") or (C) at a location owned or operated by a Seller Entity other than the Acquired Centers or the Headquarters; (the tangible personal property referenced in this subsection is collectively referred to as the "Tangible Personal Property");

                           (vi) all leased or licensed personal property, plant and equipment of the Seller and/or the Selling Subsidiaries which support, or are used in, or are necessary or useful for the operation of, the Business at the Acquired Centers, including without limitation, a Hitachi 700 Mobile Unit (collectively, the "Leased or Licensed Assets");

                           (vii) all Intellectual Property relating to the Acquired Assets or the current or proposed operation of the Business at the Acquired Centers including without limitation, (A) all software, service marks, copyrights and "know how" used in connection with the Business at Acquired Centers, and (B) all rights and interests in the names "US Diagnostic Inc.," "US Diagnostic Laboratories," "USDL," "USDI," and each of the names associated with each of the Acquired Subsidiaries and the Acquired Centers;

                           (viii) all claims and rights, privileges, credits, causes of action, refunds, rights of setoff or other rights including without limitation, any rights in litigation or in respect of warranties and indemnification, as of the Closing relating to the Acquired Assets or to the Business at the Acquired Centers with or against all Persons whomsoever, including without limitation, rights under all warranties, representations and guarantees made by suppliers, manufacturers, contractors or other third parties in connection with the Acquired Assets or the Business at the Acquired Centers;


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                           (ix)     all Owned Real Property and leasehold
         interests in Leased Real Property on which the Acquired Centers are located, and all deeds, lease agreements and other documents and instruments related thereto, free and clear of all liens and encumbrances other than Permitted Exceptions;

                           (x) all leased or owned equipment that supports or is part of, located at or is used in the operation of the Business at the Acquired Centers, to the extent not otherwise included in the Leased or Licensed Assets;

                           (xi) all Permits issued by any Governmental Entity relating to the operation of the Business at the Acquired Centers, to the extent transferable;

                           (xii) all bank accounts and lockbox arrangements relating to the Business at the Acquired Centers (excluding all rights or incidents of interest with respect to the cash or cash equivalents in such bank accounts or lock box arrangements);

                           (xiii) all prepaid items or deposits existing on the Closing Date relating to the Business at the Acquired Centers;

                           (xiv) all books and records relating to the operation of the Business at the Acquired Centers or reasonably required for the operation of the Business at the Acquired Centers, including without limitation, all employment, sales and business records, payor and supplier lists, advertising and promotional materials, files, indices, market research studies, surveys, reports, analyses and similar information, marketing brochures and materials and other nonproprietary printed or written materials in any form or medium relating to the ownership or operation of the Business at the Acquired Centers;

                           (xv) the minute books, stock books, corporate seals, and other corporate records of each Acquired Subsidiary relating to its organization and existence;

                           (xvi) all deeds and documents relating to the Owned Real Property;

                           (xvii) all warrants to purchase approximately 416,000 shares of capital stock of Diversified Therapy Corp. at an exercise price of $.01 per share;

                           (xviii)  all rights and incidents of interest to:

                                    (A)      all Payor Contracts relating to the
                  Business at the Acquired Centers and existing on the date hereof or arising in the ordinary course after the date hereof;

                                    (B)      all vendor and other agreements,
                  contracts and arrangements, written or oral, including without limitation, the contract with MEDIC Computer Systems, Inc. relating to MEDIC VISION billing software and all licenses, hardware training and other contracts in connection therewith and those that arise in the ordinary course after the date hereof, in each case, relating to the operation of the Business at the Acquired Centers; and

                                    (C)      the agreements, contracts and
                  arrangements, written or oral, of the Selected Employees, if any, regarding employment, confidentiality, assignment of invention, non-competition, severance and other employment-related matters; and

                           (xix) all computer hardware and software and all computer programs, materials, books and records located at the Headquarters.

                  (c) all right, title and interest in and to any and all other rights, properties or assets, including without limitation, any of the rights, properties or assets of the types listed in subsections (b)(i) through (xix) above, that are (i) owned, leased, used or held by any of the Other Subsidiaries, whether located at one of the Retained Centers or elsewhere, and
(ii) necessary to, used or useable in the Business to be conducted by Purchaser at the Acquired Centers and not otherwise identified in this Agreement; and

                  (d) any and all other rights, properties or assets owned, leased, used or held by any of the Seller Entities that Purchaser deems necessary, useful or useable in operating the Business to be conducted by Purchaser at the Acquired Centers and designates to Seller in writing not less than one (1) Business Day prior to the Sale Approval Hearing Date as "Acquired Assets."

         Section 1.2 Excluded Assets. Notwithstanding anything contained in this Agreement to the contrary, the following assets will not be included in the Acquired Assets (collectively, the "Excluded Assets"):

                  (a) the rights, properties and assets used exclusively in the operation of the Business at the outpatient imaging centers set forth and located at the addresses listed on Schedule C attached hereto (the "Retained Centers"), all of which shall continue to be owned by the Seller and the Other Subsidiaries from and after the Closing Date;

                  (b) any agreement, contract or arrangement for the supply of goods or services to the Retained Centers that is listed or described on
Schedule 1.2(b) (the "Excluded Supply Contracts");

                  (c) any agreement, contract or arrangement for equipment maintenance that is listed or described on Schedule 1.2(c) including without limitation, the Remi equipment maintenance policy;

                  (d) all avoidance claims of the Seller Debtor Entities and the Other Subsidiaries including all claims arising under Sections 544 through 553, inclusive, of the Bankruptcy Code and all other causes of action of the Seller Debtor Entities and the Other Subsidiaries;

                  (e) all employment and consulting contracts, agreements and arrangements listed or described on Schedule 1.2(e);

                  (f)      the billing contract with Per Se;

                  (g) the stock or any equity interest in any Selling Subsidiary or Other Subsidiary (including any limited partnership or limited liability company that is a Selling Subsidiary or an Other Subsidiary);

                  (h) all real property and all leases and leasehold interests in real property on which the Retained Centers are located and that are listed or described on Schedule 1.2(h) and the two real property leases relating to the real property located at 2001 Marcus Avenue, Lake Success, New York;

                  (i) all capital and operating leases for equipment that are used exclusively in the operation of the Retained Centers;

                  (j)      the Purchase Price and any earnings thereon;

                  (k) all funds held in the escrow account or the rights therein established in connection with the sale of a diagnostic imaging center located in Modesto, California and formerly owned by Seller;

                  (l) all funds paid by Seller to DVIBC in the approximate amount of $231,000 and held in an escrow account established by DVIBC on behalf of Seller on the date hereof and maintained by DVIBC as escrow agent for up to three (3) years from the date hereof; such funds shall be disbursed to (i) Seller or its Affiliates, exclusively as a reimbursement for certain amounts actually paid by Seller or its Affiliates relating to refunds of payments made prior to the date hereof by a third-party payor to diagnostic imaging centers now or formerly owned by Seller and located in Modesto, California and Pittsburgh, Pennsylvania, or, (ii) with Purchaser's prior written approval, directly to any such third-party payor to satisfy claims for such refunds in whole or in part; and, at the end of such three-year period, any amounts remaining in such escrow account shall be disbursed to DVIBC on account for the indebtedness owed to DVIBC and DVIFS under the DVI Finance Agreements;

                  (m) all Permits used exclusively for the operation of the Retained Centers;

                  (n) all tangible personal property used exclusively in the operation of the Retained Centers; and

                  (o) all books and records relating exclusively to the ownership and operation of the Retained Centers, the Seller, the Selling Subsidiaries and the Other Subsidiaries.

                  (p) Nothing in this Section 1.2 or elsewhere in this Agreement is intended to impair or modify any DVI Liens related to any of the Excluded Assets or the Retained Centers, or DVI's rights under the DVI Finance Agreements, except as otherwise expressly provided in Section 5.10.

         Section 1.3 Assumed Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Purchaser shall assume from the Seller and the Selling Subsidiaries and thereafter pay, perform or otherwise discharge in accordance with their terms, and shall hold the Seller and the Selling Subsidiaries harmless from all of the liabilities and obligations of the Seller and the Selling Subsidiaries: (a) arising out of or relating to the ownership, possession or use of the Acquired Assets from and after the Closing but excluding (x) any obligation or liability for, arising from or attributable to, any wrongful act or omission of the Seller prior to the Closing with respect to any Acquired Assets; and (y) any obligation or liability accruing with respect to any period prior to the Closing; and (b) relating to all accrued paid time off and sick pay obligations pertaining to the Selected Employees, if any (collectively the "Assumed Liabilities").

         Section 1.4 Excluded Liabilities.

                  (a) The Purchaser shall not assume or agree to pay, perform or otherwise discharge, and the Seller, the Selling Subsidiaries and the Other Subsidiaries, as applicable, shall retain and indemnify the Purchaser against, any liabilities, indebtedness, obligations or expenses, whether primary or secondary, direct or indirect, other than the Assumed Liabilities (collectively, the "Excluded Liabilities"). Without limiting the generality of the foregoing, (A) the Seller shall pay any and all liabilities for the cure, compensation and reinstatement costs and expenses of or relating to the assumption and assignment of the Assumed Contracts, including without limitation liabilities to cure defaults that exist or would exist with the passage of time or giving of notice or both before the Closing with respect to the Assumed Contracts and (B) the Purchaser shall have no liability for or obligation in respect of:

                           (i) the Seller's professional fees and expenses for its advisers, including without limitation, advisers retained pursuant to an order of the Bankruptcy Court;

                           (ii)     the Seller's Chapter 11 Expenses;

                           (iii) obligations in respect of any employee benefits or compensation benefits between the Seller, any Selling Subsidiary or any Other Subsidiary and any of its employees, including without limitation, , obligations to provide benefits or continuation of benefits for periods before the Closing, severance or retention arrangements, stock options or other equity compensation, profit sharing, bonus arrangements, employment and change in control agreements (or any similar agreements) or any other stock or cash compensation arrangements between any one of the Seller, the Selling Subsidiaries or the Other Subsidiaries and any of their employees;

                           (iv) liabilities in respect of, attributable to or incurred for employees of any one of the Seller, the Selling Subsidiaries or any Other Subsidiary prior to the Closing including without limitation, liabilities for accrued sick or vacation pay (except for accrued sick pay and vacation pay assumed by Purchaser pursuant to
         Section 1.3(d) and liabilities or obligations for medical or other insurance coverage or for workers compensation or any similar benefits in respect of any period prior to the Closing Date, and all Actions by any employee against the Seller, any Selling Subsidiary or any Other Subsidiary;

                           (v) obligations, liabilities or amounts payable by or from Seller, any Selling Subsidiary or any Other Subsidiary to any Related Person;

                           (vi) claims, obligations and/or liabilities of each of the Acquired Subsidiaries held by or in favor of Seller, the Selling Subsidiaries or any Other Subsidiary;

                           (vii) obligations, liabilities or amounts payable to any securityholder of the Seller;

                           (viii) liabilities or obligations in respect of any indebtedness of the Seller, any Selling Subsidiary or any Other Subsidiary, whether contingent, fixed or otherwise, and any guarantees or contracts of suretyship or similar obligations of any nature;

                           (ix) liabilities arising under any Environmental Law and as a result of any action or inaction of the Seller, any Selling Subsidiary or any Other Subsidiary or of any third party relating to the ownership, storage, use or operation of the Business at the Retained Centers on, prior to or after the Closing Date;

                           (x) liabilities arising under any Environmental Law and as a result of any action or inaction of the Seller, any Selling Subsidiary or any Other Subsidiary or of any third party relating to the ownership, storage, use or operation of the Business at any center previously operated by Seller, by any Selling Subsidiary or by any Other Subsidiary and closed or sold by Seller, any Selling Subsidiary or any Other Subsidiary (collectively the "Closed or Sold Centers"), prior to or after the Closing Date;

                           (xi) trade payables or general unsecured claims against Seller, the Selling Subsidiaries or the Other Subsidiaries not expressly assumed under this Agreement;

                           (xii) any (A) failure in any material respect of any Acquired Subsidiary to (1) fully perform and discharge its obligations accrued through the Closing under any Contract, (2) perform the obligations of Seller, the Selling Subsidiaries and the Other Subsidiaries with respect to any employee benefit plan or discharge any obligations under any such plan required to be discharged, in each case, through the Closing, or (3) fully comply with the requirements, terms and conditions of any Permit or with all requirements of applicable law, and (B) any liability or obligation not fully reserved on (or fully reflected in the notes to) the Financial Statements, except for liabilities of the type described in Section 3.11(b)(ii) and
         (b)(iii) below and Assumed Liabilities;

                           (xiii) any Losses for which any Seller Entity, other than the Acquired Subsidiaries, may become liable arising from or related to any matter listed on Schedule 3.16, including without limitation, the Medicare audit against Wilkes-Barre Imaging and the related claim for indemnification referred to in item 31 of Schedule 3.16; and

                           (xiv) any other liability or obligation of Seller, the Selling Subsidiaries or the Other Subsidiaries or of any other entity previously owned directly or indirectly by Seller, by any Selling Subsidiary or by any Other Subsidiary and sold or otherwise assigned to a third party not affiliated with Seller (collectively the "Previously Owned Affiliates") and for which Seller or any Selling Subsidiary or Other Subsidiary is liable or obligated and not expressly assumed hereunder.

         (b) Subject to Section 1.4(a), each of the Acquired Subsidiaries shall remain liable for all of its own liabilities other than claims or liabilities to or in favor of Seller or any Other Subsidiary, all of which shall be discharged and released at the Closing in accordance with Section 5.10(c), except as otherwise specifically agreed by Purchaser and Seller in writing.

         Section 1.5 Purchase Price. In consideration for the Acquired Assets, the Purchaser shall, in addition to (a) the assumption of the Assumed Liabilities, (b) the DVI Distribution Waiver, and (c) such other non-cash consideration specified in the Bid Procedures Order or other undertaking approved by the Bankruptcy Court, pay to the Seller at the Closing in cash by wire transfer of immediately available funds to one or more accounts designated by the Seller, Fourteen Million Dollars ($14,000,000.00) (the "Purchase Price"), net of $500,000 which the Purchaser shall deposit into the Escrow Account (the "Escrow Amount"), as such Purchase Price may be adjusted in accordance with
Section 1.6 (the "Adjusted Purchase Price").

         Section 1.6 Purchase Price Adjustment. At the Closing, the Purchase Price shall be adjusted downward in an amount equal to the amount of any super-priority administrative claim held by Purchaser as provided for in Section 5.4(c).

         Section 1.7 Allocation of Purchase Price for Tax Purposes. As promptly as practicable following the date hereof, Seller shall provide to Purchaser a schedule prepared in accordance with Sections 338 and 1060 of the Code, allocating the Purchase Price, as adjusted in accordance with Section 1.6, and the Assumed Liabilities among the Acquired Assets and the Interests for all tax and other reporting purposes. The Seller and the Purchaser shall be bound by such allocation (and if necessary, any adjusted allocation), and shall file, or cause to be filed, a Form 8594 and all applicable federal, state, local and foreign income, franchise and excise Tax Returns in a manner that is consistent with such allocation. If the allocation is disputed by any Taxing Authority, the party receiving notice of such dispute shall promptly notify the other party hereto concerning the existence of such dispute and the parties shall consult with each other with respect to all issues related to the allocation in connection with such dispute. If a different allocation proposed by the Internal Revenue Service (the "IRS") is finally determined, either party may file amended returns based on such allocation or any other allocation. An allocation shall be considered to be finally determined when such allocation cannot be contested in any court of competent jurisdiction.

         Section 1.8 Escrow Agreement. At the Closing, the Seller, the Purchaser and a bank or law firm in the United States to be mutually agreed upon by the parties within ten days of the date of this Agreement (the "Escrow Agent"), will enter into an escrow agreement in form and substance customary in similar transactions and substantially in the form attached hereto as Exhibit F (the "Escrow Agreement"). The Escrow Amount will be held and disposed of by the Escrow Agent pursuant to the terms and conditions of the Escrow Agreement (the "Escrow Account"). All reductions to the Adjusted Purchase Price in accordance with Section 1.6 and all indemnity obligations of the Seller hereunder shall be made or satisfied exclusively from the Escrow Account. Delivery of funds by the Escrow Agent to the applicable parties shall be made pursuant to the terms of the Escrow Agreement and all earnings thereon shall be distributed on a monthly basis to the Seller.

         Section 1.9 Transition Services; License of Names. Purchaser and Seller shall execute and deliver at the Closing a mutually acceptable agreement providing for the mutual rendering of certain transition services with respect to which each party rendering services shall be fully compensated (the "Transition Services Agreement"), and pursuant to which, for a period of one year from and after the Closing (a) Purchaser shall use commercially reasonable efforts to make available to Seller any Acquired Assets reasonably necessary for Seller to operate, wind down, dissolve and liquidate the Retained Centers and Seller, the Selling Subsidiaries and the Other Subsidiaries, and (b) Seller shall use, and shall cause the Selling Subsidiaries and Other Subsidiaries to use, commercially reasonable efforts to make available to Purchaser any Excluded Assets, wherever located, reasonably necessary for Purchaser to own and operate the Acquired Assets and the Acquired Centers, and a license agreement in the form of Exhibit H hereto (the "License Agreement") pursuant to which the Seller shall have the non-exclusive right to continue to use the names and trademarks identified therein for up to one year in connection with the operation and liquidation of the Retained Centers.

                                   ARTICLE II

                                   THE CLOSING

         Section 2.1 Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Greenberg Traurig, P.A., 1221 Brickell Avenue, Miami, FL 33131, at 10:00 a.m. on the later of (a) the first business day after the conditions set forth in Article VI shall have been satisfied or waived and (b) at such other time, date, and place as may be fixed by agreement between the parties (the date of the Closing being herein referred to as the "Closing Date").

         Section 2.2 Deliveries at Closing. (a) At the Closing, in addition to the other obligations of the Seller set forth herein, the Seller shall deliver to the Purchaser:

                           (i)      stock certificates representing the
         Interests in Acquired Subsidiaries that are corporations, duly endorsed for transfer or with stock powers affixed thereto executed in blank in proper form for transfer, and other evidence sufficient to transfer to the Purchaser the Interests in all other Acquired Subsidiaries;

                           (ii) a duly executed bill of sale, substantially in the form of Exhibit A attached hereto (the "Bill of Sale"), transferring the Acquired Assets to the Purchaser;

                           (iii) all other conveyancing documents reasonably necessary or appropriate to transfer to the Purchaser the Interests and the Acquired Assets, including, as applicable, the following: special warranty deeds with covenants against grantor's acts and in customary form for the jurisdiction in which the Owned Real Property is located; assignments and assumptions of leases together with any reasonably necessary declarations or other filings to convey each lease specifically assumed by the Purchaser under this Agreement; customary instruments of assignment or transfer, in form suitable for recording in every appropriate office or bureau, with respect to each trademark, copyright, or other item of Intellectual Property requiring such an assignment and transferred to the Purchaser hereunder;

                           (iv) the Acquired Assets by making the Acquired Assets available to the Purchaser at their present locations;

                           (v) the assignment and assumption agreement to be entered into between the Seller and the Purchaser (the "Assignment and Assumption Agreement") substantially in the form of Exhibit B attached hereto, duly executed by the Seller evidencing the assignment and assumption by the Purchaser of the Assumed Liabilities;

                           (vi) the Escrow Agreement, duly executed by the Seller and the Selling Subsidiaries;

                           (vii) the Transition Services Agreement, duly executed by the Seller and the Selling Subsidiaries;

                           (viii) the Collection Services Agreement, duly executed by the Seller;

                           (ix) the License Agreement, duly executed by the Seller and the Selling Subsidiaries;

                           (x) the Acquired Subsidiaries Releases, duly executed by the Seller Entities (other than the Acquired Subsidiaries);

                           (xi) the DVI Releases, duly executed by the Seller Entities; and

                           (xii) certificates of officers of the Seller and of the Selling Subsidiaries as to the matters set forth in Sections 6.3(a) and (b) of this Agreement and all other previously undelivered certificates and other documents reasonably requested to be delivered by the Seller to the Purchaser at or prior to the Closing Date in connection with the Acquisition.

                  (b) At the Closing, in addition to the other obligations of the Purchaser set forth herein, the Purchaser shall deliver to the Seller:

                           (i) the Adjusted Purchase Price by wire transfer in immediately available funds to an account or accounts designated by the Seller, less the Escrow Amount;

                           (ii) the Assignment and Assumption Agreement, duly executed by the Purchaser;

                           (iii) the Transition Services Agreement, duly executed by the Purchaser;

                           (iv) the Collection Services Agreement, duly executed by the Purchaser;

                           (v) the Escrow Agreement, duly executed by the Purchaser;

                           (vi) the License Agreement, duly executed by the Purchaser;

                           (vii) the Seller Releases, duly executed by the DVI Parties;

                           (viii) the Other Subsidiary Releases, duly executed by the Acquired Subsidiaries; and

                           (ix) a certificate of an officer of the Purchaser as to the matters set forth in Section 6.2 (a) and (b) of this Agreement and all other previously undelivered certificates and other documents reasonably requested to be delivered by the Purchaser to the Seller at or prior to the Closing Date in connection with the Acquisition.

                  (c) At the Closing, in addition to the other obligations of the Purchaser set forth herein, the Purchaser shall deliver the Escrow Amount to the Escrow Agent.

                                  ARTICLE III

      REPRESENTATIONS AND WARRANTIES OF THE SELLER AND SELLING SUBSIDIARIES

                  Except as disclosed in the schedules (as referred to below) to the written statement delivered by the Seller and the Selling Subsidiaries to the Purchaser at or prior to the execution of this Agreement (the "Seller Disclosure Schedule"), which is hereby incorporated herein by reference and made a part hereof, the Seller and each of the Selling Subsidiaries, jointly and severally, represent and warrant to the Purchaser, which representations and warranties shall be true, correct and complete as of the date hereof and as of the Closing Date as follows:

         Section 3.1 Organization. The Seller, USD Payment Corp. and each Selling Subsidiary and each Acquired Subsidiary is duly organized, validly existing and in good standing

(or its equivalent) under the laws of the jurisdiction of its incorporation or organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The jurisdiction of incorporation or organization of each Acquired Subsidiary is set forth on Schedule A. Each Acquired Subsidiary is duly qualified or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the nature of the business it conducts makes such qualification or licensing necessary. The Seller has heretofore made available to the Purchaser a complete and correct copy of the organizational documents of the Seller and each Selling Subsidiary and Acquired Subsidiary, as currently in effect.

         Section 3.2 Capitalization of Certain Subsidiaries. The authorized and outstanding equity interests of each Selling Subsidiary and Acquired Subsidiary are set forth on Schedule 3.2. All of the equity interests of each Acquired Subsidiary are owned beneficially and of record by the Seller or a Selling Subsidiary, free and clear of all liens, rights, options, claims and encumbrances of any nature, and are duly and validly issued, fully paid and nonassessable, except for liens of DVI Entities. Except as set forth on Schedule 3.2, no Selling Subsidiary owns any material assets other than Interests in Acquired Subsidiaries or engages in any operating business. There are no existing (a) options, warrants, calls, subscriptions, preemptive rights or other rights, convertible securities, agreements or commitments of any character obligating an Acquired Subsidiary to issue, transfer or sell any equity interests in such Acquired Subsidiary or securities convertible into or exchangeable for such equity interests, (b) contractual obligations of an Acquired Subsidiary to repurchase, redeem or otherwise acquire any equity interests in such Acquired Subsidiary or (c) voting trusts or other agreements to which an Acquired Subsidiary is a party with respect to the voting, transfer or pledge of equity interests in any Acquired Subsidiary. Schedule 3.2 sets forth the equity interests, if any, held by each Acquired Subsidiary in another entity.

         Section 3.3 Authority; Enforceability. The Seller, USD Payment Corp. and each Selling Subsidiary has the corporate power and authority to enter into this Agreement and each other agreement, document and instrument required to be executed and delivered by it hereunder (collectively, the "Transaction Documents"), and to carry out its obligations hereunder and thereunder. The execution, delivery, and performance of each Transaction Document by the Seller, USD Payment Corp. and each Selling Subsidiary and the consummation by the Seller Entities of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action. This Agreement has been duly and validly executed and delivered by the Seller, USD Payment Corp. and each Selling Subsidiary, and constitutes a valid and binding agreement of the Seller, USD Payment Corp. and each Selling Subsidiary enforceable against it in accordance with its terms. At the Closing, each other Transaction Document will be executed and delivered by a Seller Entity as applicable. Subject to any necessary authorization from the Bankruptcy Court, this Agreement constitutes, and each other Transaction Document will constitute, a valid and binding agreement of the Seller Entity that is a party thereto, enforceable against it in accordance with its terms.

         Section 3.4 Consents and Approvals. No consent, approval, or authorization of, or declaration, filing, or registration with, any Governmental Entity will be required to be made or obtained by the Seller, USD Payment Corp. or any other Seller Entity in connection with the execution, delivery, and performance of this Agreement and the consummation of the Acquisition, except (a) as set forth on Schedule 3.4, (b) for filings, if any, pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (c) those already obtained, and (d) any consent, approval, or authorization of, or declaration, filing, or registration with, any Governmental Entity, which the failure to make or obtain would not result in a Material Adverse Effect. No consent, approval, waiver or authorization of any Person is required in connection with the execution and delivery of this Agreement by the Seller, USD Payment Corp. and the Selling Subsidiaries or the consummation by the Seller Entities of the transactions contemplated hereby, except for consents required to be obtained from certain partners of Long Beach Medical Imaging Center, Park South Imaging Center, Ltd. and Chalmette Imaging Associates relating to the sale and transfer of interests in such partnerships to Purchaser hereunder.

         Section 3.5 No Conflicts. Neither the execution nor the delivery nor the performance of any Transaction Document by the Seller, USD Payment Corp. or any other Seller Entity nor the consummation by the Seller, USD Payment Corp. or any other Seller Entity of the transactions contemplated hereby or thereby, nor compliance by the Seller, USD Payment Corp. or any Seller Entity with any of the provisions hereof or thereof will (a) conflict with or result in any breach of any provisions of the certificate of incorporation or bylaws or similar organizational documents of the Seller, USD Payment Corp. or any other Seller Entity, (b) result in a violation, or breach of, or constitute (with or without due notice or lapse of time) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation) under any of the terms, conditions or provisions of any contract or any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which the Seller, USD Payment Corp. or any other Seller Entity is a party or by which the Acquired Assets, or the properties or assets of any Acquired Subsidiary are or may be bound or affected, other than those which in any case could not result in a Material Adverse Effect, (c) violate any law, order, writ, injunction, decree, statute, rule or regulation applicable to USD Payment Corp. or any Seller Entity or their assets or properties, (d) result in a breach of or default under, or cause an impairment or revocation of, any material Permit, or
(e) impair or in any way create a lien (other than Permitted Exceptions) with respect to or otherwise encumber the Purchaser's title to the Interests or the Acquired Assets or upon any properties or assets of any Acquired Subsidiary or impose any material restriction upon the Purchaser's operation of the Business at the Acquired Centers following the Closing.

         Section 3.6 Compliance with Applicable Laws. Except as set forth on
Schedule 3.6, no Seller Entity is in violation of any statute, law, rule, regulation, judgment, decree, order, arbitration award, concession, grant, franchise, permit or license or other governmental authorization or approval (including without limitation, Environmental Laws) applicable to it, or by which their respective properties and assets are bound, or applicable to the Acquired Assets, the Acquired Centers, and the Acquired Subsidiaries and their respective properties or assets, where such violation could have a Material Adverse Effect.

         Section 3.7 Permits. Except as set forth on Schedule 3.7, each Acquired Subsidiary currently holds (and will use its best efforts to maintain in effect at the Closing) all Permits and third-party licenses required for the current conduct, operation or ownership of the Business conducted by the Acquired Subsidiaries or the absence of which could have a Material Adverse Effect, and all such Permits and third-party licenses are in full force and effect, except where the failure to possess or maintain any such Permits would not have a material adverse effect on one or more of the Acquired Centers or one or more of the Acquired Subsidiaries other than an Acquired Center or Acquired Subsidiary with revenues of less than One Million Dollars ($1,000,000.00) for the year ending December 31, 2001. Except as set forth on
Schedule 3.7, no proceeding is pending and no Seller Entity has received any written notice from, or has Knowledge of, any threat by any Governmental Entity regarding revoking, modifying or refusing to renew any Permit or by any other Person regarding revoking, modifying or refusing to renew any license over which such Person exercises jurisdiction or control, which such revocation, modification or refusal to renew could have a material adverse effect on one or more of the Acquired Centers or one or more of the Acquired Subsidiaries other than an Acquired Center or Acquired Subsidiary with revenues of less than One Million Dollars ($1,000,000.00) for the year ending December 31, 2001. Schedule
3.7 sets forth a complete list of all such Permits and third party licenses.

         Section 3.8 Medicare and Medicaid; Accreditation; Medical Records.

                  (a) Each of the Acquired Subsidiaries is certified as a health care provider and/or supplier as required for the Medicare and Medicaid programs and has current and valid provider agreements with the Medicare and Medicaid programs and, except as set forth on Schedule 3.8(a), is in compliance with the conditions of participation in such programs, except for such non compliance as could not have a material adverse effect on one or more of the Acquired Centers or one or more of the Acquired Subsidiaries other than an Acquired Center or Acquired Subsidiary with revenues of less than One Million Dollars ($1,000,000.00) for the year ending December 31, 2001. If each Acquired Subsidiary or Acquired Center were resurveyed for Medicare and Medicaid certification, the facilities, equipment and operations of each would satisfy in all material respects the requirements for participation in such programs. Each Acquired Subsidiary's or Acquired Center's existing Medicare and Medicaid health care provider or supplier numbers are set forth on Schedule 3.8(a), and, to the extent such provider numbers pertain only to the specified line of business of any Acquired Subsidiary or Acquired Center, such lines of business are specifically identified in connection with such provider number on Schedule 3.8(a).

                  (b) Except as set forth on Schedule 3.8(b), in connection with the Business, each Acquired Center and, if applicable, Acquired Subsidiary has met and continues to meet the conditions for current participation applicable to the activities of such Acquired Center or Acquired Subsidiary in the Medicare and Medicaid programs and there is not pending or, to the Knowledge of any Seller Entity, threatened any proceeding or investigation under such programs involving any Seller Entity or Acquired Center. Except as set forth on
Schedule 3.8(b), each Seller Entity and Acquired Center has complied in all material respects with all of the laws, rules and regulations of the Medicare and Medicaid programs and other governmental health care programs, and has filed all claims, invoices, returns and other forms in the manner prescribed and all claims, invoices, returns and other forms made or submitted by it to Medicare or Medicaid, if any, or any other governmental health or welfare related entity since the inception of the Business are true, complete, correct and accurate in all material respects. Except as set forth on Schedule 3.8(b), no material deficiency in any such claims, returns and other filings, including claims for over-payments or deficiencies for late filings, has been asserted or, to the Knowledge of any Seller Entity, threatened by any federal or state agency or instrumentality or other provider reimbursement entities relating to Medicare or Medicaid claims and no Seller Entity or Acquired Center has been subject to any third party audit relating to fraudulent Medicare or Medicaid procedures or practices. Except as set forth on
Schedule 3.8(b), to the Knowledge of the Seller Entities, there is no basis for any rightful claim or request for recoupment or reimbursement from any Seller Entity or Acquired Center to any individual federal or state agency or instrumentality or other provider reimbursement entities relating to Medicare or Medicaid claims.

                  (c) The Seller Entities are not (and have never been) required to file any Medicare or Medicaid cost reports or any other third-party payor reports.

                  (d) Except as set forth on Schedule 3.8(d), each Acquired Subsidiary and Acquired Center, as applicable, is certified as a health care provider and/or supplier as required for participation in any third-party payment or managed care program offered or operated by any Material Payor, has current and valid provider agreements with each such Material Payor for participation in each plan, product line or program offered by such Material Payor and is in compliance with the conditions of participation of each such Material Payor and with respect to each such product line or program, except where the failure to be so certified, maintain such provider agreements or be in such compliance would not have a Material Adverse Effect. For purposes hereof, a "Material Payor" shall be deemed to be any health insurer, third-party payor or managed care plan which was responsible for at least (i) five percent (5%) of any Acquired Center's or Acquired Subsidiary's total revenues with respect to any Acquired Center or Acquired Subsidiary, as the case may be, that had or has in excess of or equal to One Million Dollars ($1,000,000.00) in total revenues, or (ii) ten percent (10%) of any Acquired Center's or Acquired Subsidiary's total revenues with respect to any Acquired Center or Acquired Subsidiary, as the case may be, that had or has less than One Million Dollars ($1,000,000.00) in total revenues in (x) any fiscal year during the three-year period ending on December 31, 2001 or (y) the fiscal period beginning January 1, 2002 and ending on the later of August 31, 2002 and the last calendar day of the month which is two months prior to the month in which the Closing Date occurs.

                  (e) Each Acquired Center's existing healthcare provider or supplier numbers or equivalent form of identification for each Material Payor are set forth on Schedule 3.8(e), and, to the extent such provider numbers pertain only to specified line of business of any Acquired Center, such lines of business are specifically identified in connection with such provider number on
Schedule 3.8(b).

                  (f) Except as set forth on Schedule 3.8(f), each Acquired Center has met and continues to meet the conditions for participation in the plan, product line or program of each Material Payor, except where the failure to satisfy such conditions would not have a Material Adverse Effect. Except as set forth on Schedule 3.8(f), there is not pending or, to the Knowledge of any Seller Entity, any threatened proceeding or investigation under such programs involving any Acquired Center and each Acquired Center has complied in all material respects with all regulations and requirements of each Material Payor, and has filed all claims, invoices, returns and other forms materially in the manner prescribed by each such payor. Except as set forth on Schedule 3.8(f), all claims, invoices, returns and other forms made or submitted by each Acquired Center to each Material Payor since the inception of the Business are true, complete, correct and accurate in all material respects and no material deficiency in any such claims, returns and other filings, including claims for over-payments or deficiencies for late filings, has been asserted or, to the Knowledge of any Seller Entity, threatened by any Material Payor related to such payor's claims. No Acquired Center has been subject to any audit relating to fraudulent procedures or practices by any Material Payor. Except as disclosed on Schedule 3.8(f), to the Knowledge of the Seller Entities, there is no basis for any rightful claim or request for recoupment or reimbursement from any Acquired Center to any Material Payor, the value of which exceeds $100,000 with respect to any single Acquired Center or $250,000 with respect to all Acquired Centers in the aggregate.

                  (g) Except as set forth on Schedule 3.8(g), neither Seller nor any Acquired Center has been accredited by any accrediting agency.

                  (h) Except as set forth on Schedule 3.8(h), no Seller Entity or Acquired Center is a party to any settlement agreement or corporate integrity agreement with respect to Medicare, Medicaid or any other governmental third party payor program.

                  (i) Except as set forth on Schedule 3.8(i), to the Knowledge of the Seller Entities, the medical records kept by each Seller Entity and/or each Acquired Center with respect to all current and former patients are maintained in accordance with all federal, state and local Laws, including without limitation, Medicare and Medicaid in all material respects.

                  (j) Except as set forth on Schedule 3.8(j), all of the operations of each Acquired Center are conducted through an Acquired Subsidiary.

         Section 3.9 Regulatory Compliance. Except as set forth on Schedule 3.9, to the Knowledge of the Seller Entities, the operations of the Seller Entities and the Acquired Centers are in compliance in all material respects with all Laws of all Governmental Entities having jurisdiction over the Acquired Subsidiaries and Acquired Centers and the operations thereof, including all Laws relating to billing and health care fraud (including the federal Anti-Kickback Law, 42 U.S.C. ss.1320a-7b, the Stark I and II Laws, 42 U.S.C. ss.1395nn, as amended, and the False Claims Act, 31 U.S.C. ss.3729, et seq.) and all Laws of or administered by the IRS, the Health Department and the Medicare and Medicaid programs (including their respective fiscal intermediaries), and the Acquired Subsidiaries and Acquired Centers have filed on a timely basis all reports, data and other information required to be filed with such Governmental Entities.

         Section 3.10 Contracts and Equipment.

                  (a) Schedule 3.10(a)(1) identifies all Assumed Contracts as of the date hereof. Schedule 3.10(a)(2) identifies all other contracts, agreements or arrangements, including without limitation, notes, mortgages, deeds of trust, indentures, payor and vendor agreements, leases, licenses, and physician agreements (collectively, with the Assumed Contracts, the "Contracts"), in effect as of December 31, 2001 (except as otherwise specified below) (A) to which any of the Seller Entities is a party, (B) with respect to which any payment obligations remain unsatisfied as of the date hereof, and (C) which are used in or useful to the operation of the Business at the Acquired Centers, listed by category as set forth below:

                           (i) any lease of personal property involving any annual expense in excess of $25,000 that is not cancelable without liability within 60 days;

                           (ii) any contract for the purchase of materials, supplies, goods, services, consulting, equipment or other assets that provides for either annual or aggregate payments from and after December 31, 2001 of $25,000 or more;

                           (iii) any sales, distribution or similar contract providing for the sale by any Seller Entity of materials, supplies, goods, services, equipment or other assets that provide for either annual or aggregate payments of $25,000 or more;

                           (iv)     any contract to indemnify or pay
         contribution to any other Person that provides for indemnification of any person by any Acquired Subsidiary, other than pursuant to an agreement entered into in the ordinary course of business consistent with past practice;

                           (v) any contract containing provisions or covenants which (A) are reasonably likely to limit the freedom of any Acquired Subsidiary to engage in any line of business or compete with any Person or prohibit or limit the ability of any Person to compete with any Seller Entity, or (B) prohibiting or limiting disclosure of confidential or proprietary information related to the Business;

                           (vi) any contract relating to indebtedness for borrowed money, the issuance of any debt security or the assumption, guarantee or endorsement of the obligations of any Person;

                           (vii) any contract with any Affiliate of any Seller Entity other than the Acquired Subsidiaries;

                           (viii) (A) all contracts, whether written, oral or effective by virtue of custom and practice, providing for a commitment of employment or consultation services for a specified or unspecified term (excluding at-will employment), the name, position and rate of compensation of each Person to such contract and the expiration date of each such contract (or period of notice of termination required, as applicable); and (B) all severance agreements or any contracts or written or unwritten representations, commitments, promises, communications or courses of conduct involving an obligation to make payments (with or without notice, passage of time, or both) to any Person in connection with, or as a consequence of, the transactions contemplated hereby;

                           (ix)     all partnership, joint venture,
         shareholders' or other similar contracts with any Person;

                           (x) all contracts relating to (A) the future disposition or acquisition of any asset, other than dispositions or acquisitions in the ordinary course of business consistent with past practice and not material individually or in the aggregate, and (B) any business combination;

                           (xi) all contracts with any current or former officer, director, or shareholder of Seller or any Acquired Subsidiary in effect on or after January 1, 2000;

                           (xii) all contracts relating to the sharing, allocation or indemnification for Taxes in respect of one or more Acquired Centers or Acquired Subsidiaries;

                           (xiii) all contracts that contain a right of first refusal in favor of any person with respect to any assets or properties held by any Seller Entity which is to be transferred to Purchaser hereunder;

                           (xiv) all contracts that provide for future payment or receipt of any licensing fee, royalty payment or the like, other than licenses or leases for incidental personal property such as copiers and postal meters;

                           (xv) all contracts that provide for hedging or any similar financial arrangement;

                           (xvi) all Leased Real Property leases ("Real Property Leases") and equipment leases other than leases for incidental personal property such as copiers and postage meters; and

                           (xvii) all material licenses with respect to computer software used in the Business other than "shrink wrap" or "off the shelf" software.

                           (xviii)  If a disclosure is made in Schedule
         3.10(a)(2) by specific reference to a certain subsection of this
         Section 3.10(a), it shall be deemed to have been disclosed with respect to all the other representations and warranties in Section 3.10(a) to which it relates, and not only to the particular subsection to which individual reference is made in Schedule 3.10(a)(2).

                  (b) Except as set forth on Schedule 3.10(b), (i) as of the date hereof each Contract is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each Seller Entity that is a party thereto and, to the Knowledge of the Seller Entities, no such Contract is unenforceable against any other party thereto; and
(ii) no Seller Entity is, or with notice or lapse of time or both, would be, in violation or breach of, or default under, any payment obligation in any Assumed Contract. Except as set forth on Schedule 3.10(b), no "cure" amount will be payable with respect to any Assumed Contract.

                  (c) True and complete copies (or written summaries in the case of oral contracts) of all of the Contracts material to the Business have been provided or made available to the Purchaser.

                  (d) Except as set forth in Schedule 3.10(d): (i) to the Knowledge of the Seller Entities, since the date which is the later of the date of its incorporation or formation and the date of its acquisition by Seller, no Seller Entity has made any payment, directly or indirectly, to any person in violation of applicable laws, including (but not limited to) laws relating to bribes, gratuities, kickbacks, lobbying expenditures, political contributions and contingent fee payments; (ii) no Governmental Entity, prime contractor or higher-tier subcontractor under a Government Contract or any other Person has notified any Seller Entity of any actual or alleged violation or breach of, and no Seller Entity has Knowledge of any fact or occurrence that could give rise to a violation or breach of, any (A) statute or regulation relating to the Medicare and Medicaid Acts, as amended, or any other government payment program in which the Acquired Centers participate applicable to the Acquired Centers, (B) statute or regulation relating to any Government Contract (including without limitation, the Armed Services Procurement Act of 1947, as amended, the Federal Property and Administrative Services Act of 1949, as amended, the Federal Acquisition Regulations ("FAR") (including the FAR cost principles), the False Claims Act, as amended, the Truth in Negotiations Act, as amended, and the applicable regulations issued by the Cost Accounting Standards Board of the Office of Federal Procurement Policy, as applicable), other than those referred to in subclause (A) above or this subclause (B), where such breach or violation would have a Material Adverse Effect, (C) representation, certification or disclosure obligation in connection with any such Government Contract where such breach or violation would have a Material Adverse Effect, or (D) any term, condition, clause, provision, specification or quality assurance, testing or inspection requirement of any such Government Contract, in each such case by a Acquired Subsidiary or related to the Business where such breach or violation would have a Material Adverse Effect; (iii) to the Knowledge of the Seller Entities, each Seller Entity's respective cost accounting, purchasing, inventory and quality control systems are in compliance in all material respects with all applicable government procurement statutes and regulations and with the requirements of all of the Government Contracts that are currently in force (collectively, the "Current Government Contracts"); and (iv) to the Knowledge of the Seller Entities, the Current Government Contracts (or, where applicable, the prime Government Contracts under which the Current Government Contracts were awarded) are not currently the subject of bid protest or award protest proceedings, and to the Knowledge of the Seller Entities, that such Government Contracts (or, where applicable, the prime Government Contracts under which the Current Government Contracts were awarded) are not expected to become the subject of bid protest or award protest proceedings.

         For purposes of this Agreement, "Government Contract" shall mean any prime contract with the U.S government or any other Governmental Entity and any subcontract with a prime contractor or higher-tier subcontractor under a prime contract with the U.S. government or any other Governmental Entity.

         Section 3.11 Financial Information; Access to General Information.

                  (a) Schedule 3.11(a) contains true, complete and correct copies of: (i) the consolidated balance sheets of the Seller Entities as at December 31, 2001, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal year then ended, together with the report thereon of Deloitte & Touche LLP, independent accountants (the "Audited Financial Statements"); (ii) consolidated and consolidating unaudited balance sheets of the Seller Entities as at June 30, 2002, and the related consolidated and consolidating unaudited statements of income and changes in stockholders' equity and cash flows for the six months then ended, including in each case all notes thereto, if any, and (iii) unaudited income statements of each of the Acquired Centers for the year ended December 31, 2001, and for the interim period January 1, 2002 through June 30, 2002 (together with the Audited Financial Statements, the "Financial Statements"). The books and records of the Seller and the Acquired Subsidiaries accurately and fairly reflect their businesses and the consolidated results of their operations in accordance with GAAP, and such consolidated financial statements and notes accurately and fairly present the consolidated financial condition, cash flow and results of operations of the Seller and the Acquired Subsidiaries as at the respective dates thereof and for the periods therein referred to, all in accordance with GAAP consistently applied, except as noted therein, subject, in the case of the interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the absence of notes (which, if presented, would not differ materially from those included in the Audited Financial Statements).

                  (b) Neither the Seller nor any of the Acquired Subsidiaries has any liabilities or obligations of any nature (whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due), including without limitation, liabilities in respect of any Action that will be the responsibility or obligation of the Purchaser after the Closing except:

                           (i) Assumed Liabilities and liabilities or obligations of the Acquired Subsidiaries, in each case to the extent accrued or reserved against on (or set forth or reflected in the notes to) the Financial Statements and, in the case of each Acquired Subsidiary, the applicable balance sheet;

                           (ii) Assumed Liabilities and liabilities or obligations, in each case incurred by the Acquired Subsidiaries after the date of the most recent applicable balance sheet in the ordinary course of business consistent with past practice and the terms of this Agreement, and that do not and will not materially impair the ability of any Seller Entity to perform its respective obligations hereunder or that could not have a Material Adverse Effect;

                           (iii) liabilities or obligations as and to the extent disclosed in Schedule 3.11(b); and

                           (iv)     intercompany liabilities waived pursuant to
         Section 5.10(b).

                  (c) Since March 31, 2002, none of the Acquired Subsidiaries has (1) paid or otherwise discharged any obligation or liability to or advanced amounts to Seller other than in accordance with cash management transfers made in the ordinary course of business, consistent with past practice or (2) made any distributions to any Seller Entity other than Seller. Since March 31, 2002, Seller has not (i) discharged any obligation or liability of, or advanced amounts, other than in the ordinary course of business, to any Seller Entity other than Seller or an Acquired Subsidiary or (ii) discharged any obligation or liability of, or advanced amounts to, any Acquired Subsidiary.

                  (d) The Seller has made available to the Purchaser and representatives of the Purchaser all material documents and information concerning the financial condition, physical condition and operations of the Acquired Assets, Acquired Subsidiaries, and Acquired Centers and the Business.

         Section 3.12 Sufficiency and Condition of Assets; Assets of USD Payment Corp.

                  (a) Except as described in Schedule 3.12(a), all Acquired Assets owned or leased by Seller and the Selling Subsidiaries and all assets and all properties owned or leased by the Acquired Subsidiaries or held for use in the Business at the Acquired Centers (i) are in the possession or under the control of Seller, the Selling Subsidiaries or the Acquired Subsidiaries, as the case may be, (ii) remain suitable for the purposes for which they were being used at December 31, 2001 or such later date of acquisition of such assets or properties by the applicable Seller Entity, (iii) remain in a condition, nature and quantity sufficient for the conduct of the Business as conducted at December 31, 2001 or such later date of acquisition of such assets or properties by the applicable Seller Entity, and (iv) are free from any defects or damage, reasonable wear and tear excepted. Collectively, the Acquired Assets and the assets and properties owned or leased by the Acquired Subsidiaries are all of the assets used in the conduct of the Business at the Acquired Centers, except as set forth in Schedule 3.12(a).

                  (b) The four-volume report of Greenberg Traurig, P.A., dated May 22, 2001, summarizing all security interests on record against the assets and properties of the Business and the Seller Entities does not as of its date contain any untrue statement of a material fact nor does it omit to state a fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading in any material respect. Except as set forth on Schedule 3.12(b), from and after the date of such four-volume report, to the Knowledge of the Seller Entities, there have been no security interests created, perfected or granted, as the case may be, in respect of any assets or properties of the Business or the Seller Entities, other than Permitted Exceptions and the DVI Liens.

                  (c) USD Payment Corp. does not own or hold any assets other than cash transferred to it from time to time by one or more of the Seller Entities and bank accounts for purposes of holding such cash.

         Section 3.13      Supplies; Accounts Receivable.

                  (a) Except as set forth on Schedule 3.13(a), all Supplies as of the date hereof are of a quality and quantity that are suitable for the conduct of the Business at the Acquired Centers as presently conducted by Seller.

                  (b) Except as set forth on Schedule 3.13(b), the Accounts Receivable (i) arose from bona fide sales transactions in the ordinary course of business consistent with past practice and are payable on ordinary trade terms,
(ii) are not subject to any valid right of set-off or counterclaim, (iii) are collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable reserve reflected in the Financial Statements, and (iv) are not the subject of any Action.

         Section 3.14      Conduct of Business; Absence of Certain Changes or
Events.

                  (a) Except as set forth on Schedule 3.14(a), the Seller Entities have conducted the Business only in the ordinary course of business and in a manner consistent with past practice, and whether or not in the ordinary course and in a manner consistent with past practice since December 31, 2001 and during such period, there has not been any event which has occurred, individually or together with any other events, that has resulted or could reasonably be expected to result in a Material Adverse Change to the Acquired Centers. Without in any way limiting the foregoing, for purposes of this Agreement, the occurrence of any of the following events since March 31, 2002 (or such other date as shall be agreed upon in writing by the parties or indicated in subclauses (a)(i) through (a)(x) below) shall conclusively constitute a "Material Adverse Change," unless otherwise agreed in writing between the parties:

                           (i) Any decrease of 5% or more in any of the following financial indicators of the Acquired Centers in the aggregate for the period June 1, 2002 through August 31, 2002 (utilizing annualized numbers for such period) compared to the period from January 1, 2002 to May 31, 2002 utilizing annualized numbers:

                                    (A)      total amount of collected revenues

                  and accounts receivable;

                                    (B)      realization percentage on
                  collection of accounts receivable;

                                    (C)      net working capital (defined as
                  current assets determined in accordance with GAAP minus current liabilities determined in accordance with GAAP, excluding (i) all intercompany payables, (ii) any asset write-ups, including reductions of reserves or accruals for inventory, bad debts or other items or adjustments made as a consequence of the Acquisition, and (iii) accounts receivable for more than 180 days as of the Closing); and

                                    (D)      cumulative number of imaging
                  procedures performed.

                           (ii) Any increase of 5% or more in accounts receivable write-offs of the Acquired Centers in the aggregate for the period June 1, 2002 through August 31,

         2002 (utilizing annualized numbers for such period) compared to the period from January 1, 2002 to May 31, 2002 utilizing annualized numbers.

                           (iii) Any increase of ten (10) or more days in the average number of days for collection of accounts receivable of the Acquired Centers since March 31, 2002;

                           (iv) Since December 31, 2001, and except as disclosed in Schedule 3.14(a)(iv) or another Seller Disclosure Schedule or as otherwise agreed in writing between the parties, any termination, suspension, discontinuation, non-renewal or any other occurrence affecting the enforceability or valid status of any agreement, contract or arrangement (including without limitation, any Material Acquired Center/Subsidiary Contract) the lack of enforceability of which would have a Material Adverse Effect;

                           (v)      Without limiting the generality or
         enforceability of Section 3.14(a)(iv) above, since December 31, 2001, and except as disclosed in Schedule 3.14(a)(v) or in the Seller Disclosure Schedules or as otherwise agreed in writing between the parties, any termination, suspension, discontinuation, non-renewal or any other occurrence affecting the enforceability or valid status of any of the following types of agreements, contracts or arrangements at or relating to the Acquired Centers:

                                    (A)      one or more material third-party
                  payor contracts (i.e., contracts accounting for 5% or more of consolidated net revenues of Seller);

                                    (B)      one or more contracts of any
                  physician, physician group or entity or other professional group or entity rendering professional services at one or more Acquired Centers accounting in the aggregate for 5% or more of the aggregate net revenues of the Acquired Centers;

                                    (C)      from the date hereof, one or more
                  insurance contracts insuring the Seller Entities against risk of loss of any kind;

                                    (D)      one or more Real Property Leases
                  relating to one or more Acquired Centers accounting in the aggregate for 5% or more of the aggregate net revenues of the Acquired Centers, provided that Seller shall give Purchaser notice of any termination, suspension, discontinuation, non-renewal or any other occurrence affecting the enforceability or valid status occurring after the date hereof of any Real Property Lease relating to or affecting the Acquired Centers or the Acquired Subsidiaries;

                                    (E)      one or more capitalized leases for
                  equipment included within the Acquired Assets accounting in the aggregate for 5% or more of the aggregate net revenues of the Acquired Centers, provided that Seller shall give Purchaser notice of any termination, suspension, discontinuation, non-renewal or any other occurrence affecting the enforceability or valid status occurring after the date hereof of any capitalized lease affecting the Acquired Assets;

                           (vi) The occurrence of any of the following events since the date hereof pertaining to one or more of the Acquired
         Centers:

                                    (A)      any actual or constructive notice
                  of an audit, investigation, or other investigative or non-routine inquiry by any Governmental Entity;

                                    (B)      any actual or constructive notice
                  of any action or proposed action of any Governmental Entity, or any private accrediting or approving agency that could be reasonably likely to result in the termination, revocation, suspension or other adverse action with respect to any pertinent Permit the loss of which would have a Material Adverse Effect;

                           (vii) any actual or constructive notice of any action or proposed action of any third-party payor or health insurer (including government payors) to recover or set off against future payments amounts previously paid by such payor which notice together with all such similar notices asserts a cumulative claim of $250,000 in the case of a single Acquired Center and/or $500,000 in the aggregate with respect to the Acquired Centers in the aggregate;

                           (viii) with respect to one or more Acquired Centers accounting for 5% or more of the aggregate net revenues of the Acquired Centers, the occurrence of one or more of the following with respect to: (A) any closure or material reduction in scope of services offered; or (B) any interruption in operation of more than 10 consecutive days;

                           (ix) with respect to one or more Acquired Centers, any single casualty with an aggregate adverse effect of more than $100,000 or multiple casualties with an aggregate adverse effect of more than $500,000; or

                           (x) any act or omission (including without limitation, by failure to give written notice of termination) as a result of which any Acquired Subsidiary or Acquired Center enters into, becomes a party to, guarantees, renews or otherwise becomes legally committed to undertake the obligations under one or more Material Acquired Center/Subsidiary Contracts where such contract individually requires, or such contracts in the aggregate require, the annual payment of One Million Dollars ($1,000,000.00) or more without first obtaining the written consent of the Purchaser.

                  (b) Without limiting the scope of Section 3.14(a), except as set forth on Schedule 3.14(b), there has not occurred since March 31, 2002 any of the following with respect to one or more of the Acquired Centers:

                           (i) any change in accounting methods, principles or practices except as described in the relevant footnotes to the Financial Statements;

                           (ii) any revaluation of any material assets included in the Acquired Assets, including without limitation, writing off notes or accounts receivable other than in the ordinary course of business;

                           (iii) any execution of any new material contract between an Acquired Subsidiary and Seller or any of Seller's other Affiliates other than in the ordinary course of business;

                           (iv) any initiation or settlement of a lawsuit by any Person affecting the value or validity of any of the Acquired Assets in any material respect;

                           (v) any changes in operations or capital structure of one or more Acquired Centers where such center or centers account for 5% or more of the aggregate net revenues of the Acquired Centers, including without limitation, any closure, material interruption, suspension or material reduction in scope of the operations, business or activities of such center or centers;

                           (vi) any acquisition or disposition of any of the Acquired Assets that were material in value, except in the ordinary course of business and in a manner consistent with past practice;

                           (vii) any acquisition of (or commitment to acquire) the stock or equity interests of any entity or the operating assets of any going business concern;

                           (viii) any incurrence of indebtedness by Seller or any of the other Seller Entities that is material to the Business at the Acquired Centers, other than in the ordinary course of business and in a manner consistent with past practice; or

                           (ix)     any increase in or addition to the
         compensation payable or to become payable to any employee of the Seller, the Acquired Subsidiaries or of the Business at the Acquired Centers, including awards or grants under equity compensation plans, except for increases in salaries or wages in the ordinary course of business and in a manner consistent with past practice and that do not have a disproportionate effect in favor of directors, officers and/or senior management employees of the Seller or of the Acquired Subsidiaries. No Seller Entity has agreed to, or intends to, take any action contemplated by the foregoing clauses (i) through (ix).

         Section 3.15 Title to Property. Except as set forth on Schedule 3.15, the Seller, a Selling Subsidiary or an Acquired Subsidiary as of the date hereof has, or as of the date of the Closing will have, good title to, valid leasehold interests in, good and marketable fee simple title to, or other valid rights to use, all of the Acquired Assets and all properties and assets of the Acquired Subsidiaries. At the Closing, the Purchaser will receive (and the Acquired Subsidiaries will have) good and marketable title to, or a valid leasehold interest in or assignment of, each of, the Acquired Assets and all assets and properties of the Acquired Subsidiaries, free and clear of any liens, claims and encumbrances of any nature, other than the Permitted Exceptions.

         Section 3.16      Litigation. Except as set forth on Schedule 3.16:

                  (a) There is no Action pending or, to the Knowledge of the Seller Entities, threatened against, relating to or affecting the Business at the Acquired Centers, any Acquired Subsidiary, any assets of Acquired Subsidiaries, or any of the Acquired Assets; and

                  (b) There are no facts or circumstances of which any Seller Entity has Knowledge that could give rise to any Action against the Seller or any Acquired Subsidiary or relating to the Business at the Acquired Centers or the Acquired Assets or the assets of Acquired Subsidiaries.

         Section 3.17      Real Property.

                  (a) Schedule 3.17(a) sets forth a list (including legal description, address and current use) of all real property owned by the Seller, the Selling Subsidiaries and the Acquired Subsidiaries and improvements located thereon (the "Owned Real Property"), and all other interests in and rights to real property, that are leased by Seller, the Selling Subsidiaries and the Acquired Subsidiaries pursuant to a property lease (the "Leased Real Property," and together with the Owned Real Property, the "Real Property"). Except as set forth on Schedule 3.17(a), no Other Subsidiary owns, or as of the date of the Closing will own, real property and improvements located thereon that is used in or necessary to the Business of as conducted at one or more of the Acquired Centers. Except as set forth on Schedule 3.17(a), Seller, a Selling Subsidiary or an Acquired Subsidiary owns outright, and has good and marketable title to, all of the Owned Real Property, free and clear of all liens, except Permitted Exceptions, and to the Knowledge of the Seller Entities, the Real Property is insurable as such at regular rates by a title company selected by Purchaser. Each Seller, Selling Subsidiary or Acquired Subsidiary has the valid right to use, and enjoys peaceful and undisturbed possession of, all Leased Real Property. Except as set forth on Schedule 3.17(a), no Seller Entity occupies or uses, and no Acquired Subsidiary has occupied or used, in the conduct of the Business, or has had any rights in or to, any real property other than the Real Property.

                  (b) Except as set forth on Schedule 3.17(b), to the Knowledge of the Seller Entities, the current use of the Real Property is in material compliance with all applicable zoning Laws. Except as set forth on
Schedule 3.17(b), the consummation of the transactions contemplated hereby will not (i) prevent the Purchaser from utilizing, in accordance with such Laws, any or all of the Real Property following the Closing in the same manner as the Acquired Subsidiaries utilized such Real Property prior to the Closing or (ii) require the Purchaser, as a condition of continuing such use, to comply with any existing zoning Laws beyond or in addition to those to which the Acquired Subsidiaries' use of the Real Property is currently subject.

                  (c) Except as set forth on Schedule 3.17(c), to the Knowledge of the Seller Entities, the electric, gas, public water and sewer utility services, and storm drainage facilities currently used at the Real Property are adequate for the present use of the Real Property by the Acquired Subsidiaries in conducting the Business, and there is no condition that might result in the termination of the present access from the Real Property to such utility services and other facilities.

                  (d) Except as set forth on Schedule 3.17(d), to the Knowledge of the Seller Entities, the improvements located on the Real Property are structurally sound and in good condition, and all mechanical and other systems located therein are in good operating condition and no condition exists with respect to such improvements or systems that will require substantial repairs, alterations or corrections, ordinary wear and tear excepted. Neither Seller nor any other Seller Entity has received notice of any proposed public improvements that might result in any charge being levied or assessed against any of the Real Property or of any proposed Law (including, but not limited to, zoning Laws) that might adversely affect the current use of the Real Property.

         Section 3.18      Intellectual Property.

                  (a) Schedule 3.18(a) sets forth a complete and accurate list of all Intellectual Property owned or used by any Seller Entity that relates to the operations of the Business of the Acquired Centers, including the Intellectual Property to be transferred to Purchaser pursuant to Section 1.1(b) (together with the Intellectual Property owned or used by the Acquired Subsidiaries, the "Acquired Intellectual Property").

                  (b) Schedule 3.18(b) lists all material agreements granting or obtaining any right to use or practice any rights under any Acquired Intellectual Property to which any Seller Entity is a party or is otherwise bound, as licensee or licensor thereunder, including without limitation, license agreements, settlement agreements and covenants not to sue (collectively, the "IP License Agreements"). With respect to each such item of Acquired Intellectual Property, the agreement, whether license, sublicense, or other permission covering the item, is legal, valid, binding, enforceable and in full force and effect and will continue to be legal, valid, binding, enforceable and in full force and effect following the consummation of the transactions contemplated by this Agreement.

                  (c)      Except as set forth on Schedule 3.18(c):

                                    (i)      each Seller Entity owns or
         possesses adequate licenses or other legal rights to use, sell or license all Acquired Intellectual Property, free and clear of all liens, claims or encumbrances of any kind other than the Permitted Exceptions or as set forth in such licenses, except where the failure to so own or possess would not have a material adverse effect on one or more of the Acquired Centers or one or more of the Acquired Subsidiaries other than an Acquired Center or Acquired Subsidiary with revenues of less than One Million Dollars ($1,000,000.00) for the year ending December 31, 2001;

                                    (ii)     any applied for or registered
         trademark or copyright or issued patent included in the Acquired Intellectual Property and owned by a Seller Entity, to the Knowledge of the Seller Entities, used but not owned by the Seller Entities, has been duly maintained, and has not been cancelled, expired, surrendered or abandoned, and, to the Knowledge of the Seller Entities, is valid, subsisting and in full force and effect;

                                    (iii)    no claims or proceedings, or to the
         Knowledge of the Seller Entities, threat of claims, have been asserted by any third party against any Seller Entity relating to the use of any Acquired Intellectual Property rights or challenging or questioning the validity or effectiveness of any Acquired Intellectual Property or IP License Agreement, and to the Knowledge of the Seller Entities, the practice or use of the Acquired Intellectual Property, does not infringe, misappropriate, violate or dilute any intellectual property rights of any third party, except where such infringement, misappropriation, violation or dilution would not have a material adverse effect on one or more of the Acquired Centers or one or more of the Acquired Subsidiaries other than an Acquired Center or Acquired Subsidiary with revenues of less than One Million Dollars ($1,000,000.00) for the year ending December 31, 2001;

                                    (iv)     there are no pending claims,
         demands or proceedings initiated by any Seller Entity charging any third party with infringement, misappropriation, dilution or violation of any Acquired Intellectual Property, and to the Knowledge of the Seller Entities, no third party is misappropriating, infringing, diluting or violating any Acquired Intellectual Property as to which any Seller Entity has a claim of title, whether actual or beneficial;

                                    (v)      no settlement agreements, consents,
         judgments, orders, forbearance to sue or similar obligations binding upon the Seller Entities limit or restrict the rights of any Seller Entity in or to any Acquired Intellectual Property;

                                    (vi)     no Seller Entity has licensed its
         rights in any Acquired Intellectual Property, or received or been granted any such rights, other than pursuant to the IP License Agreements;

                                    (vii)    except for breaches and defaults of
         the type referred to in Section 365(b)(2) of the Bankruptcy Code, each IP License Agreement is a valid and binding obligation of the Seller Entity party thereto, enforceable against such Seller Entity in accordance with its terms, and to the Knowledge of the Seller Entities, there is no IP License Agreement that is not enforceable against any other party thereto, and to the Knowledge of Seller Entities, no event or condition has occurred which will result in a violation or breach of, or constitute a default by the Seller Entity party thereto under, any such IP License Agreement, except where such failure to be enforceable, breach or default would not have a material adverse effect on one or more of the Acquired Centers or one or more of the Acquired Subsidiaries other than an Acquired Center or Acquired Subsidiary with revenues of less than One Million Dollars ($1,000,000.00) for the year ending December 31, 2001;

                                    (viii)   the consummation of the
         transactions contemplated hereby will not result in the loss or impairment of the Purchaser's or any Acquired Subsidiary's rights to own or use any of the Acquired Intellectual Property, nor will such consummation require the consent of any third party in respect of any Acquired Intellectual Property, which loss or failure to obtain consent would result in a material adverse effect on one or more of the Acquired Centers or one or more of the Acquired Subsidiaries other than an Acquired Center or Acquired Subsidiary with revenues of less than One Million Dollars ($1,000,000.00) for the year ending December 31, 2001; and

                                    (ix)     the Acquired Intellectual Property
         is adequate for the conduct of the Business at the Acquired Centers as currently conducted and as expected to be conducted between the date hereof and the Closing.

         Section 3.19      Employment and Labor Matters.

                  (a)      Except as set forth on Schedule 3.19(a):

                           (i) there are no Actions pending or, to the Knowledge of any Seller Entity, threatened, between any Seller Entity and any Selected Employee or any employee or former employee of any of the Acquired Subsidiaries;

                           (ii) no Acquired Subsidiary is a party to any collective bargaining agreement or other labor or union contract and no Seller Entity is a party to any collective bargaining agreement or other labor or union contract applicable to any Selected Employee or any employee or former employee of any of the Acquired Subsidiaries;

                           (iii)    there are no unfair labor practice
         complaints pending or threatened against the Seller or any Seller Entity before the National Labor Relations Board or any similar state or foreign agency or any current union representation questions involving any Selected Employee or any employee or former employee of any of the Acquired Subsidiaries;

                           (iv) no union claims to represent any Selected Employee or any employee or former employee of any of the Acquired Subsidiaries, and no union, works council or other employee representative body is recognized or accepted by any Seller Entity for collective bargaining, negotiation or consultation purposes in respect of all or any of such Persons;

                           (v) there is no grievance arising out of any collective bargaining agreement or other grievance procedure asserted by any Selected Employee or any employee or former employee of any of the Acquired Subsidiaries, whether arising by custom and practice or otherwise;

                           (vi) no Seller Entity has Knowledge of any strikes, labor disputes, slowdowns, work stoppages or lockouts by or with respect to any employees of the Seller Entity during the past five years;

                           (vii) to the Knowledge of the Seller Entities, no material organizational effort is currently being made or threatened involving any of the Seller's or any Acquired Subsidiary's employees;

                           (viii) to the Knowledge of the Seller Entities, the Seller and each Acquired Subsidiary are, and have at all times been, in material compliance with all applicable laws relating to employment and employment practices, including without limitation, provisions thereof relating to terms and conditions of employment, wages, hours of work, occupational safety and health, collective bargaining, the payment of social security and other payroll or similar taxes, equal employment opportunity, employment discrimination or harassment, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation other than failures to comply which would not result in a Material Adverse Effect;

                           (ix)     neither the Seller nor any Acquired
         Subsidiary is liable for any arrears of wages or penalties for failure to comply with any of the foregoing;

                           (x) the Seller and the Acquired Subsidiaries have not received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation with respect to the Seller or any Acquired Subsidiary and no such investigation is in progress; and

                           (xi) there are no complaints, lawsuits or other proceedings pending or, to the Knowledge of the Seller Entities, threatened in any forum by or on behalf of any present or former employee of the Seller or any Acquired Subsidiary, any applicant for employment or classes of the foregoing, alleging breach of any express or implied contract for employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

                  (b) Except as set forth on Schedule 3.19(b), since the enactment of the WARN Act, there has been no:

                           (i) "plant closing" (as defined in the WARN Act) affecting any Acquired Centers or Acquired Subsidiaries;

                           (ii) "mass layoff" (as defined in the WARN Act) affecting any Acquired Centers or Acquired Subsidiaries; or

                           (iii) any collective redundancies, social plan, layoffs or employment terminations sufficient in number to trigger application of any state or local law similar in effect to the WARN Act, in each such case excluding the effect of the transactions contemplated hereby.

                  (c) As of three Business Days prior to the date of this Agreement, Schedule 3.19(c) contained a complete and accurate list of the following information for each (i) Selected Employee and (ii) employee or director of each Acquired Subsidiary with an annual compensation of $50,000 or more including each such employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since December 31, 2001; vacation accrued; and, service credited for purposes of vesting and eligibility to participate under the applicable Seller Plans. Schedule 3.19(c) also contains a complete and accurate list of the following information for each retired director of the Seller and each Acquired Subsidiary who was engaged in the Business, or his or her dependents, receiving benefits or scheduled to receive benefits in the future: name; pension benefit; pension option election; retiree medical insurance coverage; retiree life insurance coverage; and other benefits.

                  (d) Except as set forth on Schedule 3.19(d), to the Knowledge of any Selling Entity, no Selected Employee or employee of any Acquired Subsidiary is a party to or otherwise bound by any agreement or arrangement, including any confidentiality, non-competition or proprietary rights agreement, between such employee or director and any other Person that in any way adversely affects, or is reasonably likely to affect (A) the performance of his or her then-current duties or similar duties as an employee of the Business at the Acquired Centers after the Closing or (B) the ability of the Purchaser to conduct the Business at the Acquired Centers.

         Section 3.20      Employee Benefits.

                  (a) Schedule 3.20(a) contains a complete and correct list of all employee benefit plans as defined in Section 3(3) of ERISA ("Employee Benefit Plans") and of all other employee arrangements and commitments, whether or not employee benefit plans (including without limitation, sick leave, vacation pay, severance pay, salary continuation for disability, consulting or other compensation arrangements, retirement plans, deferred compensation plans, bonus plans, incentive compensation plans, stock option or other stock incentive plans, equity compensation plans, employee stock purchase plans, medical, dental and vision plans, life insurance and educational assistance programs) sponsored or maintained by the Seller, an Acquired Subsidiary or an ERISA Affiliate, or to which the Seller, an Acquired Subsidiary or an ERISA Affiliate contributes or is required to contribute, or to which the Seller, an Acquired Subsidiary or an ERISA Affiliate is a party for the benefit of any Selected Employee or any employee or former employee of any of the Acquired Subsidiaries, or to which the Seller, an Acquired Subsidiary or any ERISA Affiliate has any liability, contingent or otherwise, in relation to any Selected Employee or any employee or former employee of any of the Acquired Subsidiaries (collectively the "Seller Plans"). As used herein, "ERISA Affiliate" shall refer to any trade or business, whether or not incorporated, under common control with the Seller or an Acquired Subsidiary within the meaning of Section 414(b), (c), (m) or (o) of the Code. Except as set forth on Schedule 3.20(a), the Seller has made available to the Purchaser complete and correct copies of all Seller Plans, and where applicable, all related summary plan descriptions and any subsequent summaries of material modifications, the most recent financial statements, the three most recent annual reports (Form 5500 series in the case of Seller Plans in the United States), the most recent IRS determination letter for all plans qualified or intended to qualify under Section 401(a) of the Code, the three most recent actuarial reports, a copy of each trust agreement or other funding arrangement and all material correspondence within the last three years with governmental and regulatory authorities relating to any Seller Plan as well as handbooks, manuals, collective bargaining agreements and similar documents governing employment policies, practices and procedures.

                  (b) To the Knowledge of the Seller Entities, with respect to each Employee Benefit Plan subject to ERISA required to be listed on Schedule 3.20(a) and except as set forth on Schedule 3.20(b): (i) each Employee Benefit Plan has been operated in compliance with its terms and with the applicable provisions of ERISA, the Code and all other applicable laws and the rules and regulations promulgated thereunder; (ii) each Employee Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code is (and from its inception has been) so qualified and is, as most recently amended, (and from its inception has been) the subject of a favorable determination letter as to its qualification; the trust maintained under such Employee Benefit Plan is (and from its establishment has been) exempt from federal income taxation under Section 501 of the Code; and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification or exemption or the imposition of any liability, penalty, or tax under ERISA or the Code; (iii) all contributions required under the terms of such Plans or under applicable law have been made within the time required by law and the terms of the Plans, and all such contributions have been fully deductible for federal income tax purposes, and neither Seller nor any Acquired Subsidiary or ERISA Affiliate has any actual or potential liability for the ten-percent tax imposed by Section 4972 of the Code on nondeductible contributions to qualified employer plans; (iv) there have been no "prohibited transactions" (as described in Section 4975 of the Code or in Part 4 of Subtitle B of Title I of ERISA) for which a statutory, administrative, or regulatory exemption is not available; and (v) there are no inquiries, proceedings, claims or suits pending or threatened by any Governmental Entity or authority or by any participant or beneficiary against any of the Employee Benefit Plans, the assets of any of the trusts under such Plans or the Plan sponsor or the Plan administrator, or against any fiduciary of any of such Employee Benefit Plans with respect thereto, nor are there any facts which could form the basis for any such inquiries, proceedings, claims or suits in respect of, any aspect of the Employee Benefit Plans, other than routine claims for benefits.

                  (c) To the Knowledge of the Seller Entities, with respect to each Seller Plan required to be listed on Schedule 3.20(a) which is not an Employee Benefit Plan subject to ERISA and except as set forth on Schedule 3.20(c): (i) each Seller Plan has been operated in compliance with its terms and with all applicable laws and the rules and regulations promulgated thereunder;
(ii) each Seller Plan which is intended to have tax-favored or tax-exempt status has received all necessary certificates and approvals from the relevant tax authority and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such approval; (iii) all contributions required under the terms of such Seller Plans or under applicable law have been made within the time required by law and the terms of the Seller Plans; (iv) there have been no restricted or prohibited transactions in relation to any Seller Plan with the Seller, any Affiliate of the Seller or any person connected with the Seller or any of its affiliates, under Section 4975 of the Code or any other applicable law, for which a statutory, administrative, or regulatory exemption is not available; and (v) there are no inquiries, proceedings, claims or suits pending or threatened by any Governmental Entity or authority or by any participant or beneficiary against any of the Seller Plans, the assets of any of the trusts of or under such Seller Plans or the Seller Plan sponsor or the Seller Plan administrator, or against any fiduciary of any of such Seller Plans with respect to any aspect of the Seller Plans, other than routine claims for benefits, nor are there any facts which could form the basis for any such inquiries, proceedings, claims, or suits.

                  (d) Neither Seller, any Acquired Subsidiary nor any ERISA Affiliate has ever maintained, contributed or been obligated to contribute to a "Multiemployer Plan" (as such term is defined by Section 4001(a)(3) of ERISA) and none of the Acquired Subsidiaries has, or would, as a result of ceasing to participate in one of the Seller Plans as a result of the Acquisition, have, any special liability to contribute to or make payments in respect of a Seller Plan in which it had ceased to participate.

                  (e) Except as set forth on Schedule 3.20(e), there are no unsatisfied liabilities to participants, the IRS, the United States Department of Labor ("DOL"), the Pension Benefit Guaranty Corporation ("PBGC") or to any other Person or regulatory body which have been incurred as a result of the termination of any Employee Benefit Plan ever maintained by Seller, an Acquired Subsidiary or any ERISA Affiliate and neither Seller nor any ERISA Affiliate sponsors, maintains, contributes to or is required to contribute to any Employee Benefit Plan which is subject to the minimum funding requirements of Part 3 of Subtitle B of Title I of ERISA or subject to Section 412 of the Code.

                  (f) To the Knowledge of the Seller Entities, except as set forth on Schedule 3.20(f), in respect of Seller Plans, all reports and information required to be filed with the DOL, IRS and PBGC, or any other Governmental Entity or furnished to plan participants and their beneficiaries with respect to each Seller Plan required to be listed on Schedule 3.20(a) have been so filed and/or furnished and all annual reports (including Form 5500 series) of such Plans were certified without qualification by each Plan's accountants and no material change has occurred with respect to matters covered by the most recent Form 5500 since the date thereof.

                  (g) Except as set forth on Schedule 3.20(g), the consummation of the transactions contemplated herein will not, either alone or in combination with another event, (i) entitle any Selected Employee or any current or former employee, officer, director, consultant or agent of Seller or any Acquired Subsidiary to severance pay, unemployment compensation or any other payment, or (ii) accelerate the time of payment or vesting of, or increase the amount of, compensation or benefits due to any such individual. Further, no payment made to any Selected Employee or any current or former employee, officer, director, consultant, or agent of Seller or any Acquired Subsidiary as a consequence of the transaction described herein will be nondeductible because of the applicability of the "golden parachute" provisions of Sections 280G and 4999 of the Code.

                  (h) To the Knowledge of the Seller Entities, except as set forth on Schedule 3.20(h), there has been no violation of the "continuation coverage requirement" of "group health plans" as set forth in section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA (sometimes referred to as "COBRA") with respect to any Seller Plan to which such continuation coverage requirements apply and there has been no violation of the health insurance obligations (sometimes referred to as "HIPAA") imposed by Section 9801 of the Code and Part 7 of Subtitle B of Title I of ERISA with respect to any Seller Plan which is a "group health plan" (as defined in Section 5000(b)(1) of the Code and Section 706 of ERISA) to which such insurance obligations apply (including the requirement that certificates of creditable coverage be provided to certain employees and their dependents) which in any case would result in a Material Adverse

Effect. To the Knowledge of the Seller Entities, neither Seller, any Acquired Subsidiary nor any ERISA Affiliate has contributed to a nonconforming group health plan (as defined in Section 5000(c) of the Code) and no ERISA Affiliate of the Seller has incurred a tax under Section 5000(a) of the Code which is or is reasonably expected to become a liability of an Acquired Subsidiary.

                  (i) Except as set forth on Schedule 3.20(i), other than such continuation of benefit coverage under group health plans as is required by applicable law (as described above), the cost of which is fully paid by the former employee or his or her dependent, none of the Seller or the Acquired Subsidiaries maintains retiree life or retiree health plans providing for continuing coverage for any employee or any beneficiary of an employee after the employee's termination of employment.

                  (j) No trust under any Employee Plan has at any time had any "unrelated business taxable income" as that term is defined in Section 512 of the Code, nor has any such trust been subject to tax thereon under Section 511 of the Code.

                  (k) All material taxes, penalties, interest charges, and other financial obligations to federal, state, and local governments and to participants or beneficiaries under the Seller Plans have been satisfied in full.

                  (l) All amendments and actions required to bring the Seller Plans into conformity with all of the applicable provisions of ERISA, the Code and other applicable laws have been made or taken except those amendments or actions (i) that are not required by law to be made or taken until a date after the Closing Date or (ii) which if not taken would result in a Material Adverse Effect.

                  (m) There were no loans made before 2002 by any of the Seller Plans to any shareholder-employees, as defined in Section 4975(f)(6)(C) of the Code.

         Section 3.21      Taxes.

                  (a) Except as set forth on Schedule 3.21(a), each Acquired Subsidiary has (i) properly completed and timely filed (or will timely file) all material Tax Returns required to be filed by such Acquired Subsidiary through the Closing Date (taking into account applicable extensions) and (ii) paid or accrued (in accordance with GAAP in the applicable jurisdiction) all Taxes shown to be due on such Tax Returns other than such Taxes as are being contested in good faith by such Acquired Subsidiary. As of the time of filing, the foregoing Tax Returns, to the Knowledge of any Seller Entity, correctly reflected the material facts regarding the income, business, assets, operations, activities, status or other matters of the Acquired Subsidiary or any material information required to be shown thereon.

                  (b) Except as set forth on Schedule 3.21(b), there are no ongoing or to the Knowledge of any Seller Entity, threatened pending or expected, federal, state, local or foreign audits, investigations or examinations of any Tax Return of any Acquired Subsidiary including any jurisdiction where the Acquired Subsidiary does not file Tax Returns.

                  (c) There are no outstanding written requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes against any Acquired Subsidiary.

                  (d) No Acquired Subsidiary is a party to or bound by any agreement providing for the indemnity, allocation or sharing of Taxes.

                  (e) There are no liens for Taxes upon the Acquired Assets, the Interests or assets of any Acquired Subsidiary which are not provided for in the Financial Statements, except liens for Taxes not yet due and payable and liens for Taxes that are being contested in good faith and that are described on Schedule 3.21(e).

                  (f) All material elections with respect to Taxes affecting the Acquired Subsidiaries as of the date hereof are disclosed or attached to the Tax Returns of the Acquired Subsidiaries.

                  (g) There are no outstanding rulings of, or requests for, rulings with any Taxing Authority addressed to the Acquired Subsidiaries that are, or if issued, would be binding on the Acquired Subsidiaries.

                  (h) None of the Acquired Assets is property which is required to be treated as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code. None of the Acquired Assets directly or indirectly secures any debt the interest on which is tax exempt under Section 103(c) of the Code. None of the Acquired Assets is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                  (i) Seller and each Acquired Subsidiary has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, member, partner or other third party.

                  (j) Prior to Closing, the Seller shall furnish the Purchaser with an affidavit stating, under penalty of perjury, the transferor's United States taxpayer identification number and that the transferor is not a foreign person, pursuant to Section 1445(b)(2) of the Code.

                  (k) "Taxes" shall mean any and all taxes, fees, levies or other assessments, including without limitation, federal, state, local, or foreign income, corporate gross receipts, excise, real or personal property, sales, withholding, social security, occupation, use, service, value added, license, net worth, payroll, franchise, severance, stamp, transfer, registration, premium, windfall, profits, environmental, customs duties, capital stock, capital duty profits, unemployment, disability, alternative or add-on minimum, estimated or any similar taxes imposed by any Taxing Authority together with any interest, penalties or additions to tax and additional amounts imposed with respect thereto (including any fee or assessment or other charge in the nature of or in lieu of any tax), in each case, whether or not disputed, including any transferee or secondary liability in respect of any tax (whether imposed by law, contractual agreement or otherwise) and any liability in respect of any tax as a result of being a member of any affiliated, consolidated, combined, unitary or similar group. "Taxing Authority" shall mean any Governmental Entity responsible for the imposition or collection of any Taxes. "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority or jurisdiction (foreign or domestic) with respect to Taxes.

         Section 3.22      Environmental Compliance. Except as set forth in
Schedule 3.22:

                  (a) To the Knowledge of the Seller Entities, the Seller and each Acquired Subsidiary is, and has been since December 31, 2001 in compliance in all material respects with all applicable Environmental Laws (as defined below), including, but not limited to, possessing and complying with all Permits and other governmental authorizations required for its operations under applicable Environmental Laws.

                  (b) There is no pending or, to the Knowledge of any Seller Entity, threatened Action, and, there is no investigation pending or, to the Knowledge of any Seller Entity, threatened against or involving any Acquired Asset, the Interests or any Acquired Subsidiary or its properties and assets under or pursuant to any Environmental Law. No Seller Entity has received written notice from any Person, including but not limited to, any Governmental Entity, alleging that it has been or is in violation in any material respect or potentially in violation in any material respect of any applicable Environmental Law or otherwise may be liable under any applicable Environmental Law, which violation or liability is unresolved.

                  (c) There have been no releases, spills or discharges of Hazardous Substances (as defined below) on, above or underneath any of the Owned Real Property or, to the Knowledge of any Seller Entity, any of the Leased Real Property.

                  (d) Neither the Seller nor any Seller Entity, nor, to the Knowledge of any Seller Entity, any other Person, has caused or taken any action that will result in, and neither the Seller nor any other Seller Entity is subject to, any material liability or obligation relating to environmental conditions arising from its ownership, operation or storage of any of the Acquired Assets or any assets of any Acquired Subsidiary or to environmental conditions at, above, on or under any of the Acquired Assets or any assets of any Acquired Subsidiary.

                  (e)      For purposes of this Agreement:

                           (i) "Environmental Laws" means all federal, state, local and foreign laws, regulations, rules and ordinances relating to pollution or protection of human health (as it relates to environmental matters, such as toxic tort or human exposure matters, but not as it relates to worker safety and health matters, which are covered elsewhere in this Agreement), or the environment, including without limitation, laws relating to releases or threatened releases of Hazardous Substances into the environment (including without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata).

                           (ii) "Hazardous Substances" means any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous


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

         wastes," "hazardous materials," "hazardous constituents," "restricted hazardous materials," "extremely hazardous substances," "toxic substances," "contaminants," "pollutants," "toxic pollutants," or words of similar meaning and regulatory effect under any applicable Environmental Law including without limitation, petroleum, petroleum products, polychlorinated biphenyls and asbestos.

         Section 3.23 Substantial Payors and Suppliers. Schedule 3.23 lists the Material Payors of the Business at each of the Acquired Centers on the basis of net revenues in accordance with the audited Financial Statement for services provided for the most recent fiscal year. Schedule 3.23 lists each supplier to the Business at the Acquired Centers whose cost of goods or services provided to the Business for the most recent fiscal year, individually or in the aggregate, exceeds the lesser of $50,000 and 3% of the expenses of the Business (each such supplier, a "Material Supplier"). Except as disclosed in Schedule 3.23, as to any Assumed Contract listed on Schedule 3.10, no such Material Payor or Material Supplier has (a) notified any Seller Entity in writing that it has ceased or materially reduced or intends to cease or materially reduce its purchases from, or sales or provision of services to, or has materially modified or intends to materially modify its relationship with, the Seller or any Acquired Subsidiary or Acquired Center since December 31, 2001, except for normal fluctuations or expirations in the ordinary course of business and late payments which in the aggregate do not exceed 5% of the net revenues of the affected Acquired Subsidiary or Acquired Center, or (b) to the Knowledge of the Seller Entities, has threatened in writing to cease or materially reduce such purchases or sales or provision of services or has any reason to terminate or modify such relationship, except with respect to services or goods that can be procured from alternate suppliers on substantially the same terms. To the Knowledge of the Seller or any Acquired Subsidiary or Acquired Center, no such customer or supplier is threatened with bankruptcy or insolvency.

         Section 3.24 Audits. Seller has provided to Purchaser, or will provide to Purchaser on or prior to Closing, copies of all internal and third party audits of Medicare or Medicaid procedures or practices of the Seller Entities, to the extent in the possession of the Seller Entities, except to the extent the provision of said audits will result in the forfeiture or waiver of the attorney-client privilege held by the applicable Seller Entities or violate applicable law with respect to the subject matter thereof.

         Section 3.25 No Outstanding Guarantees or Pledges. Except as set forth on Schedule 3.25 and for guarantees or pledges made for the benefit of DVIFS and DVIBC, there are no guarantees, pledges or surety of, or undertaking to perform, any obligation or liability of any Person in any form by Seller or by any of the Acquired Subsidiaries.

         Section 3.26 Transactions with Related Persons. Schedule 3.26 sets forth in reasonable detail a listing of all intercompany transactions, except for transactions in the ordinary course of business and that relate to the cash management system between the Acquired Subsidiaries on the one hand, and Seller or any other Seller Entity on the other. Except as set forth on Schedule 3.26, neither Seller nor any Selling Subsidiary nor any Related Person or any of them owns, or since December 31, 2001, has owned, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that has (a) had business dealings or a material financial interest in any transaction with any of the Acquired Subsidiaries, or (b) engaged in competition with any Acquired Subsidiary with respect to any line of the products or services of the Acquired Subsidiaries (a "Competing Business") in any market served as at December 31, 2001 by the Acquired Subsidiaries, except for ownership of less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth on Schedule 3.26, neither Seller nor any Selling Subsidiary nor any Related Person of any of them is a party to any contract with, or has any claim or right against, any of the Acquired Subsidiaries.

         Section 3.27 Books and Records. Since December 31, 2001, neither the Seller nor any other Seller Entity has engaged in any transactions with respect to the Business of the Acquired Centers, maintained any bank account for the Business of the Acquired Centers or used any of the funds in the conduct of the Business of the Acquired Centers except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Seller and in the Financial Statements.

         Section 3.28 Insurance. The Acquired Assets, the Acquired Centers, the Acquired Subsidiaries and all material assets and property of the Acquired Centers and the Acquired Subsidiaries are covered by valid, outstanding and enforceable policies of insurance listed on Schedule 3.28. Except as disclosed on Schedule 3.28, since December 31, 2001, no such insurance contract relating to or covering the Acquired Assets, the Acquired Centers and/or the Acquired Subsidiaries or any of the material assets and property of any of them has been reduced in scope or has been terminated, suspended, non-renewed or otherwise has failed to remain in continuous force and effect (the "Terminated Policy"), unless (1) a substitute policy (the "Substitute Policy") was placed into effect simultaneous with the termination, suspension, non-renewal or failure to remain in effect of the Terminated Policy with no gap or hiatus in coverage of any of the assets or entities covered by the Terminated Policy and (2) the Substitute Policy provided for substantially equivalent, or broader and/or higher-limit coverage than the Terminated Policy of all the Acquired Assets, Acquired Centers, and/or Acquired Subsidiaries and the assets thereof covered under the Terminated Policy.

         Section 3.29 Tangible Personal Property. Schedule 3.29 lists by current location, all Tangible Personal Property and all Leased or Licensed Assets used in the Business at the Acquired Centers, whether located in the Acquired Centers, at the Headquarters or elsewhere, which property has a book value of $5,000 or more or in the case of Leased or Licensed Assets, an annual lease payment of more than $10,000.

         Section 3.30 Brokers. No Person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by any Seller Entity in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of a Seller Entity.

         Section 3.31 Disclosure. No representation or warranty by the Seller or the Selling Subsidiaries contained in this Agreement and no statement contained in any documents or any other certificate or instrument furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated in this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact, necessary in order to make any of the statements not misleading.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                  The Purchaser represents and warrants to the Seller, which representations and warranties shall be true, correct and complete on the date hereof and on the Closing Date, as follows:

         Section 4.1 Organization. The Purchaser is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation. The Purchaser is duly qualified or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified, licensed and in good standing have not had and would not be reasonably likely to have a material adverse effect on its operations, business or results of operations.

         Section 4.2 Authority Relative to this Agreement. The Purchaser (or DVIFS and DVIBC, in the event of an assignment of this Agreement by Purchaser to a third party) has the power and authority, corporate or otherwise, to (a) enter into this Agreement and, together with DVIFS and DVIBC, all agreements contemplated by this Agreement with respect to all amounts owing from any or all of the Seller Parties to DVIFS and DVIBC as of the date of this Agreement, as set forth and agreed to by the parties to the Cash Collateral Stipulation, and (b) to carry out its obligations hereunder. The execution, delivery, and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all requisite corporate actions. This Agreement has been duly and validly executed and delivered by the Purchaser and (assuming this Agreement constitutes a valid and binding obligation of the Seller and the Selling Subsidiaries) constitutes a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms.

         Section 4.3 Consents and Approvals. Except for consents, approvals or authorizations which may be required under the HSR Act, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Entity is required to be made or obtained by the Purchaser in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

         Section 4.4 No Violations. Neither the execution, delivery or performance of this Agreement by the Purchaser, nor the consummation by the Purchaser of the transactions contemplated hereby, nor compliance by the Purchaser with any of the provisions hereof, will conflict with or result in any breach of any provisions of the articles or certificate of incorporation, as the case may be, or bylaws of the Purchaser.

         Section 4.5 Brokers. No Person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by the Purchaser in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

         Section 4.6 Financial Resources. The Purchaser has sufficient financial resources to enable it to pay to the Seller at the Closing the Adjusted Purchase Price and to deliver the Escrow Amount to the Escrow Agent.

                                   ARTICLE V

                                    COVENANTS

         Section 5.1       Bankruptcy Actions.

                  (a) Within two (2) Business Days following the execution of this Agreement, the Seller Debtor Entities shall file Petitions for relief with the Bankruptcy Court commencing the Bankruptcy Cases. Concurrent with or immediately following the Bankruptcy Filing the Seller Debtor Entities shall file with the Bankruptcy Court (i) a motion and supporting papers (including a proposed form of an order) in form and substance satisfactory to the Purchaser seeking the entry of an order by the Bankruptcy Court in the form of Exhibit C hereto (the "Bid Procedures Order") approving of the terms of Sections 5.1, 5.2 and 5.3 of this Agreement, including without limitation, the procedures relating to alternative offers and the payment of the Breakup Fee and Cost Reimbursement (the "Bid Procedures Approval Motion"), and (ii) the Sale Approval Motion for entry of an order approving this Agreement and supporting papers and transactions in connection herewith (including a proposed form of order), in form and substance satisfactory to the Purchaser, in the form of Exhibit D hereto, and the Seller Debtor Entities' performance hereunder, the sale of the Acquired Assets, free and clear of all liens, claims (as defined by Section 101(5) of the Bankruptcy Code) and interests (the "Sale Approval Order"). The Seller Debtor Entities shall use commercially reasonable efforts to have the Bankruptcy Court schedule expedited hearings and enter the Bid Procedures Order as soon as practicable following the filing of the motion therefor. To the extent the Seller Debtor Entities determine the filing of the Bid Procedures Approval Motion and Sale Approval Motion can be filed as one consolidated motion pursuant to local practice and the rules of bankruptcy procedure adopted by the Bankruptcy Court, the Seller Debtor Entities may file the Bid Procedures Approval Motion and the Sale Approval Motion as one consolidated motion.

                  (b) Purchaser (and, if Purchaser assigns its rights hereunder to a third party, DVIFS and DVIBC) shall use all commercially reasonable efforts to support entry of the Sale Approval Order and approval of the transactions provided for and contemplated by this Agreement.

                  (c) On the Bankruptcy Filing Date, the Seller Debtor Entities shall file a motion with the Bankruptcy Court for authorization to use cash collateral on terms acceptable to DVIFS and DVIBC (the "Cash Collateral Motion"). In the event the Seller Debtor Entities require debtor-in-possession financing in order to operate the Business pending until the Closing

Date, such financing shall be subject to the prior approval of DVIFS and DVIBC, such approval not to be unreasonably withheld. In connection with such use of Cash Collateral and/or debtor-in-possession financing, the Seller Debtor Entities acknowledge that all revenues, cash, receipts and proceeds from the sale of their assets and operations of their business constitute cash collateral of DVIFS and DVIBC (the "Cash Collateral"), and the Seller Debtor Entities shall use such Cash Collateral (and advances under any debtor-in-possession financing) only to the extent provided by the Budget and Cash Collateral Stipulation. DVIFS and DVIBC shall consent to the use of Cash Collateral in accordance with the Budget and Cash Collateral Stipulation until (i) the earlier of (A) five Business Days after the Bankruptcy Filing Date and (B) the date of an interim hearing on the Cash Collateral Motion or (ii) such other date as is agreed to by DVIFS and DVIBC and the Seller Debtor Entities. Seller Debtor Entities shall use commercially reasonable efforts to schedule interim and final hearings on approval of the Cash Collateral Stipulation by entry of orders in the Bankruptcy Cases (collectively, the "Cash Collateral Orders").

                  (d) The Seller Debtor Entities shall use commercially reasonable efforts to consummate the Acquisition in accordance with this Agreement, including but not limited to, taking all actions required under the Bankruptcy Code and Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules") in connection with obtaining approval of the sale of the Acquired Assets under this Agreement. In that regard, to the extent commercially reasonable, the Seller Debtor Entities shall promptly respond to objections to entry of the Bid Procedures Order and Sale Approval Order, conduct discovery proceedings, schedule and attend hearings and oppose any actions taken by the parties objecting to, appealing, or seeking a stay of the consummation of the sale of the Acquired Assets provided by this Agreement. Any plan of reorganization proposed by the Seller Debtor Entities shall incorporate the transactions contemplated by this Agreement and the entry of all orders provided for in this Agreement, including without limitation, the Bid Procedures Order, the Sale Approval Order, and Cash Collateral Orders.

                  (e) The Seller Debtor Entities shall provide notice to Purchaser of the motion or motions requesting approval and entry of the Bid Procedures Order and the Sale Approval Motion in form and substance reasonably acceptable to Purchaser and in such manner as required by applicable Laws. The Seller Debtor Entities shall also promptly provide the Purchaser with drafts of all documents, motions, orders, filings or pleadings that the Seller Debtor Entities propose to file with the Bankruptcy Court which relate to (i) this Agreement or the transactions contemplated hereunder, (ii) entry of the Cash Collateral Orders, (iii) entry of the Bid Procedures Order and Sale Approval Order, and (iv) the Purchaser or any other potential purchaser of the Acquired Assets, and will provide the Purchaser with a reasonable opportunity to review such documents in advance of their service and filing to the extent reasonably practicable under the circumstances. The Seller Debtor Entities shall consult and cooperate with the Purchaser, and consider in good faith the views of the Purchaser with respect to all such filings. Notwithstanding any provision to the contrary herein, the Seller Debtor Entities shall not seek or agree to amend, vacate or modify any provision of the Bid Procedures Order or the Sale Approval Order without the prior written consent of the Purchaser, except to the extent that the Seller Debtor Entities determine cause exists under Rule 60(b)(3) of the Federal Rules of Civil Procedure.

                  (f) The Seller Debtor Entities shall provide in the Bid Procedures Approval Motion and the Sale Approval Motion that all responses or objections shall be served on, among others, counsel to the Purchaser. Purchaser may file a notice of appearance in the Bankruptcy Cases and the Seller Debtor Entities acknowledge and agree that Purchaser shall have standing to appear in connection with all proceedings regarding the sale of the Seller Debtor Entities' assets in the Bankruptcy Cases. The Seller Debtor Entities shall use commercially reasonable efforts to take all actions, including without limitation, the defense of motions and actions filed by third parties required in the Bankruptcy Cases reasonably required to retain possession and ownership of the Acquired Assets, and continue operation of the Business of the Acquired Centers pending Closing.

                  (g) Notice of the Sale Hearing, the Sale Approval Motion, and request for entry of the Sale Approval Order and the objection deadline shall be served by the Seller Debtor Entities in accordance with Bankruptcy Rules 2002, 6004, 6006 and 9014 and any applicable local rules of the Bankruptcy Court on all Persons required to receive notice under such rules, including, but not limited to, all Persons which have asserted liens, encumbrances or other interests in the Acquired Assets, all non-debtor parties to the Assumed Contracts, parties to partnership agreements for Long Beach Medical Imaging Center, a California limited partnership, Park South Imaging Center, Ltd. and Chalmette Imaging Associates, a partnership in commendam, counsel to the official committee of unsecured creditors appointed in the Bankruptcy Cases (if appropriate), the Office of the United States Trustee, all indenture trustees for debt issued by the Seller, and each of the Seller Debtor Entities' creditors (the "Required Creditor Notices").

                  (h) In addition, if required by Purchaser, notice of the Sale Approval Motion for the Sale Approval Order, the Sale Hearing thereon and the objection deadline shall be given by the Seller Debtor Entities by publication of a notice (the "Publication Notice") in the New York Times and the Wall Street Journal National Edition. Such notice shall be published at the Purchaser's expense (and shall not be treated as a "Non-Reimbursed Expense"), and such publication notice shall be in form and substance satisfactory to the Purchaser.

         Section 5.2       Bidding Procedures.

                  (a) The Seller acknowledges that this Agreement is the culmination of an extensive process undertaken by the Seller to identify and negotiate a transaction with a bidder who was prepared to pay the highest and best purchase price for the Acquired Assets while assuming or otherwise satisfying certain liabilities in order to maximize value for the Seller Debtor Entities' creditors and stockholders. Attached to this Agreement as Exhibit E, and incorporated by reference as if fully set forth herein, are the bidding procedures (the "Bidding Procedures") to be employed with respect to this Agreement concerning the sale of the Acquired Assets to the Purchaser. The sale is subject to competitive bidding as set forth herein and approval by the Bankruptcy Court at the Sale Hearing under Sections 105, 363, 365 and 1146(c) of the Bankruptcy Code. The overbid provisions and related bid protections are designed to compensate the Purchaser for its efforts and agreements to date and to facilitate a full and fair process designed to maximize the value of the Acquired Assets for the benefit of the Seller

Debtor Entities' creditors and stockholders, and, as such, the Bidding Procedures are an integral part of this Agreement.

                  (b)      Breakup Fee and Cost Reimbursement.

                           (i) In the event that Purchaser is not in a material breach of this Agreement, which breach Purchaser would be unable to cure after receipt of notice within the time period provided by Section 7.4 herein, and would preclude Purchaser's ability to close the Acquisition under this Agreement and (i) the Seller (A) sells, transfers, leases, or otherwise disposes directly or indirectly, including through an asset sale, stock sale, merger, or other similar transaction, all or substantially all or a material portion of the Acquired Assets in a transaction or series of transactions with a party or parties other than the Purchaser or (B) retains the Acquired Assets or substantial portion thereof under a plan of reorganization (such events under subsections (i)(A) and (B) being a "Competing Transaction"), (ii) the Seller terminates this Agreement pursuant to
         Section 7.2 and agrees to a Competing Transaction on or prior to February 1, 2003, and such Competing Transaction closes (or in the case of a plan of reorganization, the plan is confirmed and the effective date occurs), or (iii) the Closing does not occur as a result of the Seller Debtor Entities' willfully breaching their obligations under
         Article V of this Agreement in order to avoid the consummation of the Acquisition on the terms and conditions set forth herein (a "Seller Willful Breach"), the Seller shall pay to the Purchaser a fee of an amount equal to the sum of (x) the amount of the Cost Reimbursement plus (y) the "Breakup Fee" at the time of the Closing of a Competing Transaction regardless of the date of the Closing of such Competing Transaction; provided, however, if a Competing Transaction does not occur after a Seller Willful Breach provided by clause (iii) of this subsection (b)(i), Seller shall pay to Purchaser only the Cost Reimbursement. The Cost Reimbursement and the Breakup Fee represent the Purchaser's fee for its work in establishing a bid standard or minimum for other bidders, placing estate property in a sales configuration made attractive to other bidders to the Auction and for serving, by its name and its expressed interest, as a catalyst for other bidders. The Breakup Fee and the Cost Reimbursement payable to the Purchaser in connection with a Competing Transaction pursuant to this Section 5.2(e) shall be paid to the Purchaser at the closing (which shall be deemed to include confirmation of a plan of reorganization) of such Competing Transaction. In the event a Competing Transaction does not occur, the Cost Reimbursement shall be paid as allowed administrative priority expenses of the Seller in the Bankruptcy Cases under Section 503(b)(1) of the Bankruptcy Code.

                           (ii) The Breakup Fee shall equal $420,000 and the "Cost Reimbursement" shall consist of the Purchaser's actual and reasonable expenses and costs (including reasonable attorney's fees) incurred in connection with the transactions contemplated by this Agreement; provided, however that in no event shall the amount of the Cost Reimbursement exceed $500,000.

         Section 5.3 Compliance With Bidding Procedures Process; No Solicitation of Transactions; Maintenance of Confidentiality.

                  (a) The Seller Debtor Entities shall solicit offers for, or respond to, any offer, proposal, request for information, or inquiry from any Person other than Purchaser regarding the sale of the Acquired Assets only to the extent of and as provided by the Bidding Procedures and Bid Procedures Order from the date hereof until the Closing Date.

                  (b) The Seller Debtor Entities shall provide or make available to the Purchaser any non-public material information with respect to the Seller Entities that it provides to any third party in accordance with the Bidding Procedures.

                  (c) The Seller Debtor Entities shall not provide any non-public information with respect to the Seller Debtor Entities to any third party that expresses an unsolicited bona fide interest in making a potential Qualified Bid (as such term is defined in the Bidding Procedures) unless: (i) such non-public information is provided pursuant to a customary confidentiality agreement and (ii) such non-public information has been delivered or previously made available to the Purchaser. The Seller Debtor Entities shall not release any Person from, or waive any provisions of, any confidentiality agreement entered into in accordance with the Bidding Procedures.

                  (d) The Seller Debtor Entities shall use their reasonable best efforts to maintain the confidentiality of non-public information in the Seller Disclosure Schedules. In that regard the Seller Disclosure Schedules shall be filed under seal. In the event any Person seeks to obtain the Seller Disclosure Schedules without complying with the Bidding Procedures, the Seller Debtor Entities shall use their reasonable best efforts to seek and obtain a protective order with respect thereto, except as required by law.

         Section 5.4 Conduct of Business by the Seller Pending the Closing. Except (i) as expressly contemplated by this Agreement, (ii) as disclosed in Schedule 5.4, (iii) with the prior written consent of the Purchaser, (iv) as required by, or arising out of, relating to, or resulting from, the Bankruptcy Filing or approved by the Bankruptcy Court or (v) to the extent necessary to obtain debtor-in-possession financing, after the date hereof and through the Closing Date:

                  (a) The Seller shall, and shall cause USD Payment Corp. and all other Seller Entities to: (i) conduct the Business only in the ordinary course of business and in a manner consistent with past practice, including continuing to pay all obligations in the ordinary course of the Business, adequately funding the Business and performing in all material respects all of its obligations under all agreements and instruments relating to or affecting the Acquired Assets or the Business at the Acquired Centers and the Acquired Subsidiaries; and (ii) use good faith efforts to maintain good relations with the customers of and vendors to the Business at the Acquired Centers and the Acquired Subsidiaries, and with the employees of the Business at the Acquired Centers and the Acquired Subsidiaries; and

                  (b) The Seller shall not, and shall cause all other Seller Entities not to, take any of the following actions with respect to the Acquired Subsidiaries, the Business at the Acquired Centers and the Acquired
Assets:

                           (i) amendment, supplement, termination or cancellation of the articles of incorporation or bylaws or similar organizational documents of the Seller, a Selling Subsidiary, an Acquired Subsidiary or any of the Contracts;

                           (ii) the issuance or sale of any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire the shares of, the capital stock or equity or membership interests of any Acquired Subsidiary;

                           (iii) the pledge, mortgage, acquisition, sale, lease or disposition of any Acquired Asset or any asset of an Acquired Subsidiary, except in the ordinary course of business and in a manner consistent with past practice, if not material, individually or in the aggregate;

                           (iv) (A) the incurrence or assumption of any liabilities or obligations by an Acquired Subsidiary, except for borrowings under existing lines of credit in the ordinary course of business, in a manner consistent with past practice, if not material to the Acquired Subsidiary; (B) the assumption, guarantee, endorsement or otherwise becoming liable or responsible (whether directly, contingently or otherwise) by an Acquired Subsidiary for the obligations of any other Person; (C) the payment or other discharge of any intercompany obligations or liabilities by any of the Acquired Subsidiaries to any of the other Seller Entities, except payments to Seller where such obligations are reflected in the Budget; (D) the payment or other discharge of any intercompany obligations or liabilities by Seller to any of the Acquired Subsidiaries or any of the other Seller Entities; or (E) the making by an Acquired Subsidiary of any loans, advances or capital contributions to, or investments in, any other Person;

                           (v)      the entering into new contracts or
         agreements that are not terminable upon the Closing between an Acquired Subsidiary and any Person, except in the ordinary course of business and in a manner consistent with past practice, if not material, individually or in the aggregate;

                           (vi) the mortgage or pledge of any Acquired Assets or by an Acquired Subsidiary of any of its assets, tangible or intangible, except in the ordinary course of business and in a manner consistent with past practice, if not material, individually or in the aggregate;

                           (vii) the acquisition or disposition by an Acquired Subsidiary (by merger, consolidation or acquisition of stock or assets) of any corporation, partnership or other business organization or division thereof or any equity interest therein, except in the ordinary course of business and in a manner consistent with past practice, if not material, individually or in the aggregate;

                           (viii) any increases in or additions to the compensation payable to or in respect of any of the Selected Employees or any employee of any of the Acquired Subsidiaries, including pursuant to a Seller Plan, and any awards or grants under equity compensation plans, other than such increases, additions, awards or grants reflected in the Budget;

                           (ix) a failure to maintain books, records and accounts of the Seller, the Acquired Subsidiaries and the Business in the ordinary course;

                           (x) a change of any of the financial or tax accounting methods or procedures used by the Seller or an Acquired Subsidiary, except as required by applicable law or GAAP as to which Seller's independent public accountants have not objected in writing;

                           (xi) failure to maintain working capital in conformity with normalized historical practices, except as included in the Budget or as otherwise approved in writing by the Purchaser;

                           (xii) bringing, settling, compromising or waiving any Action or legal right affecting the validity or value of any Acquired Asset or any asset of an Acquired Subsidiary;

                           (xiii) payment of any dividends or distributions by any Acquired Subsidiary or other return of capital by any Acquired Subsidiary to its stockholders, partners or members, as the case may be, except for any distribution to Seller for the payment of ordinary and necessary expenses as reflected in the Budget;

                           (xiv) sale, disposition, transfer or conveyance of any of the Acquired Assets or any assets of an Acquired Subsidiary, except in the ordinary course of business and in a manner consistent with past practice, if not material, individually or in the aggregate;

                           (xv) the material change, modification or alteration of the operations of the Business or any of the Acquired Subsidiaries, including without limitation, any closure, material interruption, suspension or material reduction in scope of the operations, business or activities of the Business or any of the Acquired Subsidiaries;

                           (xvi) the taking of any action that would have been required to be disclosed on the Seller Disclosure Schedule or that would cause any representation or warranty of the Seller or any of the Selling Subsidiaries in this Agreement to be untrue in any material respect as of the Closing Date; or

                           (xvii) the authorization or entering into an agreement to do any of the foregoing.

                  (c) Conditioned upon and subject to entry of the Cash Collateral Orders, the Purchaser shall satisfy or make sufficient cash available to the Seller at Closing to permit the Seller Entities to satisfy ordinary course obligations related to the operation of the Business set forth in the Budget accruing before the Closing Date; provided, however, that such obligations shall not include Chapter 11 Expenses related to the administration of the Bankruptcy Cases and other expenses unrelated to the operation of the Business (such expenses are referred to as the "Non-Reimbursed Expenses"). To the extent that the Non-Reimbursed Expenses are included in the Budget as approved by the Purchaser and paid by Seller from Purchaser's Cash Collateral, such amounts shall be allowed as a super-priority expense of administration in favor of the Purchaser, and either (i) deducted in their entirety from the Purchase Price at the time of Closing or paid to Purchaser from the purchase price paid to Seller in a Competing Transaction at the time of closing of such Competing Transaction; or (ii) paid in full in the event that the Closing does not occur or a closing of a Competing Transaction does not occur, to the Purchaser as a super-priority expense of administration in the Bankruptcy Cases under a plan of reorganization or otherwise. To the extent any Non-Reimbursed Expenses are not paid in full or deducted as contemplated above, the Purchaser shall have a claim against the Escrow Account for any unpaid super-priority expenses of administration.

         Section 5.5 Access and Information. After the date hereof and through the Closing Date:

                  (a) The Seller shall afford to the Purchaser and to the Purchaser's financial advisors, legal counsel, accountants, consultants, financing sources and other authorized representatives reasonable access during normal business hours to the books, records, properties and personnel of the Seller, the Selling Subsidiaries, the Business, the Acquired Centers, the Acquired Subsidiaries and the Other Subsidiaries and, during such period, shall furnish reasonably promptly to the Purchaser such information as the Purchaser reasonably may request.

                  (b) The Seller shall deliver monthly financial statements of the Business and each Acquired Subsidiary prepared on the same basis as the Financial Statements (including balance sheets and income statements) to the Purchaser, on or before the 30th calendar day of the following month.

         Section 5.6 Approvals and Consents; Notification; Material Adverse Change.

                  Subject to any orders entered or approvals or authorizations granted by the Bankruptcy Court and the Bankruptcy Code:

                  (a) As soon as practicable after the date of this Agreement, but in no event later than seven (7) calendar days after the date hereof, the Seller and the Purchaser shall file or shall cause to be filed all requisite documents and notifications, if any, in connection with the transactions contemplated by this Agreement required to be filed pursuant to the HSR Act, if any. The Seller and the Purchaser shall take all other actions necessary to file as soon as practicable all notifications, filings and other documents required to obtain all approvals, consents or waivers from Governmental Entities, and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission, the Antitrust Division of the

Department of Justice and any other Governmental Entity for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any Governmental Entity in connection therewith. Subject to such confidentiality restrictions as may be reasonably requested, the Seller and the Purchaser will coordinate and cooperate with one another in preparing such notifications and in responding to such requests and each will render reasonable assistance as the other may request in connection with the foregoing. All filing fees and all penalties for failure to file required notifications or for failure to file required notifications in a timely manner shall be paid one-half by the Seller and one-half by Purchaser.

                  (b) Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to take, or cause to be taken, all commercially reasonable actions and to do, or cause to be done, all things commercially reasonably necessary and appropriate to consummate and make effective the transactions contemplated by this Agreement. Notwithstanding the preceding sentence or any provision to the contrary contained in this Agreement, neither the Purchaser nor any of its Affiliates shall be required to divest themselves of any assets or businesses or agree to limit the ownership or operation of the Purchaser or any of its Affiliates of any assets or businesses, including without limitation, the assets and businesses to be acquired under this Agreement.

                  (c) Each of the Seller and the Purchaser shall give prompt notice to the other of the occurrence or failure to occur of an event that would, or with the lapse of time would, cause any condition to the consummation of the transactions contemplated hereby to be or become incapable of satisfaction.

                  (d) The Seller shall notify the Purchaser promptly if any Material Payor cancels or materially modifies, terminates its contract, agreement or arrangement or gives the Seller or any Seller Entity notice of its assertion or intention to do any of the foregoing.

                  (e)      Between the date hereof and the Closing,

                           (i) Seller shall not terminate any Material Acquired Center/Subsidiary Contract without first obtaining the written consent of the Purchaser, such consent not to be unreasonably withheld;

                           (ii) Seller shall not allow any Acquired Center or Acquired Subsidiary to enter into, become a party to, guarantee, renew or otherwise legally commit to undertake the obligations under any contract that requires the annual payment of Ten Thousand Dollars ($10,000) or more without first obtaining the written consent of the Purchaser, such consent not to be unreasonably withheld;

                           (iii) Seller shall notify Purchaser in writing, by facsimile transmission or by E-mail within five (5) Business Days of the occurrence of any of the following occurrences, acts or omissions with respect to any Material Acquired Center/Subsidiary Contract: (A) any payment default by any Seller Entity; (B) any material breach of any Material Acquired Center/Subsidiary Contract of which any Seller Entity has actual or constructive notice; or (C) any written notice by any party to any Material Acquired Center/Subsidiary Contract of material breach, or threatened or actual termination (including without limitation, by service of process) given or received by any Seller Entity with respect to such Material Acquired Center/Subsidiary Contract; (such notices shall be sent to addresses for mail, facsimile and/or E-mail designated by Purchaser); and

                           (iv) Seller shall notify Purchaser in writing, by facsimile transmission or by E-mail within five (5) Business Days in advance of the required date for any Seller Entity to give notice of extension, renewal, or termination of any Material Acquired Center/Subsidiary Contract.

                  (f) Seller shall give prompt notice to the Purchaser of the occurrence of any event or condition constituting or reasonably likely to constitute a Material Adverse Change under Section 3.14.

         Section 5.7       Employee Matters.

                  (a) Purchaser does not intend nor shall it be obligated to tender offers of employment to any employees of Seller or the Selling Subsidiaries (employees of the Acquired Subsidiaries will remain such). Notwithstanding the foregoing, Purchaser may, in its sole and absolute discretion, prior to the Closing Date make an offer of employment effective as of the Closing Date to each employee of the Seller and the Selling Subsidiaries who, in Purchaser's judgment, is necessary for the operation of the Business at the Acquired Centers (the "Selected Employees") on terms and conditions that, with respect to salary and bonus, are substantially similar to those currently offered by the Seller and the Selling Subsidiaries and with respect to other matters, are, subject to any overriding legal and regulatory requirements, substantially similar, in the aggregate, subject to the Purchaser's standard policies, including but not limited to, eligibility requirements, to those currently offered by the Seller and the Selling Subsidiaries; provided, however, that the Purchaser shall not be required to assume or substitute or have any obligation with respect to any stock options, stock awards, stock appreciation rights or similar compensatory grants provided by Seller or any of the other Seller Entities.

                  (b) The Purchaser shall indemnify and hold the Seller, the Selling Subsidiaries and their subsidiaries and Affiliates harmless from and against any and all claims, losses, damages, expenses, obligation and liabilities (including costs of collection, reasonable attorneys' fees and other costs of defense) which the Seller Entities or their Affiliates may incur in connection with any suit or claim or violation brought against the Seller Entities or their Affiliates under the WARN Act or any similar national, multi-national, state or local law that relates to actions taken by the Purchaser on or after the Closing Date with regard to any site of employment or one or more facilities or operating units within any site of employment of the business of the Purchaser. The Seller shall indemnify and hold harmless the Purchaser, the Acquired Subsidiaries and their respective subsidiaries and Affiliates against any such claims losses, damages, expenses, obligations, and liabilities referred to in the previous sentence that relates to actions taken by the Seller Entities prior to the Closing Date.

                  (c) The provisions of this Section 5.7 are not intended for the benefit of any third parties and, if breached by the Purchaser, may only be enforced by the Seller or a Selling Subsidiary against the Purchaser in a court of competent jurisdiction.

         Section 5.8 Disclosure and Status of Material Contracts of Acquired Centers and Acquired Subsidiaries.

                  (a) Not later than thirty (30) days after the date of this Agreement, Seller shall provide to Purchaser a completed Schedule 5.8 relating to disclosure and status of the material Contracts of Acquired Centers and Acquired Subsidiaries. Such schedule shall disclose the following with respect to each Contract to which any Acquired Center or Acquired Subsidiary was a party that as of March 31, 2002 requires an annual payment obligation of Twenty-Five Thousand Dollars ($25,000) or more (such Contracts collectively referred to as the "Material Acquired Center/Subsidiary Contracts"): (i) the parties to any such Contract; (ii) a brief description of the subject matter of the Contract; (iii) any then-current payment default with respect to any such Contract; (iv) any material breach of any such Contract of which any Seller Entity has actual or constructive knowledge; (v) any termination in effect as of the date of such Schedule 5.8 with respect to any such Contract; and (vi) any Contract as to which Seller has either given or received a formal written notice of termination on or before August 31, 2002.

                  (b) Not more than five (5) days prior to the Sale Hearing Date and again at the Closing, Seller shall deliver to Purchaser an updated
Schedule 5.8, which shall contain the information with respect to each Material Acquired Center/Subsidiary Contract specified in Section 5.8(a) current to the date of the required delivery date.

         Section 5.9 Books and Records. The Purchaser shall allow the Seller and any of its directors, officers, employees, counsel, representatives, accountants and auditors access to the Selected Employees, employees of the Acquired Subsidiaries and other employees of the Purchaser or its subsidiaries engaged in the operation of the Business at the Acquired Centers and all business records and files of the Seller Entities and the Acquired Centers that are transferred to Purchaser in connection herewith, which are reasonably required by the Seller for purposes related to the Bankruptcy Cases, tax matters and other reasonable business purposes, during regular business hours and upon reasonable notice, and the Seller shall have the right to make copies of any such records and files at its own cost and expense.

         Section 5.10      Releases, Covenants Not to Sue, and Discharges.

                  (a) Release of DVI Parties. At the Closing, the Seller Debtor Entities shall cause the Seller Entities, including but not limited to, the Other Subsidiaries, and the bankruptcy estates of any of the Seller Debtor Entities, together with all of the then-current directors and officers of the Seller Entities or any officer or director serving in any such capacity with any of the Seller Entities at any time since January 1, 2000 (collectively, the Seller Entities and their individual directors and officers are referred to collectively as "Seller Parties") to fully, unconditionally and irrevocably release and forever discharge Purchaser (including DVIFS if this Agreement is assigned by DVIFS to a third party), DVI, DVIBC, and all of DVI's Affiliates (collectively, the "DVI Entities") together with all of the directors, officers, employees, agents and/or representatives of the DVI Entities, and all of the successors and assigns of the DVI Entities, whether past or present, and in all capacities (including without limitation, any capacity with respect to the Seller Debtor Entities, Acquired Subsidiaries, Other Subsidiaries, or any of them) (collectively, the DVI Entities and their individual directors, employees, agents, representatives, and officers are referred to as the "DVI Parties") from and against all claims or liabilities of any kind whatsoever arising from or based upon acts, events, transactions, or occurrences which occurred prior to the date of the Closing, of any kind or nature, contingent or liquidated, whether based in tort or contract, known or unknown, in law or equity, including but not limited to, claims arising under the Bankruptcy Code, which the Seller Parties or any of them might have, possess, or be able to assert against the DVI Parties or any of them, other than claims as liabilities arising from the breach of this Agreement, and to execute and deliver to Purchaser and the DVI Parties one or more release agreements evidencing the same (the "DVI Releases"). Notwithstanding anything to the contrary set forth in this Agreement, failure of one or more current or former officers or directors of the Seller Entities to execute or deliver a DVI Release shall not result in the failure of a condition to the Closing and shall not give Purchaser or Seller the right to terminate this Agreement.

                  (b) Release of Officers and Directors of Seller Parties. At the Closing, the Purchaser shall cause the DVI Parties to fully, unconditionally and irrevocably release and forever discharge the directors and officers of the Seller Parties, whether then-current or serving in any such capacity at any time since January 1, 2000, who execute and deliver DVI Releases to the DVI Parties from and against all claims or liabilities of any kind whatsoever which the DVI Parties or any of them might have, possess, or be able to assert against such directors or officers or any of them from among the Seller Parties, and to execute and deliver to Seller one or more release agreements evidencing the same (the "Seller Releases"). The Seller Releases shall be in the same form as the DVI Releases.

                  (c) Release of Liabilities of Acquired Subsidiaries to Seller and Other Subsidiaries. At the Closing, the Seller shall, and shall cause the other Seller Debtor Entities and Other Subsidiaries (other than the Acquired Subsidiaries), to fully, unconditionally and irrevocably release and forever discharge the Acquired Subsidiaries from and against all claims, obligations and/or liabilities of any kind whatsoever held by or in favor of Seller or any of the other Seller Entities (other than the Acquired Subsidiaries) and/or any of them, and to execute and deliver to Purchaser one or more release agreements evidencing the same (the "Acquired Subsidiaries Releases"). Aside from the foregoing claims, obligations and liabilities, neither Seller nor any Selling Subsidiary nor any Other Subsidiary shall be obligated to discharge any other claims, obligations or liabilities of any Acquired Subsidiary.

                  (d) Release of Liabilities of Seller and Other Subsidiaries to Acquired Subsidiaries. At the Closing, the Purchaser shall cause the Acquired Subsidiaries, to fully, unconditionally and irrevocably release and further discharge the Seller Debtor Entities and the Other Subsidiaries from and against all claims or liabilities of any kind whatsoever held by or in favor of any Acquired Subsidiary, and to execute and deliver to the Seller Debtor Entities and Other Subsidiaries one or more Release Agreements evidencing the same (the "Other Subsidiary Releases").

                  (e) Waiver of Right to Distribution of Purchaser and DVIBC. At the Closing, the Purchaser shall, and shall cause DVIBC (and DVIFS in the event DVIFS assigns its rights under this Agreement) to fully, unconditionally and irrevocably waive its rights to all avoidance claims and distribution in the Bankruptcy Cases from Seller, any Seller Debtor Entity, or their estates on account of any allowed unsecured claim held by DVIFS and DVIBC in the Bankruptcy Cases and the Purchase Price regardless of whether the Purchase Price is distributed to Seller Entities other than the Seller Debtor Entities; provided, however, such waiver shall not include (i) claims to the extent secured by liens against property of the Seller Debtor Entities, Acquired Subsidiaries, and the Other Subsidiaries, and proceeds thereof, other than the Purchase Price, which claims and liens are hereby expressly reserved and (ii) administrative expense priority claims which arise under the Bid Procedures Order, Cash Collateral, Cash Collateral Stipulation, and this Agreement (the "DVI Distribution Waiver"). For the purposes of this subsection (e) and subsection (f) herein, "Purchase Price" shall include any earnings thereon after the Closing.

                  (f) Covenant Not to Sue Other Subsidiaries. At the Closing, the Purchaser shall agree and cause DVIFS and DVIBC to agree, not to sue, obtain judgment, or otherwise exercise rights and remedies held by DVIFS and DVIBC under the DVI Finance Agreements against the Other Subsidiaries, or to enforce or collect indebtedness due to DVIBC and DVIFS by the Other Subsidiaries under the DVI Finance Agreements (the "Covenant Not to Sue Other Subsidiaries"); provided, however, the Covenant Not to Sue Other Subsidiaries shall expressly exclude any judicial or non-judicial action required by DVI to enforce and execute upon property of the Other Subsidiaries which is encumbered by the DVI Liens other than the Purchase Price paid under this Agreement and earnings thereon; and, further provided, that upon occurrence of any of the following, the Covenant Not to Sue shall terminate (in the case of subsections (i) and (iii) below, shall terminate only as to such Other Subsidiaries), without further notice or demand by DVIFS or DVIBC, in which case DVIBC and DVIFS shall be free to exercise any and all rights and remedies available to one or both of them under the DVI Finance Agreements and applicable law: (i) the filing of a petition under the Bankruptcy Code by or against an Other Subsidiary commencing a case under the Bankruptcy Code which petition is not dismissed within sixty
(60) days after the filing thereof; (ii) the commencement of any judicial or non-judicial action by any Seller Entity, Other Subsidiary, or any party acting by, on behalf of, or through any of them or their respective estates, successors, or assigns against a DVI Party concerning or related to the DVI Finance Agreements, the Acquisition, this Agreement and the transactions contemplated hereunder, or the extension by any DVI Party of loans or financing to the Seller Entities, including but not limited to, the Other Subsidiaries and the Selling Subsidiaries; or (iii) the appointment of a receiver with respect to, or assets of, an Other Subsidiary which appointment is not dismissed within sixty (60) days after appointment of such receiver.

                  (g) Covenant Not to Sue Seller. At the Closing, the Purchaser shall agree and cause DVIFS and DVIBC to agree, not to sue, obtain judgment, or otherwise exercise rights and remedies held by DVIFS and DVIBC against the Seller Debtor Entities under the DVI Finance Agreements against the Seller Debtor Entities, or to enforce or collect indebtedness due to DVIBC and DVIFS by Seller under the DVI Finance Agreements (the "Covenant Not to Sue Seller Debtor Entities"); provided, however, the Covenant Not to Sue Seller Debtor Entities shall expressly exclude the following: (i)(A) any judicial or non-judicial action required by DVI under the Bankruptcy Code or other applicable laws in the Bankruptcy Case or otherwise to enforce and execute upon property of the Seller Debtor Entities which is encumbered by the DVI Liens other than the Purchase Price paid under this Agreement or avoidance actions of the bankruptcy estates of the Seller Debtor Entities; (B) any judicial or non-judicial action required by DVI to enforce this Agreement or any of the terms hereof; (C) any rights or remedies otherwise available to Purchaser against Seller in respect of any actual fraud committed by any Seller Entity; or (D) any claim, right, or action which Purchaser may assert against the Escrow or otherwise under this Agreement, Bid Procedures Order, Approval Order, Cash Collateral Stipulation, and other rights granted to DVIFS and DVIBC by orders of the Bankruptcy Court in the Bankruptcy Case; and, further provided, that the Covenant Not to Sue Seller Debtor Entities shall terminate as to the Seller and the Seller Debtor Entities, without further notice or demand by DVIFS or DVIBC, in which case, except as otherwise expressly provided for in this Agreement, DVIBC and DVIFS shall be free to exercise any and all rights and remedies available to one or both of them under the DVI Finance Agreements or otherwise, including but not limited to, any applicable law, upon the commencement of any judicial or non-judicial action by any Seller Entity, Other Subsidiary, or any party acting by, on behalf of, or through any of them or their respective estates, successors, or assigns against a DVI Party concerning or related to the DVI Finance Agreements, the Acquisition, this Agreement and the transactions contemplated hereunder, or the extension by any DVI Party of loans or financing to the Seller Entities, including but not limited to, the Other Subsidiaries and the Selling Subsidiaries.

                  (h) Status of Claims of DVIFS and DVIBC. The Sale Approval Order shall additionally provide that, effective upon completion of the Closing of the Acquisition by Purchaser pursuant to this Agreement:

                           (i) The claims of DVIFS and DVIBC under the DVI Finance Agreements, in the amounts set forth in the Cash Collateral Stipulation, shall be allowed and fixed as allowed claims under Section 501 of the Bankruptcy Code; and

                           (ii) The liens and security interests asserted by DVIFS and DVIBC against assets and property of the Seller Debtor Entities, and the proceeds thereof (the "DVI Seller Debtor Entities Liens") in the Cash Collateral Stipulation shall be adjudged as valid and perfected first priority security interests against such property, and the claims of DVIBC and DVIFS secured by such liens shall be allowed and fixed as allowed secured claims in the Bankruptcy Cases under Section 506 of the Bankruptcy Code; provided, however, that neither DVIBC nor DVIFS shall assert any liens or claims against the Purchase Price in accordance with the DVI Distribution Waiver.

         Section 5.11 Cure Assumed Contracts. On or prior to Closing, Seller shall, and shall cause the Selling Subsidiaries and the Acquired Subsidiaries, to cure any and all defaults (whether in existence on the date of this Agreement or occurring subsequent thereto) with respect to all of the Assumed Contracts as of the Closing Date.

         Section 5.12 WARN Act. From and after the Closing Date, the Purchaser shall not take any action under the WARN Act with respect to the operation of the Business at the Acquired Subsidiaries that would result in any liability to Seller.

         Section 5.13 Transition Services Agreement and Collection Services Agreement. Between the date hereof and the Closing, Purchaser (or, if Purchaser assigns its rights hereunder to a third party, such assignee) and Seller shall use good faith efforts to negotiate and enter into the Transition Services Agreement and a Collection Services Agreement between Purchaser (or, if Purchaser assigns its rights hereunder to a third party, such assignee) and Seller (the "Collection Services Agreement").

         Section 5.14 Certain Covenants of USD Payment Corp. USD Payment Corp. (a) shall, and Seller shall cause USD Payment Corp to, execute, deliver and agree to be bound by the terms and conditions of the Cash Collateral Stipulation, including without limitation, the provisions therein relating to Seller's cash management system, and (b) hereby consents to and agrees that it is and shall be subject to the jurisdiction of the Bankruptcy Court for all purposes relating to this Agreement.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         Section 6.1 Conditions Precedent to Obligations of the Seller, Selling Subsidiaries and the Purchaser. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver of the following conditions:

                  (a) the Bankruptcy Court shall have entered in the Bankruptcy Cases the following orders in form and substance acceptable to Purchaser and such orders are not subject to stay or injunction : (i) the Bid Procedures Order no later than 20 days after the Bankruptcy Filing Date; (ii) the Sale Approval Order (together with any related findings of fact or conclusions of law) approving this Agreement and the transactions contemplated hereby no later than 50 days after the Bid Order Date; (iii) to the extent not expressly provided by the Sale Approval Order, an order fixing and allowing the claims and the extent, validity and priority of liens held by DVIFS, DVIBC, and all other DVI Entities, against Seller and any other Seller Debtor Entity which have filed Petitions, against Seller, the affected assets of Seller, any other Seller Debtor Entity, and the affected assets of such Seller Debtor Entity; and
(iv) the Cash Collateral Orders.

                  (b) the waiting period applicable to the Acquisition, if any, under the HSR Act shall have expired or been terminated, all necessary and expedient filings, in the reasonable opinion of the Purchaser, shall have been made, all applicable waiting and other time periods (including any extensions thereof) under any applicable legislation or regulation of any relevant jurisdiction shall have expired, lapsed or been terminated, all statutory or regulatory obligations in any relevant jurisdiction shall have been complied with in each case in connection with the Acquisition, and all authorizations considered necessary or appropriate in the reasonable opinion of the Purchaser shall have been obtained from any Governmental Entity and all such


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

authorizations shall remain in full force and effect and there being no notice of any intention to revoke, suspend or adversely restrict or modify any of the same;

                  (c) no action, suit or proceeding (including any proceeding over which the Bankruptcy Court has jurisdiction under 28 U.S.C. ss. 157(b) and (c)) brought by any Governmental Entity shall be pending to enjoin, restrain or prohibit the Acquisition, or that would be reasonably likely to prevent or make illegal the consummation of the transactions contemplated by this Agreement;

                  (d) to the extent required by the Bankruptcy Code and/or any other applicable law, any partner of the Chalmette, Long Beach, and Park South Partnerships, the approval of which is necessary for the transfer of any partnership interests of any Seller Entity in the Chalmette, Long Beach and/or Park South Partnerships, or any of them, to Purchaser shall have consented to the transfer of any such partnership interest or interests of Seller or Affiliate of Seller to Purchaser on or prior to the Closing Date on terms reasonably satisfactory to Purchaser; as used herein, the terms "Chalmette, Long Beach and Park South Partnerships" shall refer collectively to the following named entities: "Chalmette Imaging Associates, a partnership in commendam Louisiana;" "Long Beach Medical Imaging Center, Ltd."; and "Park South Imaging Center, Ltd.;" and

                  (e) no Governmental Entity shall have issued any order, decree or ruling, and there shall not be any statute, rule or regulation, restraining, enjoining or prohibiting the consummation of the Acquisition.

                  (f) Notwithstanding any provisions to the contrary contained in this Agreement, the Sale Approval Order shall provide and declare that all right, title and interest of the Seller Debtor Entities under each of the Assumed Contracts, shall, upon Closing, be transferred and assigned to and fully and irrevocably vest in the Purchaser and remain in full force and effect, unless the Seller and/or the Selling Subsidiaries and/or the Acquired Subsidiaries, as the case may be, shall have obtained consent to the assignment and assumption by the Purchaser of the Assumed Contracts in form and substance reasonably satisfactory to the Purchaser. The Sale Approval Order shall also declare and include or be accompanied by findings of fact and conclusions of law of the Bankruptcy Court which, among other things, shall determine and declare:
(i) that each Assumed Contract is in full force and effect and is an executory contract of the Seller, the Selling Subsidiaries and/or the Acquired Subsidiaries, as the case may be, under Section 365 of the Bankruptcy Code; (ii) that the Seller, the Selling Subsidiaries and/or the Acquired Subsidiaries, as the case may be, may assume each Assumed Contract in accordance with Section 365 of the Bankruptcy Code; (iii) that the Seller and/or the Selling Subsidiaries and/or the Acquired Subsidiaries, as the case may be, may assign each Assumed Contract in accordance with Sections 363 and 365 of the Bankruptcy Code and any provisions in any Assumed Contract, or partnership agreement regarding the Chalmette, Long Beach, and Park South Partnerships, that prohibit or condition the assignment of such Assumed Contract or partnership interest constitute unenforceable anti-assignment provisions which are void and of no force and effect; (iv) that all other requirements and conditions under Section 363 and 365 of the Bankruptcy Code for the assumption by the Seller and/or the Selling Subsidiaries and/or Acquired Subsidiaries, as the case may be, and assignment to the Purchaser of each


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

Assumed Contract have been satisfied; (v) that upon Closing, in accordance with Sections 363 and 365 of the Bankruptcy Code, the Purchaser shall be fully and irrevocably vested in all right, title and interest of each Assumed Contract and that following the Closing, each Assumed Contract shall remain in full force and effect; (vi) that the assignment of each Assumed Contract is made in good faith under Section 363(b) and (m) of the Bankruptcy Code; and (vii) that the Seller and/or the Selling Subsidiaries and/or the Acquired Subsidiaries, as the case may be, gave due and proper notice of such assumption and assignment to each landlord, licensor, sublicensor and other non-debtor party under each Assumed Contract, as well as to any sublicensees, subtenants, landlords, and parties in interest in the Bankruptcy Cases. The Sale Approval Order, and any related findings of fact and conclusions of law, with respect to the matters set forth in this Section 6.1(f) shall be in form and substance satisfactory to the Purchaser. All liabilities and costs required to cure monetary and non-monetary defaults under the Assumed Contracts shall be the responsibility of, and be paid by, the Seller and/or the Selling Subsidiaries.

         Section 6.2 Conditions Precedent to Obligations of the Seller and the Selling Subsidiaries. The obligations of the Seller and the Selling Subsidiaries to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following additional conditions:

                  (a) the Purchaser shall have performed in all material respects its obligations and covenants under this Agreement required to be performed by the Purchaser at or prior to the Closing Date;

                  (b) each of the representations and warranties of the Purchaser contained in this Agreement shall be true and correct as of the Closing Date as if made at and as of such date, except where the failure of such representation and warranty to be true and correct would not have a Material Adverse Effect on the Acquisition;

                  (c) the DVI Parties and Acquired Subsidiaries, as applicable, shall have executed and delivered to the Seller, in form and substance reasonably satisfactory to the Seller, the Seller Releases, the Other Subsidiary Releases and the Covenant Not to Sue; and

                  (d) the Purchaser shall have made all of the closing deliveries contemplated by Section 2.2(b).

         Section 6.3 Conditions Precedent to Obligations of the Purchaser. The obligations of the Purchaser to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following additional conditions:

                  (a) the Seller and the Selling Subsidiaries shall have performed in all material respects their obligations and covenants under this Agreement required to be performed by the Seller and the Selling Subsidiaries at or prior to the Closing Date;

                  (b) each of the representations and warranties of the Seller and the Selling Subsidiaries contained in this Agreement shall be true and correct as of the Closing Date as if made at and as of such date other than representations and warranties made as of a specific date


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

which shall be true and correct, as of such date, except in either case where the inaccuracy would not have a Material Adverse Effect other than where the pertinent representation or warranty is qualified as to materiality;

                  (c) there shall have been no Material Adverse Change either from March 31, 2002 (or such other date as shall be set forth in the definition of "Material Adverse Change" or as otherwise agreed to by the parties) to the date of this Agreement or from the date of this Agreement to the Closing Date, except as otherwise disclosed by the Seller Entities in accordance with this Agreement;

                  (d) the Seller Parties shall have executed and delivered to the Purchaser, in form and substance reasonably satisfactory to the Purchaser, the DVI Releases;

                  (e) the Seller and the Other Subsidiaries shall have executed and delivered to the Purchaser, in form and substance reasonably satisfactory to the Purchaser, the Acquired Subsidiary Releases;

                  (f) Seller shall have obtained and delivered to the Purchaser, in form and substance reasonably satisfactory to the Purchaser, the consents of third parties (including without limitation, the consents of lessors required in connection with the assignment of the Real Property Leases to Purchaser) if the Bankruptcy Court does not otherwise approve the assignment of one or more of the Assumed Contracts to the Purchaser and enter findings of fact and conclusions of law provided in Section 6.1(f) above, including, that no consent to or approval of the assignment of the Assumed Contracts is required under Sections 105, 363 and 365 of the Bankruptcy Code, unless the failure to obtain such consents would not have a Material Adverse Effect;

                  (g) both the Bid Procedures Order and the Sale Approval Order shall have been entered on the docket in the Bankruptcy Cases and shall contain findings of fact and conclusions of law acceptable to Purchaser;

                  (h) none of the Contracts in effect on December 31, 2001 shall have been terminated or cancelled except for such agreements that have expired in accordance with their pre-existing terms and where such termination or cancellation would not have a Material Adverse Effect;

                  (i) none of the Contracts to which any of the Acquired Subsidiaries that operates an imaging center at one of the IDE Group locations is a party shall have been terminated on or before the Closing Date, and as of the Closing, the Seller Entities shall have no Knowledge of any threatened termination of any such Contract or any act or omission that would be reasonably likely to result in any such termination;

                  (j) Purchaser shall have received all approvals and authorizations reasonably necessary to the operation of the Acquired Assets, and the Acquired Subsidiaries and Acquired Centers, other than those the absence of which would not have a Material Adverse Effect;


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

                  (k) the Seller shall have caused Park South Imaging Center, Ltd. to enter into and/or assume one or more ground leases or other appropriate agreements with the owner of the real property on which the Acquired Center commonly known as "Park South" is located to permit the continued and uninterrupted operation of Park South at such location, the terms and conditions of which shall be reasonably satisfactory to the Purchaser;

                  (l) the Seller shall have made all of the closing deliveries contemplated by Section 2.2(a), including without limitation, the Transition Services Agreement, duly executed by the Seller and the Selling Subsidiaries, and the Collection Services Agreement, duly executed by Seller;

                  (m) Seller shall have cured any payment default in existence immediately preceding the Closing with respect to one or more Material Acquired Center/Subsidiary Contracts where the aggregate amount of one or more such payment defaults equals or exceeds Twenty-Five Thousand Dollars ($25,000.00);

                  (n) Seller shall either have (i) cured any material breach of which any Seller Entity has actual or constructive knowledge immediately preceding the Closing, or (ii) secured a written waiver of such breach from the other party(ies) to, in respect of one or more Material Acquired Center/Subsidiary Contracts where the aggregate amounts paid or to be paid or received or to be received by any Seller Entity pursuant to one or more such Material Acquired Center/Subsidiary Contracts equals or exceeds One Hundred Thousand Dollars ($100,000.00);

                  (o) USD Payment Corp. shall have sold, transferred, conveyed and assigned to Purchaser all of its cash, cash equivalents and accounts receivable;

                  (p) any material claim of Amwest Surety against one or more of the Acquired Subsidiaries in respect of a supersedeas bond in the approximate amount of $800,000 shall have been satisfied, discharged, released or waived in its entirety; and

                  (q) the Seller shall have provided to the Purchaser or have caused to be in effect on or prior to the Closing policies of title insurance in form and substance reasonably satisfactory to the Purchaser (collectively, the "Title Policies") with respect to each parcel of the Owned Real Property issued by a title insurance company (the "Title Company") selected by the Purchaser and reasonably acceptable to the Seller, the value of which shall be in an aggregate amount equal to the aggregate fair market values of such parcels of Owned Real Property, and which shall contain affirmative coverage reasonably acceptable to the Purchaser and insure the Purchaser and its successors and assigns that the Purchaser or its applicable subsidiary owns fee title to such Owned Real Property except for Permitted Exceptions. The Seller and the Purchaser shall each pay at Closing one-half of the cost of the premium for the Title Policies.

                                   ARTICLE VII

                       TERMINATION, AMENDMENT, AND WAIVER

         Section 7.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing Date by mutual written agreement of the Purchaser, the Seller and the Selling Subsidiaries.

         Section 7.2 Termination by Either the Purchaser or the Seller. This Agreement may be terminated at any time prior to the Closing Date by either the Purchaser or the Seller and the Selling Subsidiaries if:

                  (a) the Bankruptcy Court approves a Competing Transaction and such Competing Transaction is consummated; or

                  (b) provided that the party proposing to terminate is not in material breach of any representation, warranty, or covenant, or other agreement contained herein, if all of the conditions set forth in Article VI to the Closing shall not have occurred and been fully satisfied on or before the later of the (x) 85th day after the Bankruptcy Filing Date, (y) the 65th day after the Bid Procedures Order Date or (z) 15th day after the Sale Approval Order Date.

         Section 7.3 Termination by the Purchaser. This Agreement may be terminated at any time prior to Closing by the Purchaser (provided, that the Purchaser is not in material breach of any representation, warranty or covenant or other agreement contained herein) if:

                  (a) Seller or any Selling Subsidiary materially breaches any representation, warranty, covenant or agreement of this Agreement and such breach remains uncured for a period of twenty (20) days following Seller's receipt of written notice of such breach from Purchaser;

                  (b) the Bid Procedures Order shall not have been entered by the Bankruptcy Court on or prior to the 20th day following the Bankruptcy Filing Date (the "Bid Procedures Order Date"); or

                  (c) the Sale Approval Order shall not have been entered by the Bankruptcy Court on or prior to the 50th day following the Bid Procedures Order Date (the "Sale Approval Order Date").

         Section 7.4 Termination by the Seller. This Agreement may be terminated at any time prior to Closing by the Seller (provided, that no Seller Entity is in material breach of any representation, warranty or covenant or other agreement contained herein) if the Purchaser materially breaches any representation, warranty, covenant or agreement of this Agreement and such breach remains uncured for a period of twenty (20) days following the Purchaser's receipt of written notice of such breach from the Seller.


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

         Section 7.5       Effect of Termination and Abandonment.

                  (a) In the event of termination of this Agreement pursuant to this Article VII, written notice thereof shall be given as promptly as practicable to the other party to this Agreement and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein (i) there shall be no liability or obligation on the part of the Seller, the Selling Subsidiaries, the Purchaser, or their respective officers, directors and Affiliates, and all obligations of the parties shall terminate, except that (A) the obligations of the parties pursuant to Sections 5.2, 7.5, 8.1, and 8.8 shall survive the termination hereof (B) that a party that is in material breach of its representations, warranties, covenants, or agreements set forth in this Agreement shall be liable for damages occasioned by such breach, including without limitation, any expenses, including the reasonable fees and expenses of attorneys, accountants and other agents incurred by the other party in connection with this Agreement and the transactions contemplated hereby, and
(ii) all filings, applications and other submissions made pursuant to the transactions contemplated by this Agreement shall, to the extent practicable, be withdrawn from the agency or person to which made.

                  (b) In the event this Agreement is terminated, under certain circumstances the Seller Debtor Entities may be required to pay the Breakup Fee and/or the Cost Reimbursement to the Purchaser in accordance with
Section 5.2 hereof.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         Section 8.1       Indemnification.

                  (a) By the Seller and Selling Subsidiaries. The Seller and the Selling Subsidiaries, jointly and severally, covenant and agree to defend, indemnify and hold harmless the Purchaser, its Affiliates and the officers, directors, employees, agents, advisers and representatives of each such Person (collectively, the "Purchaser Indemnitees") from and against, and pay or reimburse the Purchaser Indemnitees for, any and all claims, liabilities, obligations, losses, fines, costs, royalties, proceedings, deficiencies or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims), including out-of-pocket expenses and reasonable attorneys' and accountants' fees incurred in the investigation or defense of any of the same or in asserting any of their respective right hereunder (collectively, "Losses") resulting from or arising out of:

                           (i) any inaccuracy of any representation or warranty made by the Seller or the Selling Subsidiaries;

                           (ii) any breach by the Seller or the Selling Subsidiaries of any covenant or agreement hereunder; and


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

                           (iii)    all Excluded Liabilities.

                           (iv) Notwithstanding anything to the contrary contained in this Agreement, the Purchaser and the Seller acknowledge and agree (A) that the Escrow Account is the sole source of funding for any claims for indemnification by any Purchaser Indemnitee pursuant to this Agreement or otherwise as set forth in Section 8.1(d) and (B) that once any funds have been released out of the Escrow Account to the Seller as expressly contemplated by this Agreement, such funds shall cease to be subject to any claims for indemnification by any Purchaser Indemnitee pursuant to this Agreement or the Escrow Agreement.

                  (b) By the Purchaser. The Purchaser covenants and agrees to defend, indemnify and hold harmless the Seller, its Affiliates and the officers, directors, employees, agents, advisers and representatives of each such Person (collectively, the "Seller Indemnitees") from and against any and all Losses resulting from or arising out of:

                           (i) any inaccuracy of any representation or warranty made by the Purchaser hereunder;

                           (ii) any breach by the Purchaser of any covenant or agreement hereunder;

                           (iii)    the Assumed Liabilities; and

                           (iv) the operation of the Business at the Acquired Centers by the Purchaser or the Purchaser's ownership, operation or use of the Acquired Assets following the Closing Date, except, in the case of this clause (iv), to the extent such Losses result from the Excluded Liabilities or constitute Losses for which the Seller is required to indemnify the Purchaser Indemnitees under Section 8.1(a) with such requirement to indemnify the Purchaser Indemnitees being determined (solely for purposes of this clause (iv)) without regard to the limitations on such indemnification set forth in this
         Section 8.1.

                  (c) Indemnification Procedures. In the case of any claim asserted by a third party against a party entitled to indemnification under this Agreement (the "Indemnified Party"), written notice shall be given by the Indemnified Party to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any claim or any litigation resulting therefrom, provided that (i) the counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party, (ii) the Indemnified Party may participate in such defense at such Indemnified Party's expense, and (iii) the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is prejudiced as a result of


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

such failure to give notice. Without the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or order, interim or otherwise, or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. In the event that the Indemnified Party shall in good faith determine that the conduct of the defense of any claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Party might be expected to affect adversely the Indemnified Party or the ability of the Purchaser to conduct its business, or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnifying Party, provided, that if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld. In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand and shall be entitled to settle or agree to pay in full such claim or demand with the consent of the Indemnifying Party, such consent not to be unreasonably withheld or delayed. In any event, the Indemnifying Party and the Indemnified Party shall cooperate in the defense of any claim or litigation subject to this Section 8.1 and the records of each shall be available to the other with respect to such defense.

                  (d) Remedies Exclusive; Limitations on Remedies in this Agreement. Except with respect to the obligations of each party under Section 5.2(e) in respect of the payment of the Cost Reimbursement and Breakup Fee, the rights and remedies provided in this Section 8.1 and Article VII shall be the sole and exclusive remedies for any breach of or inaccuracy in any representation or warranty contained in this Agreement.

                  (e) Written Notice of Breaches. Neither the Seller nor any Selling Subsidiary shall be liable under this Section 8.1 or otherwise after the Closing Date for any Losses (to the extent that such Losses are described in the notice referred to in this sentence) arising from the misrepresentation or breach of any representation or warranty or the breach or nonperformance of any covenant of Seller or any Selling Subsidiary hereunder if the Purchaser receives from Seller, on or prior to the Closing Date, written notice of the misrepresentation or breach of warranty or the nonperformance or breach of covenant giving rise to such Losses.

                  (f) Survival of Representations, Warranties, Covenants and Agreements.

                           (i) Seller's Representations, Warranties, Covenants and Agreements. The representations and warranties of the Seller and Selling Subsidiaries contained in this Agreement shall not survive the Closing; provided, however, that the representations and warranties of the Seller and the Selling Subsidiaries set forth in Sections 3.3, 3.11(b), 3.15, 3.20(b)(iii), 3.20(c)(iii) and 3.22 shall survive the Closing, any examination by or on behalf of the parties hereto and the completion of the transactions contemplated herein indefinitely. The covenants and agreements of the Seller and the Selling Subsidiaries set forth in this Agreement shall survive in accordance with their terms. All claims for indemnification for breaches by the Seller or any the Selling Subsidiaries of any representations, warranties, covenants and/or agreements under this Agreement must be asserted in a written notice to the Seller prior to the Expiration Date. So long as a Purchaser Indemnitee asserts a claim for indemnification before the Expiration Date, such Purchaser Indemnitee shall be deemed to have preserved its rights to indemnification pursuant to this Section 8.1 regardless of when such claim is ultimately liquidated.

                           (ii) Purchaser's Representations, Warranties, Covenants and Agreements. The representations and warranties of the Purchaser contained in this Agreement shall not survive Closing; provided, however, that the representations and warranties of the Purchaser set forth in Section 4.2 shall survive the Closing indefinitely. The covenants and agreements of the Purchaser set forth in this Agreement shall survive in accordance with their terms.

                  (g)      Escrow Agent Notices.

                           (i) The Purchaser and the Seller agree that if the Purchaser, or another Purchaser Indemnitee, submits a claim for indemnification pursuant to this Section 8.1 that the Seller does not dispute by delivering written notice to the Purchaser within 20 Business Days of the date it receives written notice of such claim, the Purchaser and the Seller shall promptly prepare and deliver a written notice to the Escrow Agent, in accordance with the terms and conditions of the Escrow Agreement, which states the identity of the appropriate Purchaser Indemnitee and the amount of Losses suffered by such Purchaser Indemnitee that are subject to indemnification pursuant to this Section 8.1.

                           (ii) The Purchaser and the Seller agree that if the Seller disputes any matter with respect to a claim for indemnification pursuant to this Section 8.1, whether or not such claim is based on a third party claim, then the Purchaser and the Seller shall, once there has been a Final Determination (as defined in the Escrow Agreement) of such claim, promptly prepare and deliver a written notice to the Escrow Agent, in accordance with the terms and conditions of the Escrow Agreement, which states the identity of the appropriate Purchaser Indemnitee and the amount of Losses, if any, suffered by such Purchaser Indemnitee that are subject to indemnification pursuant to this Section 8.1.

         Section 8.2       Claims Against Escrow Account other than for
Indemnification.

         In addition to disbursements from the Escrow Account for indemnification claims by the Purchaser Indemnitees pursuant to Section 8.1, the Escrow Amount shall be disbursed to the Purchaser for the following claims: (a) any undischarged obligations of the Seller with respect to the adjustments to the Purchase Price set forth in Section 1.6, and (b) any undischarged super-priority administrative expense claims by the Purchaser; provided, however, that any such claim (i) must be asserted by the Purchaser in writing to Seller and to the Escrow Agent not later than 180 days following the Closing Date (the "Expiration Date"), (ii) that is disputed by Seller in


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

writing within ten (10) days following its receipt of Purchaser's claim will be adjudicated by the Bankruptcy Court upon application of Purchaser and Seller, and (iii) must be administered by the Escrow Agent in accordance with the other terms and conditions of the Escrow Agreement.

         Section 8.3       Tax Matters; 338 Election.

                  (a) The Seller shall use its best efforts to exempt the sale, conveyance, assignments, transfers and deliveries of the Acquired Assets to be made to the Purchaser hereunder from any sales, use, transfer, documentary, registration, recording and other similar Taxes (collectively, "Transfer Taxes") payable in connection with such sale, conveyance, assignments, transfers and deliveries, to the extent provided by Section 1146(c) of the Bankruptcy Code. In the event that any Transfer Taxes are assessed with respect to such sale, conveyance, assignments, transfers or deliveries, such Transfer Taxes shall be paid one-half by the Purchaser and one-half by the Seller.

                  (b) At Purchaser's option, Purchaser and each Selling Entity shall join with Purchaser in making an election under Code ss.338(h)(10) (and, to the extent permitted by applicable law, any corresponding election under state, local, and foreign tax law) with respect to the purchase and sale of Interests hereunder. The Seller Entities shall include any income, gain, loss, deduction, or other tax item resulting from such election under Code ss.338(h)(10) on their Tax Returns to the extent required by applicable law. Purchaser and each Selling Entity will (i) cooperate in the preparation and filing of such election under Code ss.338(h)(10) and (ii) take all such action as is required in order to give effect to the election for state, local, and foreign Tax purposes to the greatest extent permitted by law.

                  (c) To the extent it is able to do so pursuant to the governing documents, Seller shall cause each Acquired Subsidiary that is taxable as a partnership for federal income tax purposes: (i) to make an election under Code ss.754 regarding the tax bases of the assets of the Acquired Subsidiary, if Purchaser so elects, and (ii) to determine the distributive shares of each item of income, gain, loss, deduction and credit to account for the varying interests of the particular Selling Entity and Purchaser pursuant to an interim closing of the books as of the Closing Date (provided, however, that for this purpose any transaction occurring on the Closing Date of which the Purchaser or any of its Affiliates has knowledge and the Seller does not and that gives rise to income or gain shall be treated as occurring after the Closing Date regardless of when it in fact occurs.

                  (d) At Purchaser's option, Purchaser and each Selling Entity shall comply with all bulk sale notice requirements imposed by any state or other taxing jurisdiction, including any notice requirements, with respect to the acquisition of all or any part of the Acquired Assets, and, Purchaser and each Selling Entity shall fully cooperate and comply with such requirements.

                  (e) Purchaser shall prepare or caused to be prepared and (except in the case of any Tax Return for any Acquired Subsidiary for any period in which the Acquired Subsidiary is included in a Tax Return of any affiliated, combined, unitary or other group of which Seller or any entity that after the Closing Date is an Affiliate of Seller is a member) file or caused to be filed all Tax Returns for each Acquired Subsidiary which are filed after the Closing Date with respect to periods ending on or after the Closing Date, and any Tax Return for any period that includes the Closing Date or any day prior thereto shall be prepared on a basis consistent with past practice. No less than 30 days prior to the due date for filing, Purchaser shall provide to Seller a copy of any Tax Return of any Acquired Subsidiary which is due to be filed after the Closing Date (i) that may affect the computation of the Tax liability, for any period that includes the Closing Date or any date prior thereto, of Seller or of any entity that after the Closing Date is an Affiliate of Seller or (ii) for any period in which the Acquired Subsidiary is included in a Tax Return of any affiliated, combined, unitary or other group of which Seller or any entity that after the Closing Date is an Affiliate of Seller is a member. If Seller objects to any such Tax Return and Purchaser does not agree with the objection, Seller and Purchaser shall select an accounting firm to resolve their disagreement, and Seller and Purchaser shall abide by the decision of that accounting firm. Purchaser shall cooperate with Seller in the provision of any information regarding any Acquired Subsidiary to the extent the information is relevant to the preparation of any of the foregoing Tax Returns. Each Selling Entity shall cooperate fully, as and to the extent reasonably requested by the Purchaser, in connection with the filing of Tax Returns due to be filed after the Closing Date and any audit, litigation or other proceeding with respect to Taxes involving any Acquired Subsidiary.

                  (f)      Other than Tax Returns contemplated by subsection
(e), Seller shall prepare or caused to be prepared and file or caused to be filed all Tax Returns for all Seller Entities.

                  (g) All Tax sharing agreements or similar agreements with respect to or involving any Acquired Subsidiary shall be terminated as of the Closing Date and, from and after the Closing Date, each Acquired Subsidiary shall not be bound thereby or have any liability thereunder.

         Section 8.4 Notices. All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand, or (c) the expiration of five (5) Business Days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

                           (i)      If to the Purchaser, to:

                                    DVI Financial Services Inc.
                                    2500 York Road
                                    Jamison, Pennsylvania 18929
                                    Telecopy: (215) 488-5404
                                    Attention: Richard E. Miller


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                                    with a copy to:

                                    Drinker Biddle & Reath LLP
                                    One Logan Square
                                    18th & Cherry Streets
                                    Philadelphia, Pennsylvania 19103
                                    Telecopy: (215) 988-2757
                                    Attention: Andrew C. Kassner, Esq.

                           (ii)     If to the Seller and/or Selling
                                    Subsidiaries, to:

                                    US Diagnostic Inc.
                                    250 Australian Avenue, 9th Floor
                                    West Palm Beach, Florida 33401
                                    Telecopy:  (561) 832-8391
                                    Attention: Leon Maraist, President

                                    with copies to:

                                    US Diagnostic Inc.
                                    250 Australian Avenue, 9th Floor
                                    West Palm Beach, Florida 33401
                                    Telecopy:  (561) 832-8391
                                    Attention: Jerry Aron, Esq., General Counsel

                                    and

                                    Greenberg Traurig, P.A.
                                    1221 Brickell Avenue
                                    Miami, Florida 33131
                                    Telecopy: (305) 579-0717
                                    Attention:  James P.S. Leshaw, Esq. and
                                                Ira N. Rosner, Esq.

         Section 8.5 Descriptive Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 8.6 Entire Agreement; Assignment. This Agreement (including the Exhibits, Schedules and the other documents and instruments referred to herein) (a) constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof, including without limitation, any transaction between or among the parties hereto and (b) shall not be assigned by operation of law or otherwise, except that, the Purchaser may assign any or all of its rights and obligations hereunder. No such assignment shall relieve the Purchaser of any of its obligations hereunder except that any assignee under any such assignment shall be liable and responsible for,


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and none of DVI, DVIFS or their respective affiliates, shall be liable or responsible for, performance of any obligations under the Assumed Contracts except as shall otherwise be agreed in writing by DVI, DVIFS and/or any of their respective affiliates.

         Section 8.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the rules of conflict of laws of the State of Delaware or any other jurisdiction. The Purchaser and the Seller irrevocably and unconditionally consent to submit to the jurisdiction of the Bankruptcy Court for any litigation arising out of or relating to this Agreement and the transactions contemplated thereby (and agree not to commence any litigation relating thereto except in the Bankruptcy Court).

         Section 8.8 Expenses. Except as set forth in Sections 5.1 and 5.2, whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses.

         Section 8.9 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties hereto.

         Section 8.10 Waiver. At any time prior to the Closing Date, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein to the extent permitted under the Bankruptcy Code and the rules of the Bankruptcy Court. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         Section 8.11 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by all the other parties hereto.

         Section 8.12 Severability; Validity; Parties in Interest. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable. Nothing in this Agreement, express or implied, is intended to confer upon any Person not a party to this Agreement any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 8.13 Public Announcements. Except as required by applicable law, neither the Seller nor any Affiliate of the Seller shall make any public announcement (whether written or oral) or give notice to the print or television media relating to any transaction contemplated by this Agreement, including without limitation, the parties' agreement as to the amount of the Purchase Price and the Breakup Fee, without the prior written approval of the Purchaser, such approval not to be unreasonably withheld or delayed.


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         Section 8.14      Further Assurances. From time to time after the
Closing, at the Purchaser's request and without further consideration, but at the Purchaser's expense, the Seller shall execute and deliver or cause to be executed and delivered such further instruments of conveyance, assignment and transfer and shall take such other action as the Purchaser may reasonably request in order more effectively to convey, transfer, reduce to possession or record title to any of the Acquired Assets. On the Purchaser's request, the Seller shall cooperate and use commercially reasonably efforts to have its officers, directors, employees and agents cooperate with the Purchaser on or after the Closing by furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes involving the Purchaser and which are based on contracts, leases, arrangements or acts of the Seller Entities which were in effect or occurred on or prior to Closing. The Purchaser shall reimburse the Seller, as is appropriate, for the reasonable out-of-pocket expenses, which it incurs in connection with such cooperation.

         Section 8.15 Transfers Not Effected as of Closing. Nothing herein (other than Section 6.1(f)) shall be deemed to require the conveyance, assignment or transfer of any Acquired Asset that by its terms or by operation of applicable law cannot be freely conveyed, assigned, transferred or assumed. To the extent the parties hereto have been unable to obtain any governmental or any third-party consents or approvals required under applicable law for the transfer of any Acquired Asset, and to the extent not otherwise prohibited by the terms of the Acquired Asset, the Seller or any of the Selling Subsidiaries shall continue to be bound by the terms of such applicable Acquired Asset and the Purchaser shall pay, perform and discharge fully all of the obligations of the Seller or any of the Selling Subsidiaries, as applicable, thereunder from and after the Closing to the extent that the corresponding benefit is received. The Seller or any of the Selling Subsidiaries, as applicable, shall, without consideration therefor, pay, assign and remit to the Purchaser promptly all monies, rights and other consideration received in respect of such performance. The Seller or any of the Selling Subsidiaries, as applicable, shall exercise or exploit its rights in respect of such Acquired Assets only as reasonably directed by the Purchaser and at the Purchaser's expense. Subject to and in accordance with Section 5.6 hereof, for not more than 90 days following the Closing Date, the parties hereto shall continue to use their reasonable best efforts to obtain all such unobtained consents or approvals required to be obtained by each of them as the earliest practicable date. If and when any such consents or approvals shall be obtained, then the Seller or any of the Selling Subsidiaries, as applicable, shall promptly assign its rights and obligations thereunder to the Purchaser without payment of consideration and the Purchaser shall, without the payment of any consideration therefor, assume such rights and obligations. The parties shall execute such instruments as may be necessary to evidence such assignment and assumption.

         Section 8.16 Appointment of Agent for Seller Entities. Seller shall designate and shall cause each of the Seller Entities to designate a single individual who shall act as the agent of the Seller Entities (the "Seller Entity Agent") with respect to all matters pertaining to this Agreement, including the Closing. Each Seller Entity shall authorize the Seller Entity Agent to take all such actions as shall be reasonably required to be taken on behalf of such Seller Entity with respect to all matters pertaining to this Agreement. Seller shall give written notice to Purchaser not later than five (5) Business Days after the date hereof of the identity of the Seller


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Entity Agent and of the address, telephone number, facsimile number and E-mail address of the Seller Entity Agent. The Seller Entity Agent shall be generally available to Purchaser by telephonic or electronic communication between the date hereof and the Closing and the Seller Entity Agent shall cooperate reasonably with Purchaser in all matters pertaining to this Agreement. Purchaser shall be entitled to conclusively rely on all undertakings, actions or failures to act of the Seller Entity Agent. The Seller Entities shall be bound and obligated by all such undertakings, actions or failures to act of the Seller Entity Agent and the Seller Entities shall be conclusively estopped, barred and foreclosed from attempting to disclaim, dishonor, revoke, nullify or terminate, or failing to act in accordance with any such undertaking, action or failure to act of the Seller Entity Agent.


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                                   ARTICLE IX

                                   DEFINITIONS

                  As used herein, the terms below shall have the following meanings:

                  "Accounts Receivable" has the meaning set forth in Section 1.1(b)(iv).

                  "Acquired Assets" has the meaning set forth in Section 1.1(b).

                  "Acquired Centers" has the meaning set forth in the Recitals.

                  "Acquired Intellectual Property" has the meaning set forth in
Section 3.18(a).

                  "Acquired Subsidiaries" has the meaning set forth in the Recitals.

                  "Acquired Subsidiaries Releases" has the meaning set forth in
Section 5.10(c).

                  "Acquisition" means the sale and purchase of the Acquired Assets and the assignment and assumption of the Assumed Liabilities.

                  "Action" means any claim, charge, action, suit, arbitration, mediation, inquiry, proceeding or investigation by any private Person or Governmental Entity before any Governmental Entity or any arbitrator or mediator.

                  "Adjusted Purchase Price" has the meaning set forth in Section 1.5.

                  "Affiliate" of a Person means any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

                  "Agreement" has the meaning set forth in the Preamble.

                  "Assignment and Assumption Agreement" has the meaning set forth in Section 2.2(a)(v).

                  "Assumed Contracts" means the contracts included in the Acquired Assets that are assigned by the Seller Debtor Entities to, and assumed by, Purchaser pursuant to Section 365 of the Bankruptcy Code.

                  "Assumed Liabilities" has the meaning set forth in Section
1.3.

                  "Auction" the auction conducted by the Seller at the offices of Greenberg Traurig, P.A., 1221 Brickell Avenue, Miami, Florida 33131, on the date that is three Business Days prior to the date scheduled by the Bankruptcy Court for the Sale Hearing.


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

                  "Audited Financial Statements" has the meaning set forth in
Section 3.11(a).

                  "Bank Accounts" means the lockbox accounts of DVI that are referred to in the Cash Collateral Stipulation.

                  "Bankruptcy Cases" has the meaning set forth in the Recitals.

                  "Bankruptcy Code" has the meaning set forth in the Recitals.

                  "Bankruptcy Court" has the meaning set forth in the Recitals.

                  "Bankruptcy Filing" has the meaning set forth in the Recitals.

                  "Bankruptcy Filing Date" means the date on which the Petitions are filed with the Bankruptcy Court.

                  "Bankruptcy Rules" has the meaning set forth in Section
5.1(c).

                  "Bid Procedures Approval Motion" has the meaning set forth in
Section 5.1(a).

                  "Bid Procedures Order" has the meaning set forth in Section 5.1(a).

                  "Bid Procedures Order Date" has the meaning set forth in
Section 7.3.

                  "Bidding Procedures" has the meaning set forth in Section 5.2(a).

                  "Breakup Fee" has the meaning set forth in Section 5.2(b).

                  "Budget" means the budget submitted by the Seller to, and approved by, the Purchaser as set forth on Exhibit G attached hereto.

                  "Business" has the meaning set forth in the Recitals.

                  "Business Day" means any day other than a Saturday, Sunday or holiday on which federal banks in Philadelphia, Pennsylvania are or may elect to be closed.

                  "Cash Collateral" has the meaning set forth in Section 5.1(c).

                  "Cash Collateral Motion" has the meaning set forth in Section 5.1(c).

                  "Cash Collateral Orders" has the meaning set forth in Section 5.1(c).

                  "Cash Collateral Stipulation" shall mean the stipulation among DVIFS, DVIBC, and the Seller Debtor Entities, in form and substance acceptable to DVIBC, DVIFS, and the Seller Debtor Entities, pursuant to which the Seller and Seller Debtor Entities are authorized to use Cash Collateral.


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

                  "Chapter 11 Expenses" means the costs incurred and expenses paid or payable by the Seller or any of its subsidiaries in connection with the administration of the Bankruptcy Cases, including without limitation, (a) fees and expenses related to any DIP Agreement, (b) obligations to pay professionals' fees and expenses in connection with the Bankruptcy Cases (including without limitation, fees of attorneys, accountants, investment bankers, financial advisors, and consultants retained by the Seller or any of its subsidiaries, the creditors' committee or the pre-petition lenders, and any compensation for making a substantial contribution in the Bankruptcy Cases) and reimbursement of any expenses incurred by the Seller or any of its subsidiaries prior to the Closing Date in connection therewith (including without limitation, any obligations to pay any holdback of any such fees and expenses), (c) fees and expenses payable to the United States trustee under Section 1930 of Title 28, United States Code and (d) expenses of members of the Official Committee of Unsecured Creditors appointed in the Bankruptcy Cases.

                  "Closing" has the meaning set forth in Section 2.1.

                  "Closing Date" has the meaning set forth in Section 2.1.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Competing Business" has the meaning set forth in Section
3.26.

                  "Collection Services Agreement" has the meaning set forth in
Section 5.13.

                  "Competing Transaction" has the meaning set forth in Section 5.2(b)(i).

                  "Contracts" has the meaning set forth in Section 3.10(a).

                  "Cost Reimbursement" has the meaning set forth in Section 5.2(b)(ii).

                  "Covenant Not to Sue Other Subsidiaries" has the meaning set forth in Section 5.10(f).

                  "Covenant Not to Sue Seller Debtor Entities" has the meaning set forth in Section 5.10(g).

                  "Current Government Contracts" has the meaning set forth in
Section 3.10(d).

                  "DIP Agreement" means that certain agreement, if any, entered into between the Seller and third parties with the prior written approval of Purchaser and DVIBC, pursuant to which debtor-in-possession financing is provided to Seller in the Bankruptcy Cases pursuant to Sections 105 and 364 of the Bankruptcy Code.

                  "DVI" means DVI Inc.

                  "DVIBC" means DVI Business Credit Corporation.

                  "DVIFS" means DVI Financial Services Inc.


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

                  "DVI Distribution Waiver" has the meaning set forth in Section 5.10(e).

                  "DVI Entities" has the meaning set forth in Section 5.10(a).

                  "DVI Finance Agreements" shall mean any loan agreements, lease agreements, security instruments, promissory notes, and other documents and agreements pursuant to which DVIFS and DVIBC extended advances, loans, and financing for working capital, the acquisition of property, or otherwise to or by Seller Debtor Entities, Acquired Subsidiaries, and Other Subsidiaries, including but not limited to, the finance transactions identified in the Cash Collateral Stipulation.

                  "DVI Liens" shall mean the DVI Seller Debtor Entities Liens and all liens and security interests asserted by DVIFS and DVIBC under the DVI Finance Agreements against property of the Acquired Subsidiaries and Other Subsidiaries.

                  "DVI Parties" has the meaning set forth in Section 5.10(a).

                  "DVI Releases" has the meaning set forth in Section 5.10(a).

                  "DVI Seller Debtor Entities Liens" has the meaning set forth in Section 5.10(h)(ii).

                  "Employee Benefit Plans" has the meaning set forth in Section 3.20(a).

                  "Environmental Laws" has the meaning set forth in Section 3.22(e)(i).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" has the meaning set forth in Section
3.20(a).

                  "Escrow Account" has the meaning set forth in Section 1.8.

                  "Escrow Agent" has the meaning set forth in Section 1.8.

                  "Escrow Agreement" has the meaning set forth in Section 1.8.

                  "Escrow Amount" has the meaning set forth in Section 1.5.

                  "Excluded Assets" has the meaning set forth in Section 1.2.

                  "Excluded Liabilities" has the meaning set forth in Section 1.4(a).

                  "Excluded Supply Contracts" has the meaning set forth in
Section 1.2(b).

                  "Expiration Date" has the meaning set forth in Section 8.2.

                  "FAR" has the meaning set forth in Section 3.10(d).


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                  "Final Order" shall mean an order of the Bankruptcy Court or other court of competent jurisdiction: (a) as to which no appeal, notice of appeal, motion to amend or make additional findings of fact, motion to alter or amend judgment, motion for rehearing or motion for new trial has been timely filed or, if any of the foregoing has been timely filed, it has been disposed of in a manner that upholds and affirms the subject order in all respects without the possibility for further appeal or rehearing thereon; (b) as to which the time for instituting or filing an appeal, motion to amend or make additional findings of fact, motion to alter or amend judgment, motion for rehearing or motion for new trial shall have expired; and (c) as to which no stay is in effect; provided, however, that the filing or pendency of a motion under Federal Rule of Bankruptcy Procedure 9024(b) shall not cause an order not to be deemed a "Final Order" unless such motion shall be filed within ten days of the entry of the order at issue. In the case of the Sale Approval Order, a Final Order shall also consist of an order as to which an appeal, notice of appeal, motion to amend or make additional findings of fact, motion to alter or amend judgment, motion for rehearing or motion for new trial has been filed, but as to which the Purchaser, in its sole and absolute discretion, elects to proceed with Closing.

                  "Financial Statements" has the meaning set forth in Section 3.11(a).

                  "GAAP" means U.S. generally accepted accounting principles, as in effect on the date hereof.

                  "Government Contract" has the meaning set forth in Section
3.10.

                  "Governmental Entity" means any federal, state, provincial, local, county, supranational or municipal government, governmental, judicial, regulatory or administrative agency, commission, board, bureau or other authority or instrumentality, domestic or foreign.

                  "Hazardous Substances" has the meaning set forth in Section 3.22(e)(ii).

                  "Headquarters" has the meaning set forth in Section 1.1(b)(v).

                  "HSR Act" has the meaning set forth in Section 3.4.

                  "IDE Group" means all of the imaging centers operated by The IDE Group (including the six (6) centers identified on Schedule "B" and any future such centers) to which MICA Imaging, Inc. leases or has the right to lease equipment under a lease agreement between MICA Imaging, Inc. and IDE Diagnostic Imaging Associates.

                  "Indemnified Party" has the meaning set forth in Section
8.1(c).

                  "Indemnifying Party" has the meaning set forth in Section 8.1(c).

                  "Intellectual Property" means all U.S. and other letters patent, patents, patent applications, patent licenses, software licenses and know-how licenses, trade names, trademarks, copyrights, service marks, trademark registrations and applications, service mark registrations and applications, copyright registrations and applications, commercial and technical trade


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secrets, licenses, registered and unregistered designs, drawings, blueprints, specifications, technology, computer and electronic data processing programs and software (other than "shrink wrap" or "off the shelf" software"), databases, know-how, confidential information, proprietary rights, and all other rights in and to or interests in the same, web sites and the content thereon, internet domain names, internet addresses and URLs and other internet related assets, slogans, trade dress and trade names, inventions, methods, technology, practices and processes.

                  "Interests" has the meaning set forth in the Recitals.

                  "IP License Agreements" has the meaning set forth in Section 3.18(b).

                  "IRS" has the meaning set forth in Section 1.7.

                  "Knowledge" means the actual knowledge, after due inquiry and reasonable investigation under the circumstances, of the Chief Executive Officer, the Chief Financial Officer, the General Counsel, the Vice President of Business Development and all other officers of the Seller Entities, and all managers or functional equivalents thereof at the Acquired Centers; provided, however, that an inquiry and reasonable investigation shall not require the hiring of an independent and/or external investigatory Person, except if requested in writing by Purchaser, at Purchaser's expense.

                  "Law" means any applicable law, statute, ordinance, rule, regulation, directive, requirement, code, order, judgment, injunction, decree or judicial or administrative doctrine that is legally promulgated or issued by any Governmental Entity.

                  "Leased or Licensed Assets" has the meaning set forth in
Section 1.1(b)(vi).

                  "Leased Real Property" has the meaning set forth in Section 3.17(a).

                  "License Agreement" has the meaning set forth in Section 1.9.

                  "Losses" has the meaning set forth in Section 8.1(a).

                  "Material Acquired Center/Subsidiary Contract" has the meaning set forth in Section 5.8(a).

                  "Material Adverse Change" has the meaning set forth in Section 3.14(a).

                  "Material Adverse Effect" means a material adverse effect with respect to one or more Acquired Centers accounting in the aggregate for 5% or more of the aggregate net revenues of the Acquired Centers for the year ended December 31, 2001.

                  "Material Payor" has the meaning set forth in Section 3.8(d).

                  "Material Supplier" has the meaning set forth in Section 3.23.


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                  "Non-Reimbursed Expenses" has the meaning set forth in Section
5.4(c).

                  "Other Subsidiary Releases" has the meaning set forth in
Section 5.10(d).

                  "Other Subsidiary" means any Seller Entity other than Seller, Seller Debtor Entities or one of the Acquired Subsidiaries.

                  "Owned Real Property" has the meaning set forth in Section 3.17(a).

                  "Payor Contracts" means any contract between any Seller Entity and any health insurer, health maintenance organization, preferred provider organization, managed care plan, welfare benefit plan or any other type of entity, which contract provides for the payment by the payor entity to any Seller Entity for diagnostic or therapeutic services rendered by any Seller Entity to any Person or Persons covered by the payment arrangement(s) operated by such payor entity provided for in such contract.

                  "PBGC" has the meaning set forth in Section 3.20(e).

                  "Permits" means licenses, permits, authorizations, accreditations, certificates, certificates of need, no objection letters, clearances, exemptions, approvals and other consents of any Governmental Entity which are required to consummate any of the transactions contemplated hereby or to operate the Acquired Centers as currently operated in the ordinary course, including provider agreements with the Medicare and Medicaid programs (and their respective fiscal intermediaries and their related provider numbers).

                  "Permitted Exceptions" means: (i) property taxes not yet accrued, due and payable; (ii) any public roads and road rights-of-way, public streets and all easements, all whether by reservation, dedication or grant of record; (iii) zoning and building ordinances, and rules and regulations of any governmental unit now or hereafter in effect; (iv) easements, reservations, restrictions and other matters of record affecting all or a part of the premises, but excluding any mortgages or other charges or security for the performance of financial obligations; (v) liens related to or arising under the Assumed Liabilities; (vi) that certain mortgage held by First Union on the Acquired Center known as the Imaging Center of Orlando; (vii) landlords' liens;
(viii) mechanics' and materialmens' liens; and (viii) liens arising under the DVI Financing Agreements.

                  "Person" means an individual, corporation, partnership, association, limited liability company, trust, joint venture, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended).

                  "Petitions" has the meaning set forth in the Recitals.

                  "Previously Owned Affiliates" has the meaning set forth in
Section 1.4 (a)(xiv).

                  "Publication Notice" has the meaning set forth in Section 5.1(h).

                  "Purchase Price" has the meaning set forth in Section 1.5.


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

                  "Purchaser" has the meaning set forth in the Preamble.

                  "Purchaser Indemnitees" has the meaning set forth in Section 8.1(a).

                  "Qualified Bid" has the meaning set forth in the Bidding Procedures.

                  "Real Property" has the meaning set forth in Section 3.17(a).

                  "Real Property Leases" has the meaning set forth in Section 3.10(a)(xvi).

                  "Related Person" means with respect to a particular individual: (a) each other member of such individual's Family; (b) any Person that is directly or indirectly controlled by any one or more members of such individual's Family; (c) any Person in which members of such individual's Family hold (individually or in the aggregate) a Material Interest; and (d) any Person with respect to which one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity); and means with respect to a specified Person other than an individual: (1) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with, such specified Person; (2) any Person that holds a Material Interest in such specified Person; (3) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity); (4) any Person in which such specified Person holds a Material Interest; and (5) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

                  For purposes of this definition, (i) "control" (including "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall be construed as such term is used in the rules promulgated under the Securities Act of 1933, as amended; (ii) the "Family" of an individual includes the individual, the individual's spouse, any other natural person who is related to the individual or the individual's spouse within the second degree; and (c) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

                  "Required Creditor Notices" has the meaning set forth in
Section 5.1(g).

                  "Retained Centers" has the meaning set forth in Section
1.2(a).

                  "Sale Approval Motion" means the motion filed by the Seller in the Bankruptcy Cases seeking entry of the Sale Approval Order.

                  "Sale Approval Order" has the meaning set forth in Section 5.1(a).

                  "Sale Approval Order Date" has the meaning set forth in
Section 7.3(c).


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

                  "Sale Hearing" means the hearing scheduled and held by the Bankruptcy Court on approval of the sale of Acquired Assets under this Agreement.

                  "Sale Hearing Date" means the date scheduled for the Sale Hearing.

                  "Selected Employees" has the meaning set forth in Section 5.7(a).

                  "Seller" has the meaning set forth in the Preamble.

                  "Seller Debtor Entities" means the Seller and the Selling Subsidiaries.

                  "Seller Disclosure Schedule" has the meaning set forth in the introductory paragraph to Article III.

                  "Seller Entities" means Seller, the Selling Subsidiaries, the Acquired Subsidiaries, and their respective subsidiaries, whether directly or indirectly, partially or wholly, owned.

                  "Seller Entity Agent" has the meaning set forth in Section
8.16.

                  "Seller Indemnitees" has the meaning set forth in Section 8.1(b).

                  "Seller Parties" has the meaning set forth in Section 5.10(a).

                  "Seller Plans" has the meaning set forth in the Section
3.20(a).

                  "Seller Releases" has the meaning set forth in Section
5.10(b).

                  "Seller Willful Breach" has the meaning set forth in Section 5.2(b)(i).

                  "Selling Subsidiaries" has the meaning set forth in the Preamble.

                  "Substitute Policy" has the meaning set forth in Section 3.28.

                  "Supplies" has the meaning set forth in Section 1.1(b)(ii).

                  "Tangible Personal Property" has the meaning set forth in
Section 1.1(b)(v)

                  "Taxes" has the meaning set forth in Section 3.21(k).

                  "Taxing Authority" has the meaning set forth in Section
3.21(k).

                  "Tax Return" has the meaning set forth in Section 3.21(k).

                  "Terminated Policy" has the meaning set forth in Section 3.28.

                  "Title Company" has the meaning set forth in Section 6.3(q).

                  "Title Policies" has the meaning set forth in Section 6.3(q).

                  "Transaction Documents" has the meaning set forth in Section 3.3.

                  "Transfer Taxes" has the meaning set forth in Section 8.3.

                  "Transition Services Agreement" has the meaning set forth in
Section 1.9.

                  "USD Payment Corp." has the meaning set forth in the Preamble to this Agreement.

                  "WARN Act" means the Worker Adjustment and Retraining Notification Act of 1988.

                  IN WITNESS WHEREOF, the Seller, the Selling Subsidiaries and the Purchaser have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized, as of the date first above written.

                                    US DIAGNOSTIC INC.



                                    By: /s/ Leon F. Maraist
                                       -------------------------------------
                                       Name: Leon F. Maraist
                                       Title: President and CEO

                                    USD PAYMENT CORPORATION, INC.



                                    By: /s/ Leon F. Maraist
                                       -------------------------------------
                                       Name: Leon F. Maraist
                                       Title: President and CEO

                                    DVI FINANCIAL SERVICES INC.



                                    By: /s/ Richard E. Miller
                                       -------------------------------------
                                       Name: Richard E. Miller
                                       Title: President

                                    MEDICAL IMAGING CENTERS OF AMERICA, INC.



                                    By: /s/ Leon F. Maraist
                                       -------------------------------------
                                       Name: Leon F. Maraist
                                       Title: President and CEO

                                    MEDITEK INDUSTRIES, INC.



                                    By: /s/ Leon F. Maraist
                                       -------------------------------------
                                       Name: Leon F. Maraist
                                       Title: President and CEO

                                    MICA PACIFIC, INC.



                                    By: /s/ Leon F. Maraist
                                       -------------------------------------
                                       Name: Leon F. Maraist
                                       Title: President and CEO

                                    MICA CAL I, INC.



                                    By: /s/ Leon F. Maraist
                                       -------------------------------------
                                       Name: Leon F. Maraist
                                       Title: President and CEO

                                    MICA FLO I, INC.



                                    By: /s/ Leon F. Maraist
                                       -------------------------------------
                                       Name: Leon F. Maraist
                                       Title: President and CEO

                                   SCHEDULE A

                              ACQUIRED SUBSIDIARIES
                              ---------------------

Name of Entity                                                Jurisdiction of Incorporation or Organization
--------------                                                ---------------------------------------------
Community Radiology of Virginia, Inc.                         Virginia
Advanced Medical Imaging                                      Delaware
USD Dayton, Inc.                                              Delaware
MICA Imaging, Inc.                                            Illinois
Meditek HE, Inc.                                              Florida
Kaley Imaging, Inc.                                           Florida
South Coast Radiologists A Corporation                        Oregon
USDL Pittsburgh, Inc.                                         Delaware
Long Beach Medical Imaging Center, Ltd.                       California
Park South Imaging Center, Ltd.                               Florida
Chalmette Imaging Associates                                  Louisiana

                                   SCHEDULE B

                                ACQUIRED CENTERS
                                ----------------

           ADDRESS                                                         CENTER NAME
           -------                                                         -----------
2000 Leatherwood Lane                                        Community Radiology of Virginia Bluefield
Bluefield, VA 24605

525 South Lawrence Street                                    Advanced Medical Imaging
Montgomery, AL 36103

5750 Centre Avenue, Suite 100                                Centre Commons MRI
Pittsburgh, PA 15206

655 Rodi Road                                                Monroeville Imaging Center
Pittsburgh, PA 15235

127 Anderson Street, Suite 115                               MRI of Western PA
Pittsburgh, PA 15212

575 Coal Valley Road, Suite 261                              Jefferson MRI
Clairton, PA 15025

7901 Schatz Pointe Drive                                     Dayton Medical Imaging - Centerville (South)
Dayton, OH 45459

1001 South Main Street                                       Dayton Medical Imaging - Englewood
Englewood, OH 45322

One West National Road                                       Dayton Medical Imaging - Vandalia
Vandalia, OH 45377

200 Lewisburg Road                                           Dayton Medical Imaging - Eaton
Eaton, OH 45320

2650 N. 17th Street                                          South Coast Radiologists
Coos Bay, OR 97420

9001 Patricia Street                                         Chalmette Medical Imaging Associates
Chalmette, LA 70043

4200 East Pacific Coast Hwy                                  Long Beach Medical Imaging Center
Long Beach, CA 90804

6215 21st Avenue West, Suite A                               Park South Imaging Center
Bradenton, FL 34209

1395 S. Pinellas Avenue                                      Helen Ellis MRI
Tarpon Springs, FL 33688

51 W. Kaley Street                                           Imaging Center of Orlando
Orlando, FL 32806

2263 S. Clinton Avenue                                       The IDE Group - Westfall
Rochester, NY 14618

222 Alexander Street                                         The IDE Group - Genesee Doctors Office Building
LL Suite B-2
Rochester, NY 14607

1000 South Avenue                                            The IDE Group - Highland Hospital*
Rochester, NY 14620

1561 Long Pond Road, Suite 113                               The IDE Group - Parkridge Hospital
Rochester, NY 14626

N/A                                                          The IDE Group - FF Thompson Hospital*

1850 Ridge Road                                              The IDE Group - Northside
Irondequoit, NY 14603

*SELLER OPERATES AND HAS OPERATED THE IDE GROUP DIAGNOSTIC IMAGING CENTERS LOCATED AT HIGHLAND HOSPITAL AND PARKRIDGE HOSPITAL IN ROCHESTER, NEW YORK AS A SINGLE CENTER.

                                    EXHIBIT A
                              FORM OF BILL OF SALE

         This Bill of Sale is dated as of [_______], 2002 by and between US Diagnostic Inc., a Delaware corporation (the "SELLER"), Medical Imaging Centers of America, Inc., a California corporation, Meditek Industries, Inc., a Florida corporation, MICA Pacific, Inc., a California corporation, MICA Cal I, Inc., a California corporation, and MICA Flo I, Inc., a California corporation (collectively, the "SELLING SUBSIDIARIES"), and DVI Financial Services Inc., a Delaware corporation, or its designated wholly-owned subsidiary or Affiliate (the "PURCHASER"). Purchaser and Seller and the Selling Subsidiaries have entered into an Acquisition Agreement dated as of the date hereof (the "ACQUISITION AGREEMENT"), for the sale by Seller and the Selling Subsidiaries to Purchaser of the Acquired Assets. All capitalized terms not otherwise defined herein shall have the respective meanings provided in the Acquisition Agreement. Nothing contained herein shall be deemed to alter or amend the terms and provisions of the Acquisition Agreement and in the event of any conflict between the terms and provisions of this Bill of Sale and the Acquisition Agreement, the terms and provisions of the Acquisition Agreement shall govern and control in all circumstances.

         NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged the parties hereto hereby agree as follows:

         1. Pursuant to the terms and conditions of the Acquisition Agreement, Seller and the Selling Subsidiaries do hereby sell, assign, transfer, convey and deliver to Purchaser all of Seller's and Selling Subsidiaries' rights, titles and interests in and to the Acquired Assets.

         2. This Bill of Sale shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, without regard to the conflict of laws principles of such state.

         3. In the event any one or more of the provisions contained in this Bill of Sale should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         4. This Bill of Sale may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Bill of Sale to be duly executed as of the date first above written.

                                    US DIAGNOSTIC INC.



                                    By:
                                       -------------------------------------
                                       Name:
                                       Title:

                                    DVI FINANCIAL SERVICES INC.



                                    By:
                                       -------------------------------------
                                       Name:
                                       Title:

                                    MEDICAL IMAGING CENTERS OF AMERICA, INC.



                                    By:
                                       -------------------------------------
                                       Name:
                                       Title:

                                    MEDITEK INDUSTRIES, INC.



                                    By:
                                       -------------------------------------
                                       Name:
                                       Title:

                                    MICA PACIFIC, INC.



                                    By:
                                       -------------------------------------
                                       Name:
                                       Title:

                                    MICA CAL I, INC.



                                    By:
                                       -------------------------------------
                                       Name:
                                       Title:

                                    MICA FLO I, INC.



                                    By:
                                       -------------------------------------
                                       Name:
                                       Title:

                                    EXHIBIT B

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement is dated as of [______], 2002, by and between US Diagnostic Inc., a Delaware corporation (the "SELLER"), Medical Imaging Centers of America, Inc., a California corporation, Meditek Industries, Inc., a Florida corporation, MICA Pacific, Inc., a California corporation, MICA Cal I, Inc., a California corporation, and MICA Flo I, Inc., a California corporation (collectively, the "SELLING SUBSIDIARIES"), and DVI Financial Services Inc., a Delaware corporation, or its designated wholly-owned subsidiary or Affiliate (the "PURCHASER").

WHEREAS, Purchaser and Seller and Selling Subsidiaries have entered into an Acquisition Agreement dated as of the date hereof (the "ACQUISITION AGREEMENT"), providing for, among other things, the purchase by Purchaser of the Acquired Assets from Seller and the Selling Subsidiaries; and

WHEREAS, in conjunction with such purchase, Seller and the Selling Subsidiaries desire to sell, transfer, convey, assign and deliver to Purchaser, and Purchaser wishes to accept and assume, all of Seller's and Selling Subsidiaries' rights, titles and interests in and to, and all liabilities and obligations under, the Assumed Liabilities.

NOW THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

1. DEFINED TERMS. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Acquisition Agreement. Nothing contained herein shall be deemed to alter or amend the terms and provisions of the Acquisition Agreement, and in the event of any conflict between the terms and provisions of this Assignment and Assumption Agreement and the Acquisition Agreement, the terms and provisions of the Acquisition Agreement shall govern and control in all circumstances.

2. ASSIGNMENT. Seller and Selling Subsidiaries hereby irrevocably sell, transfer, convey, assign and deliver to Buyer all of their rights, titles and interests in and to the Assumed Liabilities in accordance with the terms and conditions of the Acquisition Agreement.

3. ASSUMPTION. Purchaser does hereby accept such sale, transfer, conveyance, assignment and delivery of all of Seller's and Selling Subsidiaries' rights, titles and interests in and to the Assumed Liabilities by Seller and Selling Subsidiaries and assumes all of the Assumed Liabilities in accordance with the terms and conditions of the Acquisition Agreement.

4. EFFECTIVE TIME. The assignment by Seller and Selling Subsidiaries, and the acceptance thereof by the Purchaser, of the Assumed Liabilities, in accordance herewith, shall be effective as of the Closing.

5. HEADINGS. The headings contained herein are for reference purposes only and shall not limit or otherwise affect the meaning or interpretation of this Agreement.

6. GOVERNING LAW. This Assignment and Assumption Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of Delaware without reference to its principles of conflict of laws.

7. SEVERABILITY. If any one or more provisions contained in this Assignment and Assumption Agreement, or the application of such provision to any such person or circumstance, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Assignment and Assumption Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

8. COUNTERPARTS. This Assignment and Assumption Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have caused this Assignment and Assumption Agreement to be duly executed as of the date first above written.

                                    US DIAGNOSTIC INC.



                                    By:
                                       -------------------------------------
                                       Name:
                                       Title:

                                    DVI FINANCIAL SERVICES INC.



                                    By:
                                       -------------------------------------
                                       Name:
                                       Title:

                                    MEDICAL IMAGING CENTERS OF AMERICA, INC.



                                    By:
                                       -------------------------------------
                                       Name:
                                       Title:

                                    MEDITEK INDUSTRIES, INC.



                                    By:
                                       -------------------------------------
                                       Name:
                                       Title:

                                    MICA PACIFIC, INC.



                                    By:
                                       -------------------------------------
                                       Name:
                                       Title:

                                    MICA CAL I, INC.



                                    By:
                                       -------------------------------------
                                       Name:
                                       Title:

                                    MICA FLO I, INC.



                                    By:
                                       -------------------------------------
                                       Name:
                                       Title:

                                    EXHIBIT C
                          FORM OF BID PROCEDURES ORDER

                                    EXHIBIT D
                           FORM OF SALE APPROVAL ORDER

                                    EXHIBIT E
                               BIDDING PROCEDURES

                                    EXHIBIT F

                           [FORM OF ESCROW AGREEMENT]


         THIS ESCROW AGREEMENT, dated as of ________, 2002 ("Escrow Agreement"), is by and among US Diagnostic Inc., a Delaware corporation ("USD"), USD Payment Corporation, Inc., a Florida corporation ("USDPC"), Medical Imaging Centers of America, Inc., a California corporation ("MICA"), Meditek Industries, Inc., a Florida corporation ("Meditek"), MICA Pacific, Inc., a California corporation ("MICAP"), MICA Cal I, Inc., a California corporation ("MICAC"), and MICA Flo I, Inc., a California corporation ("MICAF" and collectively with USD, USDPC, MICA, Meditek, MICAP and MICAC, the "Indemnitors"), DVI Financial Services Inc., a Delaware corporation ("Indemnitee"), and ____________________, [a national banking association,] as Escrow Agent hereunder ("Escrow Agent"). Capitalized terms used but not otherwise defined herein have the meanings given to such terms in the Underlying Agreement (as defined below).


                                   BACKGROUND

         A. Indemnitors and Indemnitee have entered into an Acquisition Agreement (the "Underlying Agreement"), dated as of [______], 2002 pursuant to which Indemnitee is purchasing the Acquired Assets from USD. The Underlying Agreement provides that Indemnitee shall place a portion of the purchase price in the amount of Five Hundred Thousand Dollars ($500,000.00) in a segregated escrow account to be held by Escrow Agent to fund indemnification and certain other obligations of Indemnitors set forth in the Underlying Agreement.

         B. Escrow Agent has agreed to accept, hold, and disburse the funds deposited with it and the earnings thereon in accordance with the terms of this Escrow Agreement.

         C. In order to establish the escrow of funds and to effect the indemnification provisions of the Underlying Agreement, the parties hereto have entered into this Escrow Agreement.

                             STATEMENT OF AGREEMENT

                  NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

                  1. Definitions. The following terms shall have the following meanings when used herein:

                  "Claim" shall mean a claim for indemnification by Indemnitee pursuant to Section 8.1 or 8.2 of the Underlying Agreement.

                  "Claim Notice" shall mean a written notification, signed by the Indemnitee's Representative, which shall specify the obligation, representation or agreement in the Underlying Agreement with respect to which a Claim is being made, the facts giving rise to and the alleged basis for such Claim, the Estimated Claim Amount of such Claim, the sequential number of such Claim in relation to all Claim Notices delivered hereunder, the date of such Claim Notice, and the aggregate Estimated Claim Amounts of all Claims as to which Claim Notices have been delivered. Each Claim Notice also shall include a certification by the Indemnitee's Representative that the Claim is being made pursuant to Section 8.1 or 8.2 of the Underlying Agreement and this Escrow Agreement.

                  "Claim Response" shall mean a written notification, signed by the Indemnitors' Representative, disputing a Claim.

                  "Escrow Funds" shall mean the funds deposited with Escrow Agent pursuant to this Escrow Agreement, which funds shall include, without limitation, the initial sum of Five Hundred Thousand Dollars ($500,000.00).

                  "Estimated Claim Amount" shall mean the amount designated by the Indemnitee's Representative to be the amount of any Claim for which a Claim Notice has been delivered. Escrow Agent shall have no liability or responsibility to question or determine the accuracy or reasonableness of any Estimated Claim Amount.

                  "Final Determination" shall mean a final, non-appealable judgment, decree or order of the Bankruptcy Court.

                  "Indemnitee's Representative" shall mean [___________] or any other person designated in a writing signed by Indemnitee and delivered to Escrow Agent and the Indemnitor Representative in accordance with the notice provisions of this Escrow Agreement, to act as its representative under this Escrow Agreement.

                  "Indemnitors' Representative" shall mean [_________] or any other person designated in a writing signed by the Indemnitors and delivered to Escrow Agent and the Indemnitee's Representative in accordance with the notice provisions of this Escrow Agreement, to act as its representative under this Escrow Agreement.

                  "Joint Written Direction" shall mean a written direction executed by the Representatives and directing Escrow Agent to disburse all or a portion of the Escrow Funds or to take or refrain from taking an action pursuant to this Escrow Agreement.

                  "Representatives" shall mean the Indemnitors' Representative and the Indemnitee's Representative, collectively.

                  2. Appointment of and Acceptance by Escrow Agent. Indemnitors, Indemnitee and the Representatives hereby appoint Escrow Agent to serve as escrow agent hereunder. Escrow Agent hereby accepts such appointment and, upon receipt by wire transfer of the Escrow Funds in accordance with Section 3 below, agrees to hold, invest and disburse the Escrow Funds in accordance with this Escrow Agreement.

                  3. Creation of Escrow Funds. On the date hereof, Indemnitee will transfer the sum of Five Hundred Thousand Dollars ($500,000.00) to Escrow Agent, by wire transfer of immediately available funds, to the following account:



                           --------------------
                           --------------------
                           --------------------
                           Attention: _________


                  4.       Claims Procedures and Disbursements of Escrow Funds.

                  a. If Indemnitee determines to assert a Claim, then Indemnitee shall deliver a Claim Notice to Indemnitors' Representative and Escrow Agent. Upon receipt of any Claim Notice, Escrow Agent shall promptly make entries or notations in the account records relating to the Escrow Funds, indicating that funds in the amount of the Estimated Claim Amount are reserved to satisfy such Claim, and identifying the date and number of such Claim Notice.

                  b. If Indemnitors do not dispute such Claim by delivering a Claim Response to Indemnitee's Representative and Escrow Agent within 20 Business Days (with respect to Claims pursuant to
         Section 8.1 of the Underlying Agreement) or ten days (with respect to Claims pursuant to Section 8.2 of the Underlying Agreement), as applicable, of the date Indemnitors' Representative receives a Claim Notice regarding such Claim, Indemnitors and Indemnitee shall promptly prepare and deliver a Joint Written Direction to the Escrow Agent, which states the amount of Escrow Funds to be disbursed to Indemnitee, which amount shall equal the Estimated Claim Amount set forth in the applicable Claim Notice.

                  c. If Indemnitors dispute any matter with respect to a Claim, then Indemnitors shall deliver a Claim Response to Indemnitee's Representative and Escrow Agent within 20 Business Days (with respect to Claims pursuant to Section 8.1 of the Underlying Agreement) or ten days (with respect to Claims pursuant to Section 8.2 of the Underlying Agreement), as applicable, of the date Indemnitors' Representative receives a Claim Notice regarding such Claim, and such Claim shall be resolved by the parties (in which case Indemnitors and Indemnitee shall promptly prepare and deliver a Joint Written Direction to the Escrow Agent, which states the amount, if any, of Escrow Funds to be disbursed to Indemnitee) or by adjudication by the Bankruptcy Court upon application of Indemnitee and USD.

                  d. Escrow Agent shall disburse the Escrow Funds as follows:

                           (1)      at any time, and from time to time, in
accordance with a Joint Written Direction;

                           (2)      to Indemnitee, such amount as is specified
in a Final Determination,
with respect to which Indemnitors' Representative has timely delivered a Claim Response; or

                           (3)      On the 181st day following the Closing Date,
the amount of the Escrow Funds remaining, if any, to USD, unless there is then an outstanding Claim and a Claim Notice has been timely submitted to the Escrow Agent in connection therewith, in which case the Estimated Claim Amount thereunder shall be deducted from such disbursement and retained by the Escrow Agent pending resolution of such Claim.

                  e. On the last business day of each month during the term of this Escrow Agreement, the Escrow Agent, without further action or direction on the part of Indemnitee or Indemnitors, shall pay over to USD all interest and other earnings then accrued and received on the Escrow Funds and theretofore unpaid.

                  f. All disbursements of funds from the Escrow Funds shall be subject to the claims of Escrow Agent and the Indemnified Parties (as defined below) pursuant to Section 9 below.

                  5. Disbursement Into Court. If, at any time, there shall exist any dispute between Indemnitors, Indemnitee or the Representatives with respect to the holding or disposition of any portion of the Escrow Funds or any other obligations of Escrow Agent hereunder, or if at any time Escrow Agent is unable to determine, to Escrow Agent's sole satisfaction, the proper disposition of any portion of the Escrow Funds or Escrow Agent's proper actions with respect to its obligations hereunder, or if the Indemnitors and Indemnitee have not within 30 days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 7 hereof, appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

                  a. suspend the performance of any of its obligations under this Escrow Agreement with respect to the particular Claim that is the subject of the dispute of the parties until such dispute shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be); provided however, that Escrow Agent shall continue to invest the Escrow Funds in accordance with Section 6 hereof; provided further; that Escrow Agent shall perform or continue to perform, as the case may be, all of its obligations under this Escrow Agreement with respect to any and all undisputed Claims; and/or

                  b. petition (by means of an interpleader action or any other appropriate method) the Bankruptcy Court, for instructions with respect to such dispute, and pay into such court a portion of the Escrow Funds equal to the Estimated Claim Amount specified in any Claim that is being disputed by the parties for holding and disposition in accordance with the instructions of such court.

Escrow Agent shall have no liability to Indemnitors, Indemnitee, their respective shareholders or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of funds held in the Escrow Funds or any delay in or with respect to any other action required or requested of Escrow Agent.

                  6. Investment of Funds. Escrow Agent shall invest and reinvest the funds held in the Escrow Funds as Indemnitee's Representative and Indemnitors' Representative jointly shall direct (subject to applicable minimum investments) by the furnishing of a Joint Written Direction; provided, however, that no investment or reinvestment may be made except in the following:

                  a. direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America;

                  b. certificates of deposit issued by any bank, bank and trust company, or national banking association (including Escrow Agent and its affiliates), which certificates of deposit are insured by the Federal Deposit Insurance Corporation or a similar governmental agency; or

                  c. any money market fund substantially all of which is invested in the foregoing investment categories.

         If Escrow Agent has not received a Joint Written Direction at any time that an investment decision must be made, Escrow Agent shall invest the Escrow Funds, or such portion thereof as to which no Joint Written Direction has been received, in investments described in clause (c) above. Each of the foregoing investments shall be made in the name of Escrow Agent. No investment shall be made in any instrument or security that has a maturity of greater than six (6) months. Notwithstanding anything to the contrary contained herein, Escrow Agent may, without notice to the Indemnitee's Representative or the Indemnitors' Representative, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any release of funds permitted or required hereunder, and Escrow Agent shall not be liable or responsible for any loss, cost or penalty resulting from any such sale or liquidation. With respect to any funds received by Escrow Agent for deposit into the Escrow Funds or any Joint Written Direction received by Escrow Agent with respect to investment of any funds in the Escrow Funds after ten o'clock, a.m. on a particular day, Escrow Agent shall not be required to invest such funds or to effect such investment instruction until the next day upon which banks in [_________] are open for business.

         The Escrow Agent shall have no responsibility for tax reporting with respect to the Escrow Funds until such time as it receives Form W-9s and such other documents as it reasonably requires from the Indemnitors and Indemnitee, and the required fees in connection therewith.

                  7. Resignation and Removal of Escrow Agent. Escrow Agent may resign from the performance of its duties hereunder at any time by giving thirty (30) days' prior written notice to the Indemnitee's Representative and Indemnitors' Representative or may be removed, with or without cause, by the Indemnitee's Representative and Indemnitors' Representative, acting jointly by furnishing a Joint Written Direction to Escrow Agent, at any time by the giving of thirty (30) days' prior written notice to Escrow Agent. Such resignation or removal shall take effect upon the appointment of a successor Escrow Agent as provided hereinbelow. Upon any such notice of resignation or removal, the Indemnitee's Representative and Indemnitors' Representative jointly shall appoint a successor Escrow Agent hereunder, which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $10,000,000. Upon the acceptance in writing of any appointment as Escrow Agent hereunder by a successor Escrow Agent, such successor Escrow Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations under this Escrow Agreement, but shall not be discharged from any liability for actions taken as Escrow Agent hereunder prior to such succession. After any retiring Escrow Agent's resignation or removal, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement.

                  8.       Liability of Escrow Agent.

                  a. Escrow Agent shall have no liability or obligation with respect to the Escrow Funds except for Escrow Agent's willful misconduct or gross negligence. Escrow Agent's sole responsibility shall be for the safekeeping, investment, and disbursement of the Escrow Funds in accordance with the terms of this Escrow Agreement. Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Escrow Agreement. In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, this Escrow Agreement or the Underlying Agreement, or to appear in, prosecute or defend any such legal action or proceeding. Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. Indemnitors and Indemnitee, jointly and severally, shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

                  b. The Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Funds, without determination by the Escrow Agent of such court's jurisdiction in the matter. If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

                  9. Indemnification of Escrow Agent. From and at all times after the date of this Escrow Agreement, Indemnitors and Indemnitee, jointly and severally, shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless Escrow Agent and each director, officer, employee, partner, attorney, agent and affiliate of Escrow Agent (collectively, the "Indemnified Parties") against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys' fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation Indemnitors or Indemnitee, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Escrow Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability (including without limitation reasonable attorneys' fees, costs and expenses) finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify Indemnitors and Indemnitee in writing, and Indemnitors and Indemnitee shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel (who may be selected by such Indemnified Party in its sole discretion) in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party, except that Indemnitors and/or Indemnitee shall be required to pay such fees and expenses if (a) Indemnitors and/or Indemnitee agree to pay such fees and expenses, or (b) Indemnitors and/or Indemnitee shall fail to assume the defense of such action or proceeding, (c) Indemnitors are or Indemnitee is the plaintiff in any such action or proceeding or (d) the named parties to any such action or proceeding (including any impleaded parties) include both Indemnified Party and Indemnitee and/or Indemnitors, and Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to Indemnitee or Indemnitors and the assertion of such defense on the Escrow Agent's behalf would create a conflict with one or more of the Indemnitors and Indemnitee. Indemnitors and Indemnitee shall be jointly and severally liable to pay fees and expenses of counsel pursuant to the preceding sentence, except that any obligation to pay under clause (a) shall apply only to the party so agreeing. All such fees and expenses payable by Indemnitee and/or Indemnitors pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. All of the foregoing losses, damages, costs and expenses of the Indemnified Parties shall be payable by Indemnitors and Indemnitee, jointly and severally, upon demand by such Indemnified Party. The obligations of Indemnitors and Indemnitee under this Section 9 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

                  The parties agree that neither the payment by Indemnitors or Indemnitee of any claim by Escrow Agent for indemnification hereunder nor the disbursement of any amounts to Escrow Agent from the Escrow Funds in respect of a claim by Escrow Agent for indemnification shall impair, limit, modify, or affect, as between Indemnitors and Indemnitee, the respective rights and obligations of Indemnitors, on the one hand, and Indemnitee, on the other hand, under the Underlying Agreement.

                  10. Fees and Expenses of Escrow Agent. Indemnitors and Indemnitee shall compensate Escrow Agent for its services hereunder in accordance with Schedule A attached hereto and, in addition, shall reimburse Escrow Agent for all of its reasonable out-of-pocket expenses, including attorneys' fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. All of the compensation and reimbursement obligations set forth in this Section 10 shall be payable by Indemnitors and Indemnitee, jointly and severally, upon demand by Escrow Agent. The obligations of Indemnitors and Indemnitee under this Section 10 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

                  Escrow Agent is authorized to, and may, disburse to itself from the Escrow Funds, from time to time, the amount of any compensation and reimbursement of out-of-pocket expenses due and payable hereunder (including any amount to which Escrow Agent or any Indemnified Party is entitled to seek indemnification pursuant to Section 9 hereof.) Escrow Agent shall notify in writing the Indemnitee's Representative and Indemnitors' Representative of any disbursement from the Escrow Funds to itself or any Indemnified Party in respect of any compensation or reimbursement hereunder and shall furnish to the Indemnitee's Representative and Indemnitors' Representative copies of all related invoices and other statements. Promptly following Indemnitors' and Indemnitee's receipt of any such notice of the Escrow Agent's disbursement of Escrow Funds to itself, each of the Indemnitee and Indemnitors shall pay to Escrow Agent a portion of such disbursement for which each of the Indemnitee and Indemnitors is responsible under Section 13.4 of the Underlying Agreement to Escrow Agent in order to restore the Escrow Funds to the amount prior to the Escrow Agent's disbursement to itself. If for any reason funds in the Escrow Funds are insufficient to cover such compensation and reimbursement, Indemnitors and Indemnitee shall promptly pay such amounts to Escrow Agent or any Indemnified Party upon receipt of an itemized invoice.

                  11. Consent to Jurisdiction and Venue. In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Escrow Agreement, the parties hereto agree that the Bankruptcy Court shall have the sole and exclusive jurisdiction over any such proceeding. The Bankruptcy Court shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue. The parties hereto consent to and agree to submit to the jurisdiction of the Bankruptcy Court and agree to accept service or process to vest personal jurisdiction over them in such court.

                  12. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered five (5) days after deposit in the United States mails, by certified mail with return receipt requested and postage prepaid, when delivered personally, one (1) day after delivery to any overnight courier, or when transmitted by facsimile transmission facilities, and addressed to the party to be notified as follows:

                  If to Indemnitors at:

                           US Diagnostic Inc.
                           250 Australian Avenue
                           West Palm Beach, Florida 33401
                           Fax: (561) 832-8391
                           Attention:  [______________]
                  with copies to:

                           US Diagnostic Inc.
                           250 Australian Avenue
                           West Palm Beach, Florida 33401
                           Fax: (561) 832-8391
                           Attention:  Jerry Aron, Esq., General Counsel

                  and

                           Greenberg Traurig, P.A.
                           1221 Brickell Avenue
                           Miami, Florida 33131
                           Fax: (305) 579-0717
                           Attention: James P.S. Leshaw, Esq. and
                                      Ira N. Rosner, Esq.

                  If to the Indemnitors'
                  Representative at:

                           ____________________
                           ____________________
                           Fax: _______________
                           Attention:  [___________]

                  with copies to:

                           US Diagnostic Inc.
                           250 Australian Avenue
                           West Palm Beach, Florida 33401
                           Fax: (561) 832-8391
                           Attention:  Jerry Aron, Esq., General Counsel

                  and

                           Greenberg Traurig, P.A.
                           1221 Brickell Avenue
                           Miami, Florida 33131
                           Fax: (305) 579-0717
                           Attention: James P.S. Leshaw, Esq. and
                                      Ira N. Rosner, Esq.

                  If to Indemnitee at:

                           DVI Financial Services Inc.
                           2500 York Road
                           Jamison, Pennsylvania 18929
                           Fax (215) 488-5404
                           Attention:  Richard Miller

                  with a copy to:

                           Drinker Biddle & Reath LLP
                           One Logan Square
                           18th & Cherry Streets
                           Philadelphia, Pennsylvania 19103
                           Fax: (215) 988-2757
                           Attention: Andrew C. Kassner, Esq.

                  If to the Indemnitee's
                  Representative at:

                           ____________________
                           ____________________
                           Fax: _______________
                           Attention:  [___________]

                  If to the Escrow Agent at:

                           ____________________
                           ____________________
                           Fax: _______________
                           Attention:  [___________]

or to such other address as each party may designate for itself by like notice.

                  12. Amendment or Waiver. This Escrow Agreement may be changed, waived, discharged or terminated only by a writing signed by the Indemnitee's Representative and Indemnitors' Representative and Escrow Agent. No delay or omission by any party in exercising any right with respect hereto shall operate as a waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

                  13. Severability. To the extent any provision of this Escrow Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Escrow Agreement.

                  14. Governing Law. This Escrow Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

                  15. Entire Agreement. This Escrow Agreement constitutes the entire agreement between the parties relating to the holding, investment and disbursement of the Escrow Funds and sets forth in their entirety the obligations and duties of Escrow Agent with respect to the Escrow Funds.

                  16. Binding Effect. All of the terms of this Escrow Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective heirs, successors and assigns of Indemnitors, Indemnitee, the Representatives and Escrow Agent.

                  17. Execution in Counterparts. This Escrow Agreement and any Joint Written Direction may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement or direction.

                  18. Termination. Upon the first to occur of the disbursement of all amounts in the Escrow Funds pursuant to Section 4 hereof or the disbursement of all amounts in the Escrow Funds into court pursuant to
Section 5 hereof, this Escrow Agreement shall terminate and Escrow Agent shall have no further obligation or liability whatsoever with respect to this Escrow Agreement or the Escrow Funds.

         IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the date first above written.

                                    US DIAGNOSTIC INC.



                                    By:   ______________________________
                                    Title:______________________________


                                    USD PAYMENT CORPORATION, INC.



                                    By:   ______________________________
                                    Title:______________________________


                                    MEDICAL IMAGING CENTERS OF AMERICA, INC.



                                    By:   ______________________________
                                    Title:______________________________


                                    MEDITEK INDUSTRIES, INC.



                                    By:   ______________________________
                                    Title:______________________________


                                    MICA PACIFIC, INC.



                                    By:   ______________________________
                                    Title:______________________________


                                    MICA CAL I, INC.



                                    By:   ______________________________
                                    Title:______________________________


                                    MICA FLO I, INC.



                                    By:   ______________________________
                                    Title:______________________________

                                    INDEMNITORS' REPRESENTATIVE



                                    -------------------------------------
                                    Name: _______________________________

                                    DVI FINANCIAL SERVICES INC.



                                    By:   ______________________________
                                    Title:______________________________

                                    INDEMNITEE'S REPRESENTATIVE



                                    By:   ______________________________
                                    Title:______________________________


                                    ------------------------------------,
                                    AS ESCROW AGENT



                                    By:   ______________________________
                                    Title:______________________________

                                   SCHEDULE A

                          Fees Payable to Escrow Agent

                                    EXHIBIT G
                                     BUDGET

                                    EXHIBIT H

                     INTELLECTUAL PROPERTY LICENSE AGREEMENT

         THIS INTELLECTUAL PROPERTY LICENSE AGREEMENT (the "Agreement") is made and entered into as of __________________, 2002 (the "Effective Date"), by and between US Diagnostic Inc. ("Licensee") and DVI Financial Services Inc., or its designated wholly-owned subsidiary or Affiliate ("Licensor").

                                   WITNESSETH:

         WHEREAS, Licensee and Licensor have entered into an acquisition agreement dated as of [_____], 2002 (the "Acquisition Agreement") pursuant to which Licensor purchased the Acquired Assets, including the Intellectual Property described in Section 1.1(b)(vii) therein (such Intellectual Property, the "Licensed Intellectual Property") from Licensor and certain of its subsidiaries;

         WHEREAS, in connection with the Acquisition Agreement, Licensee continues to own the Retained Centers;

         WHEREAS, prior to the transfer and sale of the Licensed Intellectual Property by Licensee to Licensor, Licensee used the Licensed Intellectual Property in its operation and the operation of the Retained Centers;

         WHEREAS, Licensee desires to use the Licensed Intellectual Property, as such Licensed Intellectual Property was previously used by Licensee in its operation and the operation of the Retained Centers, solely in connection with its operation and liquidation (including the administration of its bankruptcy estate) and the operation and liquidation of the Retained Centers (collectively, the "Permitted Uses"); and

         WHEREAS, Licensor is willing to grant to Licensee the right to use the Licensed Intellectual Property solely for the Permitted Uses, subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         All capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Acquisition Agreement.

                                   ARTICLE II

                                GRANT OF LICENSE

         Section 2.1 Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee a non-exclusive, non-transferable right to use the Licensed Intellectual Property solely for the Permitted Uses. Licensee hereby accepts such grant and acknowledges and admits that no right, title, or interest in the Licensed Intellectual Property is transferred to Licensee other than the right to use the Licensed Intellectual Property as set forth in this Agreement. Licensee agrees not to do anything inconsistent with Licensor's ownership rights or which would cause damage, harm or dilution of the Licensed Intellectual Property; provided that Licensee may exercise the rights granted to Licensee hereunder.

         Section 2.2 Licensee shall not use any Licensed Intellectual Property in connection with any imaging center or other business other than the Permitted Uses.

                                   ARTICLE III
                                   ASSIGNMENT

         Section 3.1 This Agreement and the rights hereunder shall not be assignable or otherwise transferable by Licensee without the prior written consent of Licensor, and any attempt to assign or otherwise transfer this Agreement without such consent is null and void. Further, this Agreement and the rights hereunder may not be sub-licensed by Licensee without the prior written consent of Licensor; provided that, if applicable, the Selling Subsidiaries and Other Subsidiaries may use the Licensed Intellectual Property in connection with the Permitted Uses.

                                   ARTICLE IV
                      USE OF LICENSED INTELLECTUAL PROPERTY

         Section 4.1 Notices and Attribution. Licensee shall use commercially reasonable efforts to include legal notices and comply with all relevant legal requirements when using the Licensed Intellectual Property in order to give appropriate notice of Licensor's right, title and interest to the Licensed Intellectual Property.

         Section 4.2 Use of the Licensed Intellectual Property. Licensor reserves the right as owner of the Licensed Intellectual Property (which right shall not be used unreasonably) to specify all aspects of use of that Licensed Intellectual Property, including but not limited to, the manner, place, type, form, layout, design, channels of trade, channels of distribution, and media of or for the use, on or in connection with all displays, advertising, labels, product literature, Internet sites, sales promotion materials and all other forms of use of the Licensed Intellectual Property. All use of the Licensed Intellectual Property shall inure to the benefit of Licensor.

         Section 4.3 Quality Standards, Inspection and Testing. So that the value of the goodwill and reputation associated with the Licensed Intellectual Property will not be diminished, Licensee shall have the obligation to ensure that all goods or services offered in connection with any of the Licensed Intellectual Property shall be at least the same uniform high quality as offered by Licensee immediately prior to the Closing Date of the Acquisition Agreement. To monitor for Licensee's adherence to such obligations, Licensor shall have the right to inspect such goods and services, from time to time through duly authorized representatives. To the extent that such goods or services fail to meet the quality requirements set forth in this Agreement, those goods or services shall not be offered or sold or in any way promoted in connection with the Licensed Intellectual Property.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         Section 5.1 Licensor. Licensor represents and warrants to Licensee as follows:

                  (a) Licensor has full right, power and authority to execute, deliver and perform under this Agreement.

                  (b) The execution, delivery and performance of this Agreement by Licensor do not contravene any contractual restriction binding upon Licensor or affecting any of its properties, or the Certificate of Incorporation or Bylaws of Licensor.

                  (c) This Agreement has been duly executed and delivered by Licensor and is a legal, valid and binding obligation of Licensor enforceable against Licensor in accordance with its terms.

         Section 5.2 Licensee. Licensee represents and warrants to Licensor as follows:

                  (a) Licensee has full right, power and authority to execute, deliver and perform under this Agreement.

                  (b) The execution, delivery and performance of this Agreement by Licensee do not contravene any contractual restriction binding upon Licensee or affect any of its properties, or its Certificates of Incorporation or Bylaws.

                  (c) This Agreement has been duly executed and delivered by Licensee and is a legal, valid and binding obligation of Licensee enforceable against Licensee in accordance with its terms.

                                   ARTICLE VI

                         INDEMNIFICATION AND ARBITRATION

         Section 6.1 Indemnification by Licensor. Licensor shall indemnify, defend and hold Licensee and each of its affiliates, and each of Licensee's and its affiliates officers, directors, shareholders, agents and employees, harmless from and against any liability, loss, cost, expense (including reasonable attorneys' fees), damage, or penalty of any kind, on account of or resulting from (i) any breach by Licensor of its representations and warranties contained in Section 5.1 or (ii) any breach of any covenant contained in this Agreement.

         Section 6.2 Indemnification by Licensee. Licensee shall indemnify, defend and hold Licensor and each of its affiliates, and each of Licensor's and its affiliates officers, directors, shareholders, agents and employees, harmless from and against any liability, loss, cost, expense (including reasonable attorneys' fees), damage, or penalty of any kind, on account of or resulting from (i) any breach by Licensee of its representations and warranties contained in Section 5.2 or (ii) any breach of any covenant contained in this Agreement.

                                  ARTICLE VII

                       OWNERSHIP OF MARKS AND INFRINGEMENT

         Section 7.1 Ownership and Protection of Licensed Intellectual Property. Licensee acknowledges the validity of the Licensed Intellectual Property and Licensor's exclusive right, title, and interest in and to the Licensed Intellectual Property. Licensee shall not, and shall cause the Selling Subsidiaries and the Other Subsidiaries not to, at any time do or cause to be done, or fail to do or cause to be done, any act or thing, directly or indirectly, contesting or in any way impairing Licensor's right, title, or interest in the Licensed Intellectual Property, including without limitation using, registering or attempting to register any trademarks, trade names, service marks, logos, domain names, metatags, electronic mail (e-mail) addresses, server names or search engine markers that are identical or confusingly similar to any of the Licensed Intellectual Property. In addition, Licensee will take all commercially reasonable steps to guard against the dilution or misuse of the Licensed Intellectual Property.

         Section 7.2 Prosecuting Infringement. Each party shall promptly notify the other of any actual or threatened infringements, imitations, or unauthorized use of the Licensed Intellectual Property by a third party of which each party becomes aware, and Licensor shall be permitted to challenge such infringement, imitation, or unauthorized use. If within ninety (90) days after Licensor becomes aware or is notified of such actual or threatened infringements, imitations, or unauthorized use, Licensor does not notify Licensee of Licensor's intent to challenge, by formal or informal means, such infringement, imitation, or unauthorized use, Licensee may challenge the same, at Licensee's expense. Neither party shall make any settlement without the prior written approval of the other if that settlement will adversely affect the rights of the other under this Agreement. Each party shall advise the other periodically of the status of the action and promptly notify the other of any material developments. In the event that Licensor is paid any damages, settlement amount, or compensation in connection with any such action initiated by Licensor, Licensor shall retain any and all damages, settlement, or compensation paid in connection with any such action. In the event that Licensor decides not to challenge any alleged infringement, imitation, or unauthorized use, and Licensee pursue such challenge and are paid any damages, settlement amount, or compensation in connection with any such action initiated by Licensee, Licensee shall retain any and all damages, settlement, or compensation paid in connection with any such action. In the event that Licensor and Licensee decide to initiate any such action together, the responsibilities for and any damages, settlement amount, or compensation in connection with such action shall be shared.

                                  ARTICLE VIII

                              TERM AND TERMINATION

         Section 8.1 Term. This Agreement shall automatically terminate upon the earlier to occur of (i) the date that is twelve (12) months after the date of this Agreement or (ii) the final liquidation or sale of Licensee and all of the Retained Centers.

         Section 8.2 Consequences of Termination. Upon and after the expiration or termination of this Agreement, Licensee shall, and shall cause the Selling Subsidiaries and Other Subsidiaries to, cease all use of the Licensed Intellectual Property or of any marks or name confusingly similar thereto.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.1 Entire Agreement. This Agreement shall constitute the entire agreement between the parties hereto relating to the subject matter hereof, and supersedes and cancels all previous negotiations, understandings and agreements between the parties regarding the subject matter hereof. No conditions, use of trade, course of dealing, understanding or agreement purporting to vary, explain or supplement the terms of this Agreement shall be binding unless hereafter made in writing and signed by Licensor and Licensee.

         Section 9.2 Effect On Other Agreements. Nothing contained herein shall create any legal liability or obligation on the part of any party to this Agreement for any third party contracts, agreements, obligations or liabilities of the another party, unless a party to this Agreement expressly assumes such liability or obligation in a signed writing.

         Section 9.3 Nature of Relationship. Licensee acknowledges that it does not have authority to obligate or bind Licensor in any way. No provision of this Agreement shall be construed to create an agency, partnership or joint venture between the parties hereto.

         Section 9.4 Applicable Law. This Agreement shall be interpreted in accordance with the laws of the State of Delaware, without giving effect to its choice or conflict of laws principles.

         Section 9.5 Waiver. No waiver of any of the terms or conditions of this Agreement shall be effective or binding unless such waiver is in writing and is signed by all of the parties hereto, nor shall this Agreement be changed, modified, discharged or terminated other than in accordance with its terms, in whole or in part, except by a writing signed by all of the parties hereto. Waiver by any party of any term, provision or condition of this Agreement shall not be construed to be a waiver of any other term, provision or condition nor shall such waiver be deemed a subsequent waiver of the same term, provision or condition.

         Section 9.6 Severability. In the event any provision in this Agreement shall be deemed invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

         Section 9.7 Notices. Any notice required or which may be given hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand, or (c) the expiration of five (5) Business Days after the day when mailed by registered or certified mail

(postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

                  If to Licensor:

                  DVI Financial Services Inc.
                  2500 York Road Jamison, Pennsylvania 18929
                  Telecopy: (215) 488-5404
                  Attention: Richard Miller

                  with a copy to:

                  Drinker Biddle & Reath LLP
                  One Logan Square
                  18th & Cherry Streets
                  Philadelphia, Pennsylvania 19103
                  Telecopy: (215) 988-2757
                  Attention: Andrew C. Kassner, Esq.

                  If to Licensee:

                  US Diagnostic Inc.
                  250 Australian Avenue, 9th Floor
                  West Palm Beach, Florida 33401
                  Telecopy: (561) 832-8391
                  Attention: Leon Maraist, President

                  with copies to:

                  US Diagnostic Inc.
                  250 Australian Avenue, 9th Floor
                  West Palm Beach, Florida 33401
                  Telecopy: (561) 832-8391
                  Attention: Jerry Aron, Esq., General Counsel

                  and

                  Greenberg Traurig LLP
                  1221 Brickell Avenue
                  Miami, Florida 33131
                  Telecopy: (305) 579-0717
                  Attention: James P.S. Leshaw, Esq. and
                             Ira N. Rosner, Esq.

         Section 9.8 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

         Section 9.9 Further Assurances. Each party hereby covenants and agrees that, at any time from and after the Effective Date, it shall execute and deliver such other documents as may be reasonably required to implement any of the provisions of this Agreement.

         Section 9.10 Construction. Titles or captions of articles and paragraphs contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision hereof. Whenever required by the context, the singular number shall include the plural, the plural number shall include the singular, and the gender of any pronoun shall include all genders.

         Section 9.11 Counterparts. This Agreement may be executed in multiple copies, each of which shall be deemed an original and together which shall constitute one and the same instrument.

                         [Signatures on Following Page]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by its duly authorized officers as of date first above written.

                                    US DIAGNOSTIC INC.



                                    By:   ______________________________

                                    Its:  ______________________________

                                    DVI FINANCIAL SERVICES INC.



                                    By:   ______________________________

                                    Its:  ______________________________